Exhibit 10.2

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of May 19, 2009

among

PACIFIC ETHANOL HOLDING CO. LLC,
PACIFIC ETHANOL MADERA LLC,
PACIFIC ETHANOL COLUMBIA, LLC,
PACIFIC ETHANOL STOCKTON, LLC, and
PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrowers,

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrower Agent,

THE LENDERS REFERRED TO HEREIN,

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent for the Lenders,

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent for the Senior Secured Parties,

and

AMARILLO NATIONAL BANK,
as Accounts Bank

i

SCHEDULES

Schedule 1.01	Commitments
Schedule 2.01	Form of Interim Order
Schedule 5.07	Project Compliance
Schedule 5.08	Litigation
Schedule 5.10	Contracts
Schedule 5.18(a)(i)	Environmental Warranties
Schedule 5.18(d)(ii)	Underground Storage Tanks
Schedule 5.26	Legal Names and Places of Business
Schedule 5.27	Broker Fees
Schedule 5.29	Local Accounts
Schedule 6.01(n)	Initial DIP Budget
Schedule 7.01(h)	Insurance
Schedule 11.12	Notice Information

EXHIBITS

Exhibit A	Defined Terms
Exhibit 2.03	Form of Funding Notice
Exhibit 2.05	Form of Note
Exhibit 3.03	Form of Interest Period Notice
Exhibit 4.07	Form of Non-U.S. Lender Statement
Exhibit 11.03	Form of Lender Assignment Agreement

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”), dated as of May 19, 2009, is by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (as defined below) (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Boardman”), Pacific Ethanol Stockton, LLC, a Delaware limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), Pacific Holding, as Borrower Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH as collateral agent for the Senior Secured Parties and AMARILLO NATIONAL BANK, as accounts bank.

RECITALS

WHEREAS, on May 17, 2009 (the “Petition Date”), each Borrower (collectively, the “Debtors”) commenced Chapter 11 Case Nos. 09-11713 through 09-11717 (each a “Chapter 11 Case” or a “Case” and collectively, the “Chapter 11 Cases” or the “Cases”) by filing voluntary petitions for reorganization under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Borrowers continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, prior to the Petition Date, certain Lenders provided financing to each Borrower pursuant to the Credit Agreement, dated as of February 27, 2007, among each Borrower, the other parties signatory thereto, and each such Lender (as amended, modified or supplemented through the Petition Date, the “Pre-Petition Credit Agreement”);

WHEREAS, each Borrower has requested that the Lenders provide a senior secured, superpriority credit facility to the Borrowers to fund the working capital requirements of the Borrowers and for other purposes permitted under this Agreement during the pendency of the Chapter 11 Cases;

WHEREAS, each Lender is willing to make certain Post-Petition (as defined below) loans and other extensions of credit to each Borrower of up to such amount upon the terms and conditions set forth herein;

WHEREAS, each Debtor has agreed to secure all the Obligations by granting to the Collateral Agent a security interest in and Lien upon substantially all its existing and after-acquired personal and real property; and

WHEREAS, each Borrower acknowledges that they each will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01  Defined Terms.  Capitalized terms used in this Agreement, including its preamble and recitals, shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in Exhibit A.

Section 1.02  Principles of Interpretation.  a)  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have the same meanings when used in each Financing Document, notice and other communication delivered from time to time in connection with any Financing Document.

(b)            Unless the context requires otherwise, any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c)            All the agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment or waiver made in breach of this Agreement.

(d)            Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that (i) in the case of a Default only, such Default has not been cured or remedied, or has not been waived by the Required Lenders, before becoming an Event of Default and (ii) in the case of an Event of Default, such Event of Default has not been cured or remedied or has not been waived by the Required Lenders.

(e)            The term “knowledge” in relation to a Borrower, and any other similar expressions, shall mean knowledge of such Borrower after due inquiry.

(f)             Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(g)            The words “herein,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(h)            The words “include,” “includes” and “including” are not limiting.

(i)             The word “or” is not exclusive.

(j)             Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

Section 1.03  UCC Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04  Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

Section 1.05  Joint and Several.    The Obligations of each Borrower under this Agreement and each other Financing Document to which any Borrower is a party shall constitute the joint and several obligations of all Borrowers. All representations, warranties, undertakings, agreements and obligations of each Borrower expressed or implied in this Agreement or any other Financing Document shall, unless the context requires otherwise, be deemed to be made, given or assumed by the Borrowers jointly and severally.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01  Revolving Loans.  i)  Each Revolving Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a “Revolving Loan”) to the Borrowers, from time to time but not more frequently than six (6) times each calendar month, until the last Business Day immediately preceding the Maturity Date, in an aggregate principal amount from time to time outstanding not in excess of (i) during the period from the date of entry of the Interim Order by the Bankruptcy Court through the date of entry of the Final Order by the Bankruptcy Court, the product of (A) seven million Dollars ($7,000,000) and (B) the Revolving Loan Commitment Percentage of such Revolving Lender and (ii) from the date of entry of the Final Order by the Bankruptcy Court to the Maturity Date, the Revolving Loan Commitment of such Revolving Lender.

(b)            Each Funding of Revolving Loans shall be in the minimum amount of one hundred thousand Dollars ($100,000).

(c)           Proceeds of each Revolving Loan shall be deposited into the Revenue Account (or as otherwise agreed by the Administrative Agent and specified in the relevant Funding Notice) and applied solely in accordance with this Agreement and shall be used solely in accordance with the then-current DIP Budget.

(d)            Within the limits set forth in Section 2.01(a), the Borrowers may pay or prepay and reborrow Revolving Loans.

Section 2.02  Roll Up Loans.  ii)  Concurrent with the funding by a Revolving Lender of a Revolving Loan, an amount of such Lender's (or an Affiliate of such Lender) Pre-Petition Term Loan equal to 150% of the amount of such Revolving Loan will be converted into a roll up loan (each  a “Roll Up Loan”); provided that (i) repayment of a Revolving Loan will not reduce the amount of the outstanding Roll Up Loans and (ii) the aggregate Roll Up Loans will not exceed the Aggregate Roll Up Commitment.

(b)           Each party hereto acknowledges that pursuant to Section 2.02(b) the amount of Pre-Petition Term Loans held by each Roll Up Lender (or Affiliate of such Roll Up Lender) shall be reduced by an amount equal to the amount of Roll Up Loans made by such Roll Up Lender.

(c)            All Roll Up Loans shall have the benefit of Section 364(e) of the Bankruptcy Code.

(d)           Roll Up Loans paid or prepaid may not be reborrowed.

Section 2.03  Notice of Fundings.  iii)  From time to time, but not more frequently than six (6) times each calendar month, the Borrowers may propose a Funding by delivering to the Administrative Agent a properly completed Funding Notice not later than 12:00 noon, New York City time, five (5) Business Days prior to the proposed Funding Date; provided, however, that such prior notice period shall not apply to the initial Funding.  Each Funding Notice delivered pursuant to this Section 2.03 shall be irrevocable and shall refer to this Agreement and specify (i) whether such Funding is requested to be of Eurodollar Loans and/or Base Rate Loans, (ii) the requested Funding Date (which shall be a Business Day), and (iii) the amount of such requested Funding.

(b)          The Administrative Agent shall promptly advise each Lender of any Funding Notice given pursuant to this Section 2.03, and of each such Lender’s portion of the requested Funding.

Section 2.04  Funding of Loans.  iv)  Subject to Section 2.04(d), each Funding shall consist of Revolving Loans made by the Lenders ratably in accordance with their respective applicable Commitment Percentages and shall consist of Eurodollar Loans or Base Rate Loans as the Borrowers may request pursuant to Section 2.03 (Notice of Fundings); provided, however, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender).

(b)           Subject to Section 4.04 (Obligation to Mitigate), each Lender may (without relieving any Borrower of its obligation to repay a Revolving Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any such Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that the use of such domestic or foreign branch does not result in any increased costs payable by any of the Borrowers hereunder.

(c)           Subject to Section 2.04(d), each Lender shall make a Revolving Loan in the amount of its applicable Commitment Percentage of each Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. New York City time, and the Administrative Agent shall deposit the amounts so received into the Revenue Account; provided, that if a Funding does not occur on the proposed Funding Date because any condition precedent to such requested Funding herein specified has not been met, the Administrative Agent shall return the amounts so received to the respective Lenders without interest.

(d)           Unless the Administrative Agent has been notified in writing by any Lender prior to a proposed Funding Date that such Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender and, if such Lender pays such amount (together with the interest noted below), then the amount so paid shall constitute such Lender’s Revolving Loan included in such Funding.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at an interest rate per annum equal to (i) in the case of a payment made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment made by the Borrowers, the Base Rate plus the Applicable Margin.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder.  Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Administrative Agent may, with prior notice to the Borrowers, apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender’s failure to fund its applicable share of any Funding hereunder.  A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amounts owing under this Section 2.04(d) shall be conclusive, absent manifest error.

Section 2.05  Evidence of Indebtedness.  v)  Each Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business, including the Register for the recordation of the Loans maintained by the Administrative Agent in accordance with the provisions of Section 11.03(c) (Assignments).  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)           The Borrowers agree that in addition to the Register, the Loans made by each Lender shall be evidenced, in each case when requested by a Lender, by a Note or Notes duly executed on behalf of each Borrower, dated the Closing Date (or, if later, the date of any such request) payable to the order of such Lender in a principal amount equal to such Lender’s Revolving Loan Commitment or Roll Up Loan Commitment, as applicable.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

Section 2.06  Termination or Reduction of Commitments.  vi)  Any Commitments shall be automatically and permanently terminated on the Maturity Date.

(b)           Any unused Commitments shall be terminated upon the occurrence of an Event of Default if and to the extent required pursuant to Section 9.02 (Action Upon Event of Default) in accordance with the terms thereof.

(c)           The Aggregate Commitment shall be automatically reduced to the extent and in the amount of any prepayment of the Loans pursuant to Section 3.08 (Mandatory Prepayment) .

Section 2.07  Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority or due to a temporary disruption in the financial markets generally, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (in each case, a “Defaulted Loan”), then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be a Non-Voting Lender; and (ii) to the extent permitted by applicable law, during any Default Period and until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans shall be applied to the outstanding Loans of Lenders other than Defaulting Lenders prior to the outstanding Loans of the Defaulting Lenders, (B) any mandatory prepayment of the Loans shall be applied to the outstanding Loans of Lenders other than Defaulting Lenders prior to the outstanding Loans of the Defaulting Lenders, (C) such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 3.11 (Fees) with respect to such Defaulting Lender’s Commitment; and (D) availability of Loans pursuant to Section 2.01(a) (Loans) shall, as at any date of determination, be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.07, performance by the Borrowers of their obligations hereunder and the other Financing Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.07. The rights and remedies against a Defaulting Lender under this Section 2.07 are in addition to other rights and remedies which the Borrowers may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.08  Security Interest.  b)  In order to supplement the Orders without in any way diminishing or limiting the effect of the Orders or the security interest, pledge, lien, mortgage or deed of trust granted thereunder, to secure the timely payment in full when due (whether at stated maturity, upon acceleration or optional or mandatory prepayment) in cash and performance in full of all the Obligations, each Debtor does hereby collaterally assign, grant and pledge to the Collateral Agent, for the benefit of the Collateral Agent, each other Agent and each Lender, all the estate, right, title and interest of such Debtor in, to and under, whether now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear, the Collateral.

(b)           The Liens and security interests granted hereunder shall continue to be valid and perfected and with the specified priority without the necessity that financing statements be filed or that any other action be taken or document or instrument registered or delivered, under applicable non-bankruptcy law.

(c)           Notwithstanding any failure on the part of any Debtor or the Collateral Agent to perfect, maintain, protect or enforce the Liens and security interests in the Collateral granted hereunder, the Orders shall automatically, and without further action by any Person, perfect such Liens and security interests against the Collateral.

Section 2.09  Super-Priority Nature of Obligations.

(a)           All Obligations shall constitute administrative expenses of the Borrowers in the Chapter 11 Cases, with administrative priority and senior secured status under Sections 364(c) and 364(d) of the Bankruptcy Code.  Subject to the Carve-Out, such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, and shall at all times be senior to the rights of the Borrowers, the estates of the Borrowers, and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent proceeding or case under the Bankruptcy Code.

(b)           All Obligations shall at all times, subject to the Carve-Out, (i) subject to Section 364(d)(1) of the Bankruptcy Code, be secured by fully perfected first priority, valid, binding, enforceable, non-avoidable and automatically perfected priming security interest in and Liens upon (the “Priming Liens”) the Collateral (as such term is defined in the Pre-Petition Credit Agreement) and (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, be secured by fully perfected first priority, valid, binding, enforceable, non-avoidable and automatically perfected security interest in and liens upon the Collateral (other than Collateral referenced in clause (i)) whether created, existing or acquired prior or subsequent to the commencement of the Cases (the “First Liens” and, together with the Priming Liens, the “DIP Liens”).  The DIP Liens, and the priorities accorded to the Obligations, shall have the priority and senior secured status afforded by Sections 364(c) and 364(d)(l) of the Bankruptcy Code, all as more fully set forth in the Interim Order and Final Order.

(c)           The DIP Liens under Sections 364(c)(2),(c)(3) and (d) of the Bankruptcy Code, and the administrative claims under Section 364(c)(1) of the Bankruptcy Code, in each case afforded the Obligations, shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code subject and subordinate only to the Carve-Out.

Section 2.10  Payment of Obligations.

On the Maturity Date, the Senior Secured Parties shall be entitled to immediate payment of all outstanding Obligations without further application to or order of the Bankruptcy Court.

Section 2.11  Liens.

(a)           The Debtors covenant and agree that the DIP Facility and all Obligations will at all times be secured by the DIP Liens as set forth in the Interim Order and the Final Order, as applicable.

(b)           The DIP Liens on Collateral of the Debtors will not be subject to challenge and will attach and become valid and perfected upon entry of the Interim Order without any requirement of any further action by the Collateral Agent.  Other than the DIP Liens, the Collateral will be free and clear of all Liens, claims and encumbrances other than Permitted Liens.

(c)           The Orders are sufficient and conclusive evidence of the creation, validity, perfection and priority of the DIP Liens without the necessity of filing, recording or delivering any financing statement or other instrument or document that may otherwise be required under the law of any jurisdiction or the taking of any action (including entering into any deposit control agreement or delivering original certificates representing pledged Equity Interests that constitute “Certificated Securities” under the UCC) to validate or perfect the DIP Liens or to entitle the Collateral Agent to the priorities granted by or pursuant to this Agreement, any Financing Document or any of the Orders.  Notwithstanding the foregoing, the Collateral Agent may take any and all actions without further order of the Bankruptcy Court, and shall be granted relief from the automatic stay, to evidence, confirm, validate or perfect or to insure the contemplated priority of, the DIP Liens granted to the Collateral Agent for the benefit of the Senior Secured Parties and each Debtor shall execute and deliver to the Collateral Agent all such financing statements, mortgages, notices or other documents and instruments as the Collateral Agent may request in connection therewith.

Section 2.12  No Discharge; Survival of Claims.

The Borrowers agree that (i) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in any Chapter 11 Case (and the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge) and (ii) the super-priority administrative claim granted pursuant to the Interim Order and Final Order and described in Section 2.09 (Super-Priority Nature of Obligations) and the Liens granted to the Collateral Agent pursuant to the Interim Order and Final Order and described in Section 2.09 (Super-Priority Nature of Obligations) shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case.

Section 2.13  Release.

The Borrowers hereby acknowledge, effective upon entry of the Interim Order and subject to the terms thereof, that the Borrowers have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Borrowers’ liability to repay the Senior Secured Parties as provided in this Agreement or any other Financing Document or to seek affirmative relief or damages of any kind or nature from any Senior Secured Party.  Subject to the Orders, the Borrowers, each in their own right on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, and any Affiliates and any Person acting for and on behalf of, or claiming through them, (collectively, the “Releasing Parties”), hereby fully, finally and forever release and discharge  each Senior Secured Party, its Affiliates, and their respective past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the “Released Parties”) of and from any and all past and present actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever (the “Released Claims”), whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages, including, without limitation, those payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, any other Financing Document, the Interim Order, the Final Order or the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

Section 2.14  Waiver of Priming Rights.

Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligations shall be outstanding, the Borrowers hereby irrevocably waive any right, pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Liens securing the Obligations, or to approve a claim of equal or greater priority than the Obligations, other than with respect to adequate protection Liens approved by order of the Bankruptcy Court in the Interim Order or the Final Order.

Section 2.15  Priority of Claim.

The Debtors covenant and agree that the Obligations at all times will constitute DIP Administrative Claims, subject only to the Carve-Out.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01  Repayment of Loans.  The Borrowers unconditionally and irrevocably promise to pay in full to the Administrative Agent, for the ratable account of each Lender, the aggregate outstanding principal amount of the Loans on the Maturity Date; provided, that upon the effectiveness of an Approved Plan the aggregate outstanding principal amount of the Roll Up Loans shall be payable in accordance with the terms of such Approved Plan.

Section 3.02  Interest Payment Dates.  i)  Interest accrued on each Revolving Loan shall be payable, without duplication:

(i)	on the Maturity Date;

(ii)	with respect to Eurodollar Loans, the last day of each applicable Interest Period or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan;

(iii)	with respect to Base Rate Loans, on each Monthly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan; and

(iv)	with respect to any Revolving Loan, on any date when such Revolving Loan is prepaid hereunder.

(b)           Interest accrued on each Roll Up Loan shall be payable on the Maturity Date; provided, however, that upon the effectiveness of an Approved Plan the interest accrued on each Roll Up Loan shall be payable in accordance with the terms of such Approved Plan.

(c)           Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date for such Loan, any Monthly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(d)           Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an insolvency proceeding exists in respect of any Borrower, and to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendency of an insolvency proceeding.

Section 3.03  Interest Rates.  ii)  Pursuant to each properly delivered Funding Notice, (i) the Eurodollar Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, (ii) each Base Rate Loan shall accrue interest at a rate per annum during each Monthly Period equal to the sum of the Base Rate for such Monthly Period plus the Applicable Margin and (iii) the Roll Up Loans shall accrue interest in accordance with the terms of the Pre-Petition Credit Agreement applicable to the Pre-Petition Term Loans that are Base Rate Loans (as such term is defined therein) without giving effect to any Event of Default (as such term is defined therein).

(b)           On or before 12:00 noon, New York City time, at least four (4) Business Days prior to the end of each Interest Period for each Eurodollar Loan, the Borrowers shall, and at least four (4) Business Days prior to the end of any Monthly Period for any Base Rate Loans, the Borrowers may, deliver to the Administrative Agent an Interest Period Notice setting forth the Borrowers’ election (i) to continue any such Eurodollar Loan as (or convert any such Base Rate Loan to) a Eurodollar Loan or (ii) to convert any such Eurodollar Loan to a Base Rate Loan at the end of the then-current Interest Period; provided, that if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods.  Upon the waiver or cure of such Event of Default, the Borrowers shall have the option to continue such Loans as Base Rate Loans and/or to convert such Loans to Eurodollar Loans (by delivery of an Interest Period Notice), subject to the notice periods set forth above.  Notwithstanding anything to the contrary, any portion of the Loans maturing in less than one month may not be continued as, or converted to, Eurodollar Loans and will automatically convert to Base Rate Loans at the end of the then-current Interest Period.

(c)           If the Borrowers fail to deliver an Interest Period Notice in accordance with Section 3.03(b) with respect to any Eurodollar Loan, such Eurodollar Loan shall automatically continue as a Eurodollar Loan.

(d)           All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

(e)           Notwithstanding anything to the contrary, the Borrowers shall have, in the aggregate, no more than  eight (8) separate Eurodollar Loans outstanding at any one time.  For purposes of the foregoing, all Eurodollar Loans commencing on the same day of a month (notwithstanding that such Eurodollar Loans commence in different months) shall be considered a single Eurodollar Loan.

(f)           All Base Rate Loans shall bear interest from and including the first day of each Monthly Period (or the day on which Eurodollar Loans are converted to Base Rate Loans as required under Section 3.03(b) or under Article IV (Eurodollar Rate and Tax Provisions)) to (and including) the next succeeding Monthly Payment Date at the interest rate determined as applicable to such Base Rate Loan.

Section 3.04  Default Interest Rate.  (a) If all or a portion of (i) the principal amount of any Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (ii) any Obligation (other than principal on the Loans) is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the applicable rate in effect plus such two percent (2%) per annum, the “Default Rate”), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(b) Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default specified in Section 3.04(a)), the Borrowers shall pay interest (after as well as before judgment) on the Loans at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) until such Event of Default is cured or waived.

Section 3.05  Interest Rate Determination.  The Administrative Agent shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrowers and the Lenders of such determination, and its determination thereof shall be conclusive in the absence of manifest error.

Section 3.06  Computation of Interest and Fees.  iii)  All computations of interest for Base Rate Loans when the Base Rate is determined by WestLB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All computations of interest for Eurodollar Loans and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate shall be made on the basis of a 360-day year and actual days elapsed.

(b)           Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c)           Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.07  Optional Prepayment.  iv)  The Borrowers shall have the right at any time, and from time to time, to prepay the Revolving Loans, in whole or in part, upon not fewer than three (3) Business Days’ prior written notice to the Administrative Agent.

(b)           Each notice of prepayment given by the Borrowers under this Section 3.07 shall specify the prepayment date and the portion of the principal amount of the Revolving Loans to be prepaid.  All prepayments under this Section 3.07 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Revolving Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(c)           Amounts of principal prepaid under this Section 3.07 shall be allocated by the Administrative Agent first, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder; second, to the payment of all accrued and unpaid interest then due and payable on the Revolving Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment; third, to the payment of principal of Revolving Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment but without a reduction in the Commitments; fourth, to the payment of all accrued and unpaid interest then due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; and fifth, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment.

(d)           Subject to Section 3.7 (c) first, amounts prepaid pursuant to this Section 3.07  may be reborrowed.

Section 3.08  Mandatory Prepayment.  v)  The Borrowers shall be required to prepay the Loans:

(i)	within three (3) Business Days of receipt by any Borrower of any Project Document Termination Payments, an amount equal to such Project Document Termination Payments;

(ii)	within three (3) Business Days of receipt by any Borrower of any Condemnation Proceeds, an amount equal to such Condemnation Proceeds;

(iii)	within three (3) Business Days of receipt by any Borrower of any Insurance Proceeds, an amount equal to such Insurance Proceeds;

(iv)
within three (3) Business Days of receipt by any Borrower of any Net Cash Proceeds (not constituting Insurance Proceeds or Condemnation Proceeds) of any Disposition (including the sale of all or substantially all the assets of the Debtors) an amount equal to such Net Cash Proceeds; and

(v)
within one (1) Business Day of receipt of the Net Cash Proceeds derived  from the following occurrence, if at any time prior to the repayment in full of all Obligations, including subsequent to the confirmation of any reorganization plan, any of the Debtors, any trustee, any examiner with enlarged powers or any responsible officer subsequently appointed, shall incur Indebtedness in violation of the terms of the Interim Order, the Final Order or this Agreement.

(b)           All prepayments under this Section 3.08 shall be made by the Borrowers to the Administrative Agent for the account of the Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(c)           Amounts of principal prepaid under this Section 3.08  shall be allocated by the Administrative Agent first, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder; second, to the payment of all accrued and unpaid interest then due and payable on the Revolving Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment; third, to the payment of principal of Revolving Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment and a corresponding reduction in the Revolving Loan Commitments; fourth, to the payment of all accrued and unpaid interest then due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; fifth, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; sixth, to the payment of all accrued and unpaid interest then due and payable on the Roll Up Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment; seventh, to the payment of principal of the Roll Up Loans pro rata among the Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment and a corresponding reduction in the Roll Up Loan Commitments; eighth, to the payment of all accrued and unpaid interest then due and payable on the Roll Up Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; and ninth, to the payment of principal of the Roll Up Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment.

(d)           Amounts prepaid pursuant to this Section 3.08  may not be reborrowed.

Section 3.09  Time and Place of Payments.  vi)  The Borrowers shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars in immediately available funds to the Administrative Agent at the following account:  JPMorgan Chase Bank - NY, Acct. #920-1-060663, for the Account of WestLB AG-NY Branch, ABA #021-000-021, Ref: Pacific Ethanol DIP Loan, Attention: Andrea Bailey, or at such other office or account as may from time to time be specified by the Administrative Agent to the Borrowers.  Funds received after 12:00 noon New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

(b)           The Administrative Agent shall promptly remit in immediately available funds to each Senior Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Senior Secured Party.

(c)           Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to Eurodollar Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.10  Fundings and Payments Generally.  vii)  Unless the Administrative Agent has received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders the amount due.  If the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 3.10(a) shall be conclusive, absent manifest error.

(b)           Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

Section 3.11  Fees.  viii)  On the date of the first Funding, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a facility fee equal to two percent (2.0%) of the Aggregate Revolving Loan Commitment.

(b)           On the date of the first Funding, the Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, a structuring fee equal to one percent (1.0%) of the Aggregate Revolving Loan Commitment.

(c)           From and including the date hereof until the Maturity Date, the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, on each Monthly Payment Date, a commitment fee (the “Commitment Fee”) equal to two percent (2.0%) per annum on the average daily amount by which the Aggregate Revolving Loan Commitment exceeds the outstanding amount of the Revolving Loans during the immediately preceding month.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial month, as applicable.

(d)           All Fees shall be paid on the dates due, in immediately available funds.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.12  Pro rata Treatment.  ix)  Except as otherwise expressly provided herein (including Section 4.01 (Eurodollar Rate Lending Unlawful) and Section 2.07 (Defaulting Lenders)), each Funding of Revolving Loans, making of Roll Up Loans and reduction of commitments of any type shall be allocated by the Administrative Agent pro rata among the Lenders in accordance with their respective applicable Commitment Percentages.

(b)           Except as required under Section 2.07 (Defaulting Lenders), Section 3.07 (Optional Prepayment), Section 3.08 (Mandatory Prepayment) or Article IV (Eurodollar Rate and Tax Provisions), each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of the type being repaid, each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their outstanding Loans of the type in respect of which interest is being paid, and each payment of fees on the Commitments shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective Commitments of the type to which such fees relate.

(c)           Each Lender agrees that in computing such Lender’s portion of any Funding to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Funding to the next higher or lower whole Dollar amount.

Section 3.13  Sharing of Payments.  x)  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Article IV (Eurodollar Rate and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Lenders holding Loans of such type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (x) the amount of such selling Lender’s required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.15 (Right of Setoff)) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b)           If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.13 to share in the benefits of any recovery on such secured claim.

ARTICLE IV

EURODOLLAR RATE AND TAX PROVISIONS

Section 4.01  Eurodollar Rate Lending Unlawful.  xi)  If any Lender reasonably determines (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers absent manifest error) that the introduction of or any change in or in the interpretation of any Law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts after the date hereof that it is unlawful, for such Lender to make, maintain or fund any Loan as a Eurodollar Loan, the obligations of such Lender to make, maintain or fund any Loan as a Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such Law or assertion.  Upon any such conversion the Borrowers shall pay any accrued interest on the amount so converted and, if such conversion occurs on a day other than the last day of the then-current Interest Period for such affected Eurodollar Loans, such Lender shall be entitled to make a request for, and the Borrowers shall pay, compensation for breakage costs under Section 4.05 (Funding Losses).

(b)           If such Lender notifies the Borrowers that the circumstances giving rise to the suspension described in Section 4.01(a) no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of any such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.02  Inability to Determine Eurodollar Rates.  xii)  In the event, and on each occasion, that on or before the day that is three (3) Business Days prior to the commencement of any Interest Period for any Eurodollar Loan, the Administrative Agent shall have determined in good faith that (i) Dollar deposits in the amount of such Loan and with an Interest Period similar to such Interest Period are not generally available in the London interbank market, or (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making, maintaining or funding the principal amount of such Loan during such Interest Period, or (iii) adequate and reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall forthwith notify the Borrowers and the Lenders of such determination, whereupon each such Eurodollar Loan will automatically, on the last day of the then-existing Interest Period for such Eurodollar Loan, convert into a Base Rate Loan.  In the event of any such determination pursuant to Section 4.02(a)(i) or (iii), any Funding Notice delivered by the Borrowers shall be deemed to be a request for a Base Rate Loan until the Administrative Agent determines that the circumstances giving rise to such notice no longer exist.  In the event of any determination pursuant to Section 4.02(a)(ii), each affected Lender shall, and is hereby authorized by the Borrowers to, fund its portion of the Loans as a Base Rate Loan.  Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

(b)           Upon the Administrative Agent’s determination that the condition that was the subject of a notice under Section 4.02(a) has ceased, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon the Borrowers may elect (by delivering an Interest Period Notice) to convert any such Base Rate Loan to a Eurodollar Loan on the last day of the then-current Monthly Period in accordance with this Agreement.

Section 4.03  Increased Eurodollar Loan Costs.  If after the date hereof, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) with any request or directive (whether or not having the force of law) of any Governmental Authority would increase the cost (other than with respect to Taxes, which are addressed in Section 4.07 (Taxes)) to such Lender of, or result in any reduction in the amount of any sum receivable by such Lender (whether of principal, interest or any other amount) in respect of, making, maintaining or funding (or of its obligation to make, maintain or fund) the Loans as Eurodollar Loans, then the Borrowers agree to pay to the Administrative Agent for the account of such Lender the amount of any such increase or reduction.  Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons (including the basis for determination) therefor and the additional amount required to compensate fully such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrowers directly to such Lender within thirty (30) days of delivery of such notice, and such notice shall be binding on the Borrowers absent manifest error.

Section 4.04  Obligation to Mitigate.  xiii)  Each Lender agrees after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), or 4.06 (Increased Capital Costs) or to receive additional amounts pursuant to Section 4.07 (Taxes), such Lender shall use reasonable efforts to make, fund or maintain its affected Loan through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loan through such other lending office would not be disadvantageous to such Lender, contrary to such Lender’s normal banking practices or violate any applicable Law.

(b)           No change by a Lender in its Domestic Office or Eurodollar Office made for such Lender’s convenience shall result in any increased cost to the Borrowers.

(c)           If any Lender demands compensation pursuant to Section 4.03 (Increased Eurodollar Loan Costs) or 4.06 (Increased Capital Costs) with respect to any Eurodollar Loan, the Borrowers may, at any time upon at least three (3) Business Day’s prior notice to such Lender through the Administrative Agent, elect to convert such Loan into a Base Rate Loan.  Thereafter, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, all such Eurodollar Loans by such Lender shall bear interest as Base Rate Loans.  If such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of each such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.05  Funding Losses.  In the event that any Lender incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Eurodollar Loan, and any customary administrative fees charged by such Lender in connection with the foregoing, but excluding any lost profits) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.07 (Optional Prepayment), 3.08 (Mandatory Prepayment), 4.01(a) (Eurodollar Rate Lending Unlawful) or otherwise or (b) the Borrowers failing to make a Funding in accordance with any Funding Notice; then, upon the written notice (including the basis for determination) of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within thirty (30) days of receipt thereof, pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice shall be binding on the Borrowers absent manifest error.

Section 4.06  Increased Capital Costs.  If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable Law or guideline, or request (whether or not having the force of law) of any Governmental Authority affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Loan is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall pay within thirty (30) days after such demand directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including the basis for determination) shall be binding on the Borrowers absent manifest error.

Section 4.07  Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Taxes, unless required by Law; provided that if any Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)           Payment of Other Taxes by the Borrowers.  In addition, the Borrowers shall timely pay any Indemnified Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document and not collected by withholding at the source as contemplated by Section 4.07(a) to the relevant Governmental Authority in accordance with applicable Law.

(c)           Indemnification by the Borrowers.  The Borrowers shall indemnify each Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) paid by such Agent or Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto (other than those resulting from the gross negligence or willful misconduct of such Agent or Lender), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability (including the basis of determination) delivered to the Borrowers by a Lender or Agent, as the case may be, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as reasonably practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Foreign Lenders.  Each Lender (including any Participant and any other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) that is not a United States Person (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent two (2) copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN or Form W 8IMY (with supporting documentation), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrowers under the Financing Documents, together with, in the case of a Non-U.S. Lender that is relying on an exemption pursuant to Section 871(h) or 881(c) of the Code, a statement substantially in the form of Exhibit 4.07 certifying that such Lender is not a bank described in Section 881(c)(3)(A) of the Code.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by U.S. taxing authorities for such purpose).  The Borrowers shall not be obligated to pay any additional amounts in respect of U.S. federal income taxes pursuant to this Section 4.07 (or make an indemnification payment pursuant to this Section 4.07) to any Lender (or any Participant or other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure by such Lender to comply with this Section 4.07(e).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce each Agent, each Lender and each other party hereto (other than the Borrowers) to enter into this Agreement and to induce each Lender to make the Loans hereunder, each Borrower represents and warrants to each Agent and each Lender as set forth in this Article V on the date hereof, on the Closing Date, on the date of each Funding Notice and on each Funding Date (in each case, except to the extent such representations and warranties expressly relate to a future date or as otherwise provided in Article VI (Conditions Precedent)).

Section 5.01  Organization; Power and Compliance with Law.  Each Borrower (a) is a duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted by such Borrower and is in good standing in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) subject to the entry of the Orders, has all requisite entity power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party and to conduct its business as currently conducted by it.

Section 5.02  Due Authorization; Non-Contravention.  Subject to the entry of the Orders, the execution, delivery and performance by each Borrower of each Transaction Document to which it is a party are within such Borrower’s organizational powers, have been duly authorized by all necessary action, and do not:

(a)           contravene such Borrower’s Organic Documents;

(b)           contravene in any material respect any Law binding on or affecting such Borrower;

(c)           contravene any Contractual Obligation binding on or affecting such Borrower;

(d)           require any consent or approval under such Borrower’s Organic Documents that has not been obtained;

(e)           require any consent or approval under any Contractual Obligations binding on or affecting such Borrower other than any approvals or consents which have been obtained; or

(f)           result in, or require the creation or imposition of, any Lien on any of such Borrower’s properties other than Permitted Liens.

Section 5.03  Governmental Approvals.

(a)           Subject to the entry of the Orders, all material Governmental Approvals that are required to be obtained by any Borrower in connection with (i) the due execution, delivery and performance by such Borrower of the Financing Documents to which it is a party and (ii) the grant by the Debtors of the DIP Liens and the validity, perfection and enforceability thereof have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable.

(b)           All Necessary Project Approvals are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable except as a result of the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant.  There is no action, suit, investigation or proceeding pending or to the knowledge of each Borrower, threatened that could reasonably be expected to result in the modification, rescission, termination or suspension of any Necessary Project Approval that could reasonably be expected to have a Material Adverse Effect.

(c)           The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of any Borrower in connection with each Necessary Project Approval was accurate and complete in all material respects at the time of submission and continues to be accurate in all material respects and complete in all respects to the extent required for the continued effectiveness of such Necessary Project Approval.

Section 5.04  Investment Company Act.  No Borrower is, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein no Borrower will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.05  Validity of Financing Documents.  Each Financing Document to which any Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its respective terms.

Section 5.06  Financial Information.  Each of the financial statements of Pacific Ethanol delivered pursuant to Section 6.01(g) (Conditions to Closing – Financial Statements) and Sections 7.03(a) and (b) (Reporting Requirements) has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of the Borrowers as at the dates thereof and the results of their operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

Section 5.07  Project Compliance.  xiv)  Except as set forth on Schedule 5.07, Each Plant conforms in all material respects to and complies in material respects with all federal, state and local zoning, environmental, land use and other applicable Laws and the requirements of all Necessary Project Approvals.  Each Plant is and will continue to be owned and maintained in material compliance  with all applicable Laws and the requirements of all Necessary Project Approvals.

(b)           Each Plant is and will continue to be owned and maintained in compliance in all material respects with all of the Borrowers’ Contractual Obligations (including the Project Documents applicable to such Plant, taking into account any cure or grace periods thereunder) (except, (i) in the case of Contractual Obligations other than Project Documents, to the extent such failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to such Plant or Borrower and (ii) the cessation of operations and Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant).

Section 5.08  Litigation.  xv)   Except as set forth on Schedule 5.08, no action, suit, proceeding or investigation has been instituted and not stayed pursuant to the Bankruptcy Code or threatened against any Borrower (including in connection with any Necessary Project Approval) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on any Plant or any Borrower;

(b)           Except as set forth on Schedule 5.08, no action, suit, proceeding or investigation has been instituted and not stayed pursuant to the Bankruptcy Code or threatened against any Major Project Party that is an Affiliate of a Borrower and that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(c)           to the knowledge of each Borrower, no action, suit, proceeding or investigation has been instituted and not stayed pursuant to the Bankruptcy Code or threatened against any Major Project Party that is not an Affiliate of a Borrower and that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.09  Sole Purpose Nature; Business.  None of the Borrowers has conducted nor is conducting any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.

Section 5.10  Contracts.

(a)           All contracts, agreements, instruments, letters, understandings, or other documentation to which any Borrower is a party or by which it or any of its properties is bound as of the date hereof (other than the Financing Documents), including the Project Documents (including all documents amending, supplementing, interpreting or otherwise modifying or clarifying such agreements and instruments) are listed in Schedule 5.10.

(b)           All Necessary Project Contracts are in full force and effect except such Necessary Projects Contracts the invalidity of which could not reasonably be expected to have a Material Adverse Effect.

(c)           As of any date (after the date hereof) on which this representation is made or deemed repeated, there are no material contracts, agreements, instruments, or documents between any Borrower and any other Person relating to any Borrower or the Project other than (i) the Transaction Documents, (ii) the agreements listed in Schedule 5.10, and (iii) any other agreements permitted by this Agreement.

Section 5.11  Collateral.  xvi)  The Collateral includes all of the Equity Interests owned by and all of the tangible and intangible assets of each Debtor (except as otherwise provided in this Agreement).

(b)           The respective Liens and security interests (i) granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Bankruptcy Code constitute, as to personal property included in the Collateral, a valid first-priority security interest in such personal property and (ii) as to the Mortgaged Property, constitute a valid first-priority Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens.

(c)           The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant hereto will be perfected upon entry of the Interim Order without any requirement of any further action by the Collateral Agent.

Section 5.12  Ownership of Properties.  xvii)  Madera has a good and valid fee ownership interest in the Site for the Madera Plant.  Boardman has a good and valid leasehold interest or valid fee ownership in the Site for the Boardman Plant.  Burley has a good and valid fee ownership interest in the Site for the Burley Plant.  Stockton has a good and valid leasehold interest or valid fee ownership in the Site for the Stockton Plant.

(b)           The Borrowers have a good and valid ownership interest, leasehold interest, license interest or other right of use in all their property and assets (tangible and intangible) included in the Collateral except for any such rights the absence of which in the aggregate would not be material.  Such ownership interests, leasehold interest, license interest or other rights of use  are and will be sufficient to permit operation of the Plants substantially in accordance with the Project Documents applicable to each such Plant.  None of said properties or assets are subject to any Liens or, to the knowledge of each Borrower, any other claims of any Person, including any easements, rights of way or similar agreements affecting the use or occupancy of the Project, any Plant or any Site, other than Permitted Liens and, with respect to claims, to the extent permitted by Section 5.08 (Litigation).

(c)           All Equity Interests in each of Madera, Boardman, Stockton and Burley are owned by Pacific Holding.

(d)           All Equity Interests in Pacific Holding are owned by PEC.

(e)           The properties and assets of each of the Borrowers are separately identifiable and are not commingled with the properties and assets of any other Person and are readily distinguishable from one another.

(f)           None of Pacific Holding or any other Borrower has any leasehold interest in, and none of the Borrowers is lessee of, any real property other than the Leased Premises or other leasehold interests acquired by the Borrowers in accordance with the Pre-Petition Credit Agreement.

Section 5.13  Taxes.  xviii)  Each Borrower has (i) filed all Tax Returns required by law to have been filed by it and (ii) has paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than in the case of this Section 5.13(a)(ii), (A) Taxes that are subject to a Contest or (B) the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due.

(b)           No Borrower is or will be taxable as a corporation for federal, state or local tax purposes.

(c)           No Borrower is a party to any tax sharing agreement with any Person.

Section 5.14  Patents, Trademarks, Etc.  Pacific Holding and each other Borrower has obtained and holds in full force and effect all material patents, trademarks, copyrights and other such material rights or adequate licenses therein, free from unduly burdensome restrictions, that are necessary for the ownership, operation and maintenance of the Project.

Section 5.15  ERISA Plans.  None of the Borrowers nor any ERISA Affiliate has (or within the five year period immediately preceding the date hereof had) any liability in respect of any Plan or Multiemployer Plan.  None of the Borrowers has any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

Section 5.16  Property Rights, Utilities, Supplies Etc.  xix)  All material property interests, utility services, means of transportation, facilities and other materials necessary for the use and operation of the Project (including, as necessary, gas, roads, rail transport, electrical, water and sewage services and facilities) are available to each Plant.

(b)           There are no material materials, supplies or equipment necessary for operation or maintenance of each Plant that are not available at the relevant Site on commercially reasonable terms consistent with the DIP Budget.

Section 5.17  No Defaults.  xx)  No Event of Default has occurred and is continuing.

(b)           None of Pacific Holding or any other Borrower is in any breach of, or in any default under, any of such Borrower’s Contractual Obligations (other than a breach resulting from the Cases or the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant) that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, in each case with respect to which enforcement of remedies is not stayed by means of the Chapter 11 Cases.

Section 5.18  Environmental Warranties.

(a)           (i) Except as set forth on Schedule 5.18(a)(i), each Borrower is in compliance in all material respects with all applicable Environmental Laws, (ii) each Borrower has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted and is in compliance in all material respects with the terms and conditions thereof, (iii) no Borrower nor any of its Environmental Affiliates has received any written communication from a Governmental Authority that alleges that any Borrower or any Environmental Affiliate is not in compliance in all material respects with all Environmental Laws and Environmental Approvals, and (iv) there are no circumstances that may prevent or interfere in the future with any Borrower’s compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.

(b)           There is no Environmental Claim pending, or to the knowledge of each Borrower, threatened  against any Borrower.  No Environmental Affiliate has taken any action or violated any Environmental Law that to the knowledge of a Borrower could reasonably be expected to result in an Environmental Claim.

(c)           There are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate.

(d)           Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which any Borrower or, to the knowledge of a Borrower, any Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim, (ii) no Borrower knows of any underground storage tanks located or to be located on property owned or leased by any Borrower except as identified on Schedule 5.18(d)(ii) (as the same may be updated in writing by the Borrower Agent with the written approval of the Administrative Agent), (iii) there is no asbestos or lead paint contained in or forming part of any building, building component, structure or office space owned or leased by any Borrower except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim, and (iv) no polychlorinated biphenyls (PCBs) are or will be used or stored at any property owned or leased by any Borrower, except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim.

(e)           No Borrower has received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of each Borrower, none of the operations of each Borrower is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Material of Environmental Concern at any Plant or Site or at any other location, including any location to which any Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Project.

Section 5.19  Regulations T, U and X.  None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section 5.22 with such meanings.

Section 5.20  Accuracy of Information.  xxi)  All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in this Agreement, in any other Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other “forward-looking” information all of which has been prepared on a reasonable basis and in good faith) was, as of the date furnished, when taken as a whole (and after giving effect to any supplement of such information) (i) true and accurate in every material respect and (ii) not incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(b)           The assumptions constituting the basis on which the Borrowers prepared the DIP Budget that is in effect on each date this representation is made or deemed repeated and the numbers set forth therein were developed and consistently utilized in good faith and are reasonable and represent each Borrower’s best judgment as of the date prepared as to the matters contained therein, based on all information known to the Borrowers.

(c)           The Borrowers reasonably believe that the use, ownership, operation and maintenance of the Project are technically feasible and, except for factors effecting the ethanol industry in general and not relating specifically to the Project, economically feasible.

Section 5.21  Indebtedness.  The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrowers other than Permitted Indebtedness.  The Obligations have the ranking given to them in Section 2.09 (Super-Priority Nature of Objectives).

Section 5.22  Required LLC Provisions.  Each limited liability company interest of each Borrower that is a limited liability company is a security governed by Article 8 of the Uniform Commercial Code and is evidenced by a certificate.  The certificated interests are in registered form within the meaning of Article 8 of the Uniform Commercial Code

Section 5.23  Subsidiaries.  Madera, Boardman, Stockton and Burley have no Subsidiaries.  Pacific Holding has no Subsidiaries other than Madera, Boardman, Stockton and Burley.

Section 5.24  Foreign Assets Control Regulations, Etc.  xxii)  The use of the proceeds of the Loan by the Borrowers will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)           No Borrower:

(i)
is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and no Borrower engages in dealings or transactions with any such Persons or entities; or

(ii)	is in violation of the Patriot Act.

Section 5.25  Employment Matters.  None of the Borrowers has or has had any employee or former employees.

Section 5.26  Legal Name and Place of Business.  xxiii)  The exact legal name and jurisdiction of formation of each Borrower is as set forth below, and no Borrower has had any other legal names in the previous five (5) years except as set forth on Schedule 5.26:

(i)	Pacific Holding: Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(ii)	Madera: Pacific Ethanol Madera LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iii)	Boardman: Pacific Ethanol Columbia, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iv)	Stockton: Pacific Ethanol Stockton, LLC, a limited liability company organized and existing under the laws of the State of Delaware; and

(v)	Burley: Pacific Ethanol Magic Valley, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

(b)           The sole place of business and chief executive office of each Borrower is as set forth on Schedule 5.26.

The information set forth in Sections 5.26(a) and (b) and on Schedule 5.26 may be changed from time to time by the Borrowers upon thirty (30) days’ prior written notice to the Administrative Agent and the Collateral Agent, subject in each case to the obligations of the Borrowers hereunder to provide the Collateral Agent with a perfected first-priority Lien on the Collateral (subject to Permitted Liens).

Section 5.27  No Brokers.  No Borrower has any obligation to pay any finder’s, advisory, brokers or investment banking fee, except for the fees payable pursuant to Section 3.11 (Fees) and those identified on Schedule 5.27.

Section 5.28  Insurance.  All insurance required to be obtained and maintained pursuant to the Transaction Documents by Pacific Holding and each other Borrower is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h).  All premiums then due and payable on all such insurance have been paid.  To the knowledge of each Borrower, all insurance required to be obtained and maintained by any Major Project Party, to protect, directly or indirectly, against loss or liability to any Borrower, any Plant or any Senior Secured Party, as of the date this representation is made or deemed repeated, pursuant to any Project Document has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) (where applicable) and is otherwise in all material respects in accordance with such Project Document.

Section 5.29  Accounts.  The Project Accounts exist at the Account Bank in accordance with the terms of the Pre-Petition Credit Agreement.  No Borrower has, nor is the beneficiary of, any bank account other than the Project Accounts and any Local Account set forth on Schedule 5.29 with respect to which a Blocked Account Agreement has been duly executed and delivered.

Section 5.30  SEC Compliance.  Pacific Ethanol has made all filings required to be made by Pacific Ethanol pursuant to the Securities Exchange Act of 1934 and all factual information heretofore or contemporaneously furnished by Pacific Ethanol in any such filing (other than projections, budgets and other “forward-looking” information all of which has been prepared on a reasonable basis and in good faith by Pacific Ethanol) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

Section 5.31  Reorganization Matters.

(a)           The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (i) the motion seeking approval of the Financing Documents and the Interim Order and Final Order, (ii) the hearing for the approval of the Interim Order, and (iii) the hearing for the approval of the Final Order.

(b)           After the entry of the Interim Order, and pursuant to and solely to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Borrowers now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(l) of the Bankruptcy Code, subject, as to priority only, to the Carve-Out.

(c)           After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected Lien having the priority described in the Orders.

(d)           The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect and has not been modified or amended without the consent of the Administrative Agent and the Lenders, or reversed or stayed.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01  Conditions to Closing.  The occurrence of the Closing Date is subject to the satisfaction of each of the following conditions precedent.

(a)           Delivery of Financing Documents and Orders.  The Administrative Agent shall have received each of the following fully executed documents, each of which shall be originals, portable document format (“pdf”) or facsimiles (followed promptly by originals), duly executed and delivered by each party thereto and each in form and substance satisfactory to each Lender:

(i)	this Agreement;

(ii)	the New Mortgages;

(iii)	the PEC Pledge Agreement;

(iv)	the Asset Management Agreement;

(v)	the AMA Consent;

(vi)	the original Revolving Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Lender;

(vii)	the original Roll Up Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Lender;

(viii)	the Interim Order; and

(ix)
a document setting forth a cash management system for the Debtors consistent with the existing cash management system of the Debtors and subject to the existing account control agreements to which the Debtors are party.

(b)           Delivery of Other Documents.  The Administrative Agent shall have received true, correct and complete copies of each agreement identified on Schedule 5.10  reasonably requested by the Administrative Agent.

(c)           Officer’s Certificates.  The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower Agent, dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely certifying that (A) all conditions set forth in this Section 6.01 have been satisfied on and as of the Closing Date and (B) all representations and warranties made by any Borrower in this Agreement and each other Financing Document to which any Borrower is a party are true and correct in all material respects on and as of the Closing Date

(d)           Resolutions, Incumbency, Organic Documents.  The Administrative Agent shall have received from each Borrower a certificate of an Authorized Officer dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely, as to:

(i)
reasonably satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Financing Document to which it is party and the consummation of the transactions contemplated therein (including the appointment of the Borrower Agent);

(ii)	the incumbency and signatures of those of its officers and representatives duly authorized to execute and otherwise act with respect to each Financing Document to which it is party; and

(iii)
such Person’s Organic Documents which shall be in form and substance reasonably satisfactory to the Administrative Agent and in every case certifying that (A) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (B) no material breach, material default or material violation thereunder has occurred and is continuing.

(e)           Authority to Conduct Business.  The Administrative Agent shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the Closing Date, that each Borrower is duly authorized to carry on its business, and is duly formed, validly existing and in good standing in each jurisdiction (including, in the case of Madera and Stockton, the State of California, in the case of Boardman, the State of Oregon, and in the case of Burley, the State of Idaho) in which it is required to be so authorized.

(f)           Lien Search; Protection of Security.  The Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the DIP Liens:

(i)
completed requests for information or lien search reports, dated no more than five (5) Business Days before the date of such Funding or such longer period satisfactory to the Administrative Agent, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in such jurisdictions reasonably requested by the Administrative Agent that name any Borrower as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings; and

(ii)
acknowledgment copies or stamped receipt copies or confirmation of submission for filing of proper UCC financing statements, fixture filings and other filings and recordations, each in form and substance satisfactory to the Administrative Agent and the Collateral Agent, duly filed in all jurisdictions that the Administrative Agent and the Collateral Agent may deem necessary, or that are reasonably requested by the Collateral Agent or the Administrative Agent, in order to perfect or protect the DIP Liens created hereunder and pursuant to the Orders and the priority thereof.

(g)           Financial Statements.  The Administrative Agent shall have received accurate and complete copies of the audited annual financial statements of Pacific Ethanol for the 2008 Fiscal Year.  Such financial statements shall be on a consolidated basis.

(h)           Third Party Approvals.  The Administrative Agent shall have received reasonably satisfactory documentation of any approval by any Person required in connection with any transaction contemplated by this Agreement or any other Financing Document that the Administrative Agent has reasonably requested in connection herewith.

(i)            Insurance.  The Administrative Agent shall have received reasonably satisfactory evidence that the insurance requirements set forth on Schedule 7.01(h) with respect to the Borrowers and the Plants have been satisfied, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required by Schedule 7.01(h), evidence of the payment of all premiums then due and owing in respect of such insurance policies and a certificate of the Borrowers’ insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect.

(j)            Bank Regulatory Requirements.  The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(k)           Closing Fees; Expenses.  The Administrative Agent shall have received for its own account, or for the account of each Lender and Agent entitled thereto, all fees due and payable pursuant to Section 3.11 (Fees) and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented, in each case, required to be paid on or before the Closing Date.  The Pre-Petition Administrative Agent shall have received all fees due and payable to it pursuant to the Pre-Petition Credit Agreement and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented, in each case, required to be paid on or before the Closing Date.

(l)            Certain Orders.   The entry of all “first day orders,” including all employee-related orders and critical vendor orders entered at or about the time of the commencements of the Chapter 11 Cases each in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(m)           Rating.  The Borrowers shall have obtained a rating of the Loans from S&P or Moody’s.

(n)           Other Information.  The Lenders shall have received the Initial DIP Budget and all other information reasonably requested from the Borrowers.

Section 6.02  Conditions to All Fundings.  The obligation of each Lender to make available each Funding of its Revolving Loans shall be subject to the fulfillment of the following conditions precedent.

(a)           Funding Notice.  The Administrative Agent shall have received a duly executed Funding Notice as required by and in accordance with Section 2.03 (Notice of Fundings), which shall certify that:

(i)
the Borrowers are in compliance with all conditions set forth in this Section 6.02, and each other applicable Section of this Article VI, on and as of the proposed Funding Date, before and after giving effect to such Funding and to the application of the proceeds therefrom (provided that, to the extent reasonably acceptable to the Administrative Agent, such compliance may be demonstrated by delivery of evidence of satisfaction of certain conditions to the relevant Funding, as identified in such Funding Notice, to the Administrative Agent to be held in escrow until the Funding Date);

(ii)
all representations and warranties made by each Borrower in this Agreement and each of the Financing Documents to which it is a party are true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom; and

(iii)	no Default or Event of Default has occurred and is continuing or would result from such Borrowing.

(b)           Certain Orders.

(i)
The Interim Order shall be entered and in full force and effect and shall not have been appealed, stayed, reversed, vacated or otherwise modified without the consent of the Administrative Agent and the Lenders; or

(ii)
If (x) the date of such requested Funding is more than 45 days after the Closing Date or (y) the amount of such requested Funding, together with the outstanding principal amount of the Revolving Loans, shall exceed the maximum amount authorized pursuant to the Interim Order, the Final Order shall be entered and in full force and effect and shall not have been appealed, stayed, reversed, vacated or otherwise modified without the consent of the Administrative Agent and the Lenders.

(c)           Government Approvals.  Each Borrower shall have all Necessary Project Approvals required as of the date of such requested Funding, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the relevant Borrowers certifying that each such Necessary Project Approval is in full force and effect and is final and Non-Appealable.

(d)           No Default or Event of Default.  No Default or Event of Default has occurred and is continuing, or would result from such Funding.

(e)           No Litigation.

(i)
Except as set forth on Schedule 5.08, no action, suit, proceeding or investigation shall have been instituted and not stayed pursuant to the Bankruptcy Code or threatened against any Borrower that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)
Except as set forth on Schedule 5.08, no action, suit, proceeding or investigation shall have been instituted or threatened against any Project Party that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(f)           Abandonment, Taking, Total Loss.  (i) No Event of Abandonment or Event of Total Loss shall have occurred and be continuing with respect to any Plant, (ii) no Event of Taking relating to any Equity Interests comprising Collateral shall have occurred and be continuing, or (iii) no Event of Taking with respect to a material part of any Plant shall have occurred.

(g)           Closing Date.  The Closing Date shall have occurred.

(h)           Representations and Warranties.   Each representation and warranty made by each Borrower in this Agreement and each of the Financing Documents to which it is a party shall be true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom.

(i)            Fees; Expenses.  The Administrative Agent shall have received for its own account, or for the account of each Lender and Agent entitled thereto, all fees due and payable as of the date of such Funding pursuant to Section 3.11 (Fees), and all costs and expenses (including reasonable and documented costs, fees and expenses of legal counsel) for which invoices have been presented.  The Pre-Petition Administrative Agent shall have received all fees due and payable to it pursuant to the Pre-Petition Credit Agreement and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented.

(j)            Additional Information.  The Lenders shall have received all information reasonably requested from the Borrowers.

ARTICLE VII

COVENANTS

Section 7.01  Affirmative Covenants.  Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each Borrower will perform the obligations set forth in this Section 7.01 applicable to it.

(a)           Compliance with Laws.  Each Borrower shall comply in all material respects with all Laws (other than Environmental Laws) applicable to it or to its business or property.

(b)           Environmental Matters.

(i)
The Borrowers shall (A) comply in all material respects with all Environmental Laws, (B) keep the Project free of any Lien imposed pursuant to any Environmental Law, (C) pay or cause to be paid when due and payable by any Borrower any and all costs required in connection with any Environmental Laws, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Project or on any real property owned or leased by any Borrower or on the Mortgaged Property, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, and (D) use their best efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law that could reasonably be expected to result in an Environmental Claim.

(ii)
The Borrowers shall not use or allow the Project to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance in all material respects with Environmental Laws.

(c)           Operations and Maintenance; Conduct of Business.  Each Borrower owing a Plant shall own, operate and maintain (or cause to be operated and maintained) such Plant in all material respects in accordance with (i) the terms and provisions of the Transaction Documents except as a result of the Cases, the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant, (ii) all applicable Governmental Approvals and Laws and (iii) Prudent Ethanol Operating Practice.  Pacific Holding shall conduct its business in all material respects in accordance with all applicable Governmental Approvals and Laws.

(d)           Maintenance of Properties.

(i)
Each Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its material properties and equipment that are necessary or useful in the proper conduct of its business.

(ii)
The Borrowers shall not permit any Plant or any material portion thereof to be removed, demolished or materially altered, unless such material portion that has been removed, demolished or materially altered has been replaced or repaired as permitted under this Agreement.

(iii)
Each Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (A) its existence and (B) its material patents, trademarks, trade names, copyrights, franchises and similar rights.

(e)           Payment of Obligations.  Each Borrower shall pay and discharge as the same shall become due and payable all its Post-Petition obligations and liabilities of whatever nature except (i) where such payment, discharge or satisfaction is prohibited by the Bankruptcy Code, the Bankruptcy Rules or an order of the Bankruptcy Court, or by this Agreement or the then-current DIP Budget, (ii) where any such failure could not reasonably be expected to have a Material Adverse Effect and would not otherwise result in an Event of Default or (iii) where the amount or validity is subject to a Contest.

(f)           Governmental Approvals.  Pacific Holding and each other Borrower shall maintain in full force and effect, in the name of the relevant Borrower, all Necessary Project Approvals (other than any such failure to maintain that could not reasonably be expected to have a Material Adverse Effect on the relevant Borrower or Plant).

(g)           Use of Proceeds.

(i)
All proceeds of the Loans shall be used solely to fund, in each case only to the extent specified in the DIP Budget (subject to the Permitted Variance), (a) operating expenses, limited capital expenditures and other amounts for general and ordinary course purposes of the Debtors, (b) current interest and fees payable pursuant to the Financing Documents and (c) such other administrative payments, including the budgeted professional fees, as may be authorized and approved by the Administrative Agent and the Lenders under the Interim Order, the Final Order or any subsequent order of the Bankruptcy Court.

(ii)
No portion of the proceeds of the Loans, the Collateral or the Carve-Out shall be used to (a) challenge the validity, perfection, priority, extent or enforceability of the DIP Facility, the Pre-Petition Obligations, or the Liens on the assets of the Debtors securing the DIP Facility or the Pre-Petition Obligations or (b) assert any claim against the Administrative Agent, the Lenders or the Pre-Petition Senior Secured Parties; provided, however, that (x) the proceeds of the Loans may be used to seek a Section 506(a) Determination and (y) up to $15,000 of the proceeds of the Loans may be used by the Committee to investigate potential claims arising out of, or in connection with, the Pre-Petition Credit Agreement or the security interests and liens securing the Pre-Petition Obligations.  The Carve-Out shall be reduced by an amount equal to all proceeds of the Loans used pursuant to the foregoing proviso.

(iii)
Prior to the Carve-Out Date, subject to entry of an appropriate order of the Bankruptcy Court (in form and substance acceptable to the Administrative Agent and the Lenders), proceeds of the Loans may be used to pay professional fees and expenses of the Debtors and of the Committee allowed and payable under sections 330 and 331 of the Bankruptcy Code in accordance with the DIP Budget and the Carve-Out shall not be reduced by the amount of any such compensation and reimbursement of expenses paid or incurred (to the extent ultimately allowed by the Bankruptcy Court) prior to the occurrence of the Carve-Out Date.

(iv)
On and after the Carve-Out Date, any amounts paid to professionals of the Debtors and of the Committee by any means will reduce the Carve-Out on a dollar-for-dollar basis and the Carve-Out will be limited to the maximum amount of $250,000; provided, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement, or compensation sought by the professionals retained by the Debtors or any statutory committee in the Chapter 11 Cases.

(h)           Insurance.  Without cost to any Senior Secured Party, the applicable Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 7.01(h), in accordance with the terms and provisions set forth therein for each such Plant and the applicable Borrower, and shall obtain and maintain in all material respects such other insurance as may be required pursuant to the terms of any Transaction Document.   If the Borrowers fail to take out or maintain the full insurance coverage required by this Section 7.01(h), the Administrative Agent may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same.  All amounts so advanced by the Administrative Agent shall become an Obligation and the Borrowers shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the Default Rate.

(i)           Books and Records; Inspections.  Each Borrower shall keep proper books of record and account in which complete, true and accurate entries in conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of such Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower.  Each Borrower shall keep books and records separate from the books and records of any other Person (including any Affiliates of such Borrower) that accurately reflect all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its actions. Each Borrower shall permit officers and designated representatives of the Administrative Agent or Consultant to visit and inspect any of the properties of such Borrower (including the Plants), to examine its financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants, all at the expense of the Borrowers at any time during normal business hours and without advance notice.

(j)           Project Documents.  Each Borrower shall use its reasonable best efforts to preserve, protect and defend its rights under each Project Document to which it is a party except where the failure to do so (i) results from the Effect of Bankruptcy, the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant or (ii) could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall use its reasonable best efforts to exercise all material rights, discretion and remedies under each Project Document in accordance with its terms and in a manner consistent with and subject to such Borrower’s obligations under the Financing Documents except where the failure to do so exercise such rights, discretion or remedies results from the Cases, the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant.

(k)           Maintenance of Existence. Each Borrower will continue to preserve, renew and keep in full force and effect its entity status in the jurisdiction of its formation and take all actions to maintain its rights, privileges and franchises necessary or desirable in the normal course of its business.

(l)           DIP Budgets.

(i)
The Borrowers, not later than seven (7) days before the date that is the first day of the fifth week covered by the DIP budget and each date falling every twenty-eighth (28th) day thereafter (each such date, a “Period Start Date”), shall adopt a budget containing, among other things, rolling cash flow forecast, setting forth in reasonable detail the projected cash flow for each Plant and on an aggregate basis for the Project for the period starting on the then current Period Start Date and ending on the earlier of (A) thirteen (13) weeks after the then current Period Start Date and (B) the scheduled Maturity Date, and provide a copy of such forecast at such time to the Administrative Agent.  Each such forecast shall become effective upon approval of the Administrative Agent and the Required Lenders (acting in consultation with the Financial Advisor) (each such approved forecast, and the Initial DIP Budget, a “DIP Budget).”

(ii)
Each DIP budget delivered to the Administrative Agent pursuant to this Section 7.01(l) shall be accompanied by a memorandum or worksheet detailing all changes in material assumptions used in the preparation of such Budget, shall contain a line item for each expense category reasonably requested by the Administrative Agent or the Required Lenders (provided that items on the DIP Budget that are subject to Bankruptcy Court approval shall not be funded until approved by the Bankruptcy Court, and inclusion and acceptance of any such item is not a waiver of any party’s objection thereto), shall specify for each week and for each such expense category the amount budgeted for such category for such week.

(iii)	Subject to Section 7.02(w), the Borrowers shall comply with the DIP Budget subject to the Permitted Variance.

(m)           Preservation of Title; Acquisition of Additional Property.

(i)
The Borrowers shall preserve and maintain (A) good, marketable and insurable fee interest in each Site (excluding the Leased Premises) and valid easement interest to its easement interest in each Site (excluding the Leased Premises), (B) a good, legal and valid leasehold interest in the Leased Premises, and (C) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens.

(ii)	No Borrower shall acquire or commence to lease any real property interests without the prior written consent of the Lenders and the Administrative Agent.

(n)           Maintenance of Liens; Creation of Liens. (i) The Borrowers shall take or cause to be taken all actions necessary or reasonably requested by the Administrative Agent for the Collateral Agent to maintain and preserve the DIP Liens and the priority thereof.

(ii) The Borrowers shall take promptly all actions reasonably requested by the Administrative Agent to cause each Additional Project Document to become subject to the DIP Liens, shall deliver certified copies of such Additional Project Document to the Administrative Agent and, if requested by the Administrative Agent, shall deliver any Ancillary Documents related thereto.

(o)           Reorganization Matters.  The Borrowers shall give, on a timely basis as specified in the Interim Order or the Final Order all notices required to be given to all parties specified in the Interim Order or Final Order.  The Borrowers shall provide to the Administrative Agent copies of all pleadings, motions, applications and other documents or information (i) filed by or on behalf of any Borrower with the Bankruptcy Court or (ii) provided to any creditors’ committee appointed in the Chapter 11 Cases.  The Borrowers shall provide the Administrative Agent with drafts of all pleadings, motions and applications to be filed by or on behalf of any Borrower at least three (3) Business Days in advance of such filing.

(p)           Professional Fees.  Promptly following receipt thereof, the Borrowers shall deliver to the Administrative Agent all monthly fee statements detailing the fees of all its professionals (including counsel and financial advisors) for such month delivered in accordance with the interim compensation procedures approved by the Bankruptcy Court.

(q)           Bank Accounts.  Each bank account of a Borrower shall at all times be (i) held as Collateral to secure the repayment and/or performance of the Obligations, (ii) held at a financial institution at which such Borrower maintains its bank accounts on the Petition Date under the terms of the Pre-Petition Financing Documents, or otherwise as selected by such Borrower from a list of approved financial institutions approved by the Required Lenders and (iii) subject to a perfected Priming Lien in favor of the Collateral Agent on behalf of the Senior Secured Parties, with all rights and remedies in respect thereto as set forth in the Orders and the other Financing Documents. No Borrower may open a new bank account or any other account at a financial institution without the prior written consent of the Required Lenders, which approval may be withheld in their sole discretion.

(r)           Monthly Meetings.  At least once per calendar month, upon request of the Administrative Agent, at mutually acceptable times (and with telephonic conferences being acceptable), the Borrower Agent shall, and shall procure that representatives of the Borrower’s professionals (including counsel and financial advisors) as may be requested by the Administrative Agent, meet together with the Administrative Agent to update the Administrative Agent on the status of the Cases and to discuss any other issues in connection therewith as may be requested by the Administrative Agent.

(s)           Further Assurances.  Upon written request of the Administrative Agent, each Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements) reasonably requested by the Administrative Agent for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Lenders and the Agents hereunder or thereunder and facilitating the proper exercise of rights and powers granted to the Lenders or the Agents under this Agreement or any other Financing Document.

Section 7.02  Negative Covenants.  Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each Borrower will perform the obligations set forth in this Section 7.02 applicable to it.

(a)           Restrictions on Indebtedness.  The Borrowers will not create, incur, assume or suffer to exist any Indebtedness except:

(i)	the Obligations;

(ii)	the Pre-Petition Obligations;

(iii)
to the extent constituting Indebtedness, contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and otherwise permitted under this Agreement and not in connection with Indebtedness for borrowed money, with respect to bonds, in an aggregate amount not to exceed $50,000 at any one time outstanding;

(iv)
to the extent constituting Indebtedness, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its incurrence and the aggregate amount of all such Indebtedness does not exceed, at any time, one hundred thousand Dollars ($100,000);

(v)
Capitalized Lease Liabilities with respect to office equipment with payments in any Fiscal Year, taken in the aggregate for the Project, in an amount not to exceed one hundred thousand Dollars ($100,000);

(vi)	the PE Imperial Leases; and

(vii)	Pre-Petition Indebtedness existing on the Petition Date to the extent not prohibited by the Pre-Petition Credit Agreement.

(b)           Liens.  No Borrower shall create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except:

(i)	Liens in favor, or for the benefit, of the Collateral Agent and the Senior Secured Parties;

(ii)	Liens in favor, or for the benefit, of the Pre-Petition Collateral Agent and the Pre-Petition Senior Secured Parties;

(iii)
Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest or taxes that are otherwise not yet delinquent or for taxes as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court;

(iv)
Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is the subject of a Contest or for amounts as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court;

(v)
minor defects or irregularities in title and similar matters if the same do not materially detract from the operation or use of such property in the ordinary conduct of the business of the applicable Borrower, including any such exceptions and encumbrances which are approved by the Administrative Agent;

(vi)
cash collateral for bonds permitted under Section 7.02(a)(iii) (Negative Covenants – Restrictions on Indebtedness) or otherwise provided that such cash collateral does not exceed $50,000 in the aggregate;

(vii)
Liens arising with respect to a Local Account for which a Blocked Account Agreement has been entered into or otherwise arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights; provided that such Liens either (A) are subordinated to the Liens of the Senior Secured Parties or (B) with respect only to Local Accounts for which a Blocked Account Agreement has been entered into, are in an aggregate total amount not in excess of one hundred thousand Dollars ($100,000);

(viii)
easements existing on the date hereof and previously disclosed to the Pre-Petition Administrative Agent or granted by any Borrower to any utility serving such Borrower’s Plant as required for the operation of such Plant; provided, that in each such case:

(A)	such easement will not adversely affect the costs under the then-current DIP Budget

(B)	such easement will not adversely affect the operations of any Plant; and

(C)	such easement has been approved by the Administrative Agent;

(ix)
with the prior written approval of the Independent Engineer and the Administrative Agent, licenses or leases of a portion of the Site for any Plant; provided, that such license or lease could not reasonably be expected to have any adverse impact on the operations of such Plant or its related transportation plans and facilities;

(x)	Liens in respect of Capitalized Lease Liabilities with respect to office equipment permitted by Section 7.02(a)(v)(Negative Covenants-Restrictions on Indebtedness);

(xi)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and otherwise permitted under this Agreement; and

(xii)	Liens in respect of Pre-Petition Indebtedness existing on the Petition Date to the extent not prohibited by the Pre-Petition Credit Agreement.

(c)           Permitted Investments.  The Borrowers shall not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) except for investments (i) in Cash Equivalents, (ii) in connection with the bankruptcy of suppliers or customers of the Borrowers (provided that such investments are subject to a first priority perfected Lien in favor of the Collateral Agent) and (iii) existing on the date hereof in Subsidiaries. The Borrowers shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers made from the Project Accounts on such day in accordance with this Agreement, the other Financing Documents, the Project Documents and any Additional Project Documents.

(d)           Change in Business.  No Borrower shall (i) enter into or engage in any business other than the ownership, operation (including the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant), maintenance, use and financing of the Plants or the Project and all activities related thereto or (ii) change in any material respect the scope of any Plant or the Project from that which exists as of the date hereof.

(e)           Equity Issuances.  No Borrower shall issue any Equity Interests unless such Equity Interests are immediately pledged to the Collateral Agent (for the benefit of the Senior Secured Parties) on a first priority perfected basis.

(f)           Asset Dispositions.   No Borrower shall sell, lease, assign, transfer or otherwise dispose of any assets (other than Products), whether now owned or hereafter acquired, except:

(i)	disposal of assets that are promptly replaced in accordance with the then-current DIP Budget;

(ii)	to the extent that such assets are uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of the Project;

(iii)
disposal of assets with a fair market value of, or, if greater, at a disposal price of, less than fifty thousand Dollars ($50,000) in the aggregate during any Fiscal year; provided, that such disposal does not, and would not reasonably be expected to, adversely effect the operation or maintenance of any Plant;

(iv)
transfers of assets among the Plants; provided, that (A) the aggregate total fair market value of all such transferred assets does not exceed five hundred thousand Dollars ($500,000) in any Fiscal Year, and (B) each such transfer does not, and would not reasonably be expected to, adversely affect the operations of the Plant from which such assets are transferred;

(v)	the transfer or other Disposition by any Borrower in settlement of any amount owed by such Borrower effected in the ordinary course of business and approved by the Bankruptcy Court; or

(vi)	as permitted by Section 7.02(c) (Negative Covenants-Permitted Investments).

(g)           Consolidation, Merger.  No Borrower will (i) directly or indirectly liquidate, wind up, terminate, reorganize (except for the Cases or pursuant to an order of the Bankruptcy Court) or dissolve (or suffer any liquidation, winding up, termination, reorganization (except for the Cases or pursuant to an order of the Bankruptcy Court) or dissolution) or otherwise wind up; or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.

(h)           Transactions with Affiliates.  No Borrower shall enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in such Borrower except Affiliated Project Documents.

(i)            Accounts.  The Borrowers shall not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts and any Local Account set forth on Schedule 5.29, each of which shall be subject to a Blocked Account Agreement.  The Borrowers shall not change the name or account number of any of the Project Accounts or Local Accounts without the prior written consent of the Administrative Agent.

(j)            Subsidiaries.  Pacific Holding shall not create or acquire any Subsidiary other than Madera, Boardman, Stockton or Burley nor enter into any partnership or joint venture.  Each of Madera, Boardman, Stockton and Burley shall not create or acquire any Subsidiary or enter into any partnership or joint venture.

(k)           ERISA.  No Borrower will engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code.  No Borrower will incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continue coverage under Part 6 of Title I of ERISA) in each such case without the prior written consent of the Administrative Agent (unless the aggregate total obligations or liabilities of the Borrowers that could reasonably be expected to arise, due to no fault of the Borrowers, in connection therewith would not exceed five hundred thousand Dollars ($500,000)).

(l)            Taxes.  No Borrower shall make any election to be treated as an association taxable as a corporation for federal, state or local tax purposes.

(m)           Project Documents.  Other than changes that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect, no Borrower shall direct or consent or agree to (i) any amendment, modification, supplement, or waiver to, or (ii) any termination, repudiation, cancellation or rejection of, any Project Document to which it is a party and that is contemplated by the then-current DIP Budget without the prior written consent of the Required Lenders.  Except for collateral assignments to the Collateral Agent, no Borrower shall assign any of its rights under any Project Document to which it is a party to any Person, or consent to the assignment of any obligations under any such Project Document by any other party thereto.

(n)           Accounting Changes.  No Borrower shall make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Administrative Agent in writing (provided that the Borrowers shall provide an historical reconciliation for the prior audited period addressing any such change in accounting practices), or (ii) its Fiscal Year without the prior written consent of the Administrative Agent.

(o)           Additional Project Documents.  None of Pacific Holding or any other Borrower shall enter into any Additional Project Document that is not contemplated by the then-current DIP Budget except with the prior written approval of the Administrative Agent.

(p)           Suspension or Abandonment.  No Borrower owning a Plant shall (i) permit or suffer to exist an Event of Abandonment relating to such Plant or (ii) order or consent to any suspension of work in excess of sixty (60) days under any Project Document relating to such Plant, in each such case without the prior written approval of the Required Lenders.

(q)           Use of Proceeds; Margin Regulations.  No Borrower shall use any proceeds of any Loan other than in accordance with the provisions of Article II (Commitments and Borrowing) and Section 7.01(g) (Affirmative Covenants – Use of Proceeds).  No Borrower shall use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  No Borrower shall use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X.

(r)            Environmental Matters.  Except to the extent not reasonably expected to result in an Environmental Claim and in compliance with all applicable Laws, the Borrowers shall not permit (i) any underground storage tanks to be located on any property owned or leased by any Borrower, (ii) any asbestos to be contained in or form part of any building, building component, structure or office space owned by any Borrower, (iii) any polychlorinated biphenyls (PCBs) to be used or stored at any property owned by any Borrower, (iv) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned by any Borrower, other than Materials of Environmental Concern necessary for the operation of the Project and used in accordance with Prudent Ethanol Operating Practice or (v) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned or leased by any Borrower.

(s)           Restricted Payments.  The Borrowers shall not make any Restricted Payments except for Restricted Payments (i) among Debtors solely in accordance with the then-current DIP Budget or (ii) with the prior consent of the Required Lenders.

(t)            Commodity Hedging Arrangements.  The Borrowers shall not enter into any Commodity Hedging Arrangements.

(u)           Chapter 11 Claims.  Except for the Carve-Out, no Debtor shall incur, create, assume, suffer to exist or permit any super-priority administrative claim against such Debtor which is pari passu with or senior to the claims of the Senior Secured Parties against the Debtors, except as set forth in Section 2.09 (Super-Priority Nature of Obligations).

(v)           DIP Budgets.  No Borrower shall make any change in the DIP Budget without the prior written consent of the Administrative Agent and the Required Lenders.

(w)          Financial Covenants.

(i)
The Borrowers shall not permit amounts disbursed pursuant to the category in the DIP Budget entitled “Asset Management Agreement” (excluding the line item entitled “Asset Management Fee”) in any Monthly Budget Period to exceed the amounts set forth in the line item entitled “Total Asset Management Agreement” (excluding “Asset Management Fee”) for such Monthly Budget Period in the Initial DIP Budget by more than ten percent (10%).

(ii)
The Borrowers shall not permit professional fees (other than the fees and expenses of the advisors and consultants working on behalf of the Senior Secured Parties) in any period of time measured from the Petition Date to exceed the amounts set forth in the line item entitled “Total Professional Fees & Administrative Expenses” (excluding “Legal Advisors – DIP Lenders” and “Financial Advisors – DIP Lenders”) for such period of time in the Initial DIP Budget by more than three hundred thousand Dollars ($300,000).

(iii)
The Borrowers shall not permit amounts disbursed pursuant to the category in the DIP Budget entitled “Operating Disbursements” in any Monthly Budget Period to exceed the amounts set forth in the line item entitled “Total Operating Disbursements” for such Monthly Budget Period in the then applicable DIP Budget by more than ten percent (10%).

Section 7.03  Reporting Requirements.  The Borrowers will furnish to the Administrative Agent, who shall distribute copies of the following to each Lender:

(a)           on the second Business Day of each week after the date of this Agreement, an updated rolling cash flow forecast ending on the earlier of (i) thirteen (13) weeks after the week in which such cash flow forecast is delivered and (ii) the scheduled Maturity Date (each such forecast, a “Weekly Cash Flow Forecast”), in the same form and with the same level of detail as the then-current DIP Budget (it being understood, however, that approval of the DIP Budget by the Required Lenders shall only be required once a month in accordance with Section 7.01(l) (Affirmative Covenants – DIP Budgets));

(b)           on the second Business Day of each week following the date hereof, a report setting forth, in a form and in sufficient detail satisfactory to the Administrative Agent, a comparison of actual receipts and expenses to budgeted receipts and expenses in the then-current DIP Budget for the preceding week;

(c)           as soon as available and in any event within twenty-five (25) days after the end of each calendar month, a report setting forth, in each case in a form and in sufficient detail satisfactory to the Administrative Agent, (x) balance sheets of each Borrower as of the end of such month, (y) statements of income and cash flows of each Borrower for such month, and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month and (z) profit and loss statements of each Borrower for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, in each case, prepared in accordance with GAAP (subject to the absence of footnote disclosures and to normal year-end adjustments). Such report shall be certified as complete and correct by an Authorized Officer of the Borrower Agent, who also shall certify for each financial covenant set forth in Section 7.02(w) (Negative Covenants - Financial Covenants) that the Borrowers are in full compliance with each such covenant or, if any of such certifications cannot be given, stating in reasonable detail the necessary qualifications to such certifications;

(d)           promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to any Borrower (or the audit or finance committee of any Borrower) by the Auditors in connection with the accounts or books of any Borrower, or any audit of any Borrower;

(e)           as soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrower Agent setting forth details of such Default or Event of Default and the action that the Borrowers have taken and propose to take with respect thereto;

(f)           within five (5) days after any Borrower obtains knowledge thereof a statement of an Authorized Officer of the Borrower Agent setting forth details of:

(i)	any litigation or governmental proceeding pending or threatened in writing against any Borrower;

(ii)	any litigation or governmental proceeding pending or threatened in writing against any Project Party that has or could reasonably be expected to have a Material Adverse Effect;

(iii)	any other event, act or condition that has or could reasonably be expected to have a Material Adverse Effect; or

(iv)
notification of any event of force majeure or similar event under a Project Document which is expected to continue for more than five (5) days or, to the knowledge of a Borrower, result in increased costs of at least one hundred thousand Dollars ($100,000);

(g)           promptly after delivery or receipt thereof, copies of all material notices or documents given or received by any Borrower, pursuant to any of the Project Documents including:

(i)	any written notice alleging any breach or default thereunder; and

(ii)	any written notice regarding, or request for consent to, any assignment, termination, modification, waiver or variation thereof;

(h)           as soon as possible and in any event within five (5) Business Days after any Borrower knows, or has reason to know, that any of the events described below have occurred, a duly executed certificate of an Authorized Officer of the Borrower Agent setting forth the details of each such event and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service, Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:

(i)	any Termination Event with respect to an ERISA Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any material liability to any Borrower;

(ii)
any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on any Borrower;

(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;

(iv)
any Borrower or any Plan fiduciary has engaged in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA that could reasonably be expected to result in material liability to any Borrower;

(v)	there exists any Unfunded Benefit Liabilities under any ERISA Plan;

(vi)
any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any liability to any Borrower;

(vii)
a “default” (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments to a Multiemployer Plan and such default could reasonably be expected to result in any liability to any Borrower;

(viii)	a Multiemployer Plan is in “reorganization” (as defined in Section 418 of the Code or Section 4241 of ERISA) or is “insolvent” (as defined in Section 4245 of ERISA);

(ix)	any Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA); or

(x)	there is an action brought against any Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA;

(i)           as soon as possible and in any event within five (5) Business Days after the receipt by any Borrower of a demand letter from the PBGC notifying such Borrower of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of such Borrower setting forth the action that such Borrower proposes to take with respect thereto;

(j)           promptly and in any event within five (5) Business Days after the existence of any of the following conditions, a duly executed certificate of an Authorized Officer of the Borrower Agent specifying in detail the nature of such condition and, if applicable, the proposed response of the Borrowers thereto:

(i)
receipt by any Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including (to the extent not privileged) reports prepared by any Borrower, that alleges or indicates that any Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals;

(ii)	any Borrower obtains knowledge that there exists any Environmental Claim pending or threatened in writing against any Borrower or an Environmental Affiliate;

(iii)
any Borrower obtains knowledge of any release, threatened release, emission, discharge or disposal of any Material of Environmental Concern or obtains knowledge of any material non-compliance with any Environmental Law that, in either such case, could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any Environmental Affiliate; or

(iv)
any Removal, Remedial or Response action taken by any Borrower or any other person in response to any Material of Environmental Concern in, at, on or under, a part of or about the  properties of a Borrower or any other property or any notice, claim or other information that any Borrower might be subject to an Environmental Claim;

(k)           on reasonable notice during regular business hours, accurate and complete records of all non-privileged correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by any Borrower or, to the best of any Borrower’s knowledge and to the extent obtained by any Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting any Plant or the Project;

(l)            within twenty-five (25) days after the end of each calendar month, an Operating Statement certified as complete and correct by an Authorized Officer of the Borrower Agent regarding the operation and performance of each Plant for such month.  Such Operating Statements shall contain (i) line items corresponding to the DIP Budget showing in reasonable detail all actual expenses related to the operation and maintenance of each Plant compared to the budgeted expenses for such period, (ii) information showing the amount of ethanol and other Products produced by each Plant during such period and (iii) information showing (A) the amount of ethanol sold by the Borrowers from each Plant to pursuant to the Ethanol Offtake Agreements, (B) the amount of Distillers Grains sold by the Borrowers from each Plant pursuant to the DG Offtake Agreements, and (C) the amount, if any, of other sales of ethanol and/or Distillers Grains, together with an explanation of any such sale and identification of the purchaser, and (D) the amount, if any, of other Products sold by the Borrowers from the Plants, together with an explanation of any such sale and identification of the purchaser; and

(m)           other information reasonably requested by the Administrative Agent or any Lender, through the Administrative Agent.

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01  Events of Default.  Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without notice, application or motion to, hearing before, or order of the Bankruptcy Court or any notice to any Borrower, each of the following events or occurrences described in this Section 9.01 shall constitute an Event of Default.

(a)           Nonpayment.  Any Borrower fails to pay (i) any amount of principal of any Loan when the same becomes due and payable or (ii) any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within three (3) Business Days after the same becomes due and payable.

(b)           Breach of Warranty.  Any representation or warranty of any Borrower made or deemed to be restated or remade in any Financing Document is or shall be incorrect or misleading in any material respect when made or deemed made; provided that (i) if such Borrower was not aware that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date any Borrower obtains, or should have obtained, knowledge thereof, and (iv) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading, then such incorrect representation or warranty shall not constitute an Event of Default.

(c)           Non-Performance of Certain Covenants and Obligations.  Any Borrower defaults in the due performance and observance of any of its obligations under any of Sections 7.01(g) (Affirmative Covenants – Use of Proceeds), 7.01(h) (Affirmative Covenants – Insurance), 7.02 (Negative Covenants) and 7.03 (Reporting Requirements) of this Agreement.

(d)           Non-Performance of Other Covenants and Obligations.  Any Borrower defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Section 9.01(a) or 9.01(c)) contained in any Financing Document, and such default shall continue unremedied for a period of thirty (30) days after any Borrower obtains, or should have obtained, knowledge thereof.

(e)           Cross Defaults.  Any one of the following occurs with respect to any Borrower (with respect to any Indebtedness entered into (x) Pre-Petition and which is assumed after the Petition Date or is not subject to the automatic stay provisions of Section 362 of the Bankruptcy Code or (y) Post-Petition) in the amount greater than $100,000:

(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or

(ii)
such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(f)           Judgments.  (i) Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Borrower or any Major Project Party, or (ii) any judgment or order is rendered against any or all of the Borrowers, in an amount in excess of two hundred and fifty thousand Dollars ($250,000) in the aggregate.

(g)           ERISA Events.  (i) Any Termination Event occurs, (ii) any Plan incurs an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), (iii) any Borrower or member of any Borrower’s ERISA Controlled Group engages in a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA, (iv) any Borrower or any ERISA Affiliate fails to pay when due any amount it has become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it, (vi) any Borrower or any ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (vii) a proceeding is instituted against any Borrower to enforce Section 515 of ERISA, (viii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Code, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than two million Dollars ($2,000,000) at such time, or (ix) any other event or condition occurs or exists with respect to any Plan that would subject any Borrower to any tax, penalty or other liability.

(h)           Project Document Defaults; Termination.

(i)
Any Borrower or any other Major Project Party shall be in material breach of or otherwise in material default under any Project Document (other than as a result of the Cases, the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant or any breach or default that has not had and could not reasonably be expected to have a Material Adverse Effect) and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or if no cure period is provided, thirty (30) days).

(ii)
Any Project Document ceases to be in full force and effect prior to its scheduled expiration, is repudiated, or its enforceability is challenged or disaffirmed by or on behalf of any Borrower or any Project Party thereto, except for any Project Document the invalidity of which could not reasonably be expected to have a Material Adverse Effect.

(i)           Governmental Approvals.  Any Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Project Approval or any Necessary Project Approval is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Project Approval is modified without the consent of the Required Lenders in a manner that, in each case, has, or could reasonably be expected to result in, a Material Adverse Effect on such Borrower or its Plant.

(j)           Unenforceability of Pre-Petition Documentation.  Except as a result of an Effect of Bankruptcy:

(i)	any material provision of any Pre-Petition Financing Document shall cease to be in full force and effect;

(ii)	any Pre-Petition Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction; and

(iii)
any Pre-Petition Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Pre-Petition Senior Secured Parties.

(k)          Unenforceability of Documentation.  At any time after the execution and delivery thereof:

(i)	any material provision of any Financing Document shall cease to be in full force and effect;

(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;

(iii)
any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Senior Secured Parties or the Pre-Petition Senior Secured Parties; and

(iv)
any Liens against any of the Collateral cease to be a first priority, perfected security interest in favor of the Collateral Agent, or the enforceability thereof is contested by any Borrower, or any of this Agreement or the Orders ceases to provide the security intended to be created thereby with the priority purported to be created thereby.

(l)           Environmental Matters.  (i) Any Environmental Claim has occurred with respect to any Borrower, any Plant or any Environmental Affiliate, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern occurs, and such event could reasonably be expected to form the basis of an Environmental Claim against any Borrower, any Plant or any Environmental Affiliate, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably result in an Environmental Claim against any Borrower or any Plant or, to the extent any Borrower may have liability, any Environmental Affiliate, that, in the case of any of Sections 9.01(m)(i), (ii) or (iii), could reasonably be expected to result in liability for any Borrower (or the Borrowers on an aggregate basis) in an amount greater than two hundred thousand Dollars ($200,000) for any single claim or two hundred and fifty thousand Dollars ($250,000) for all such claims during  any twelve (12) month period or could otherwise reasonably be expected to result in a Material Adverse Effect.

(m)           Loss of Collateral.  Any portion of the Collateral (other than a portion that is immaterial) is damaged, seized or appropriated; provided, that such an occurrence shall not constitute an Event of Default if the applicable Borrowers repair, replace, rebuild or refurbish such damaged, seized or appropriated Collateral with the approval of the Required Lenders, in consultation with the Independent Engineer.

(n)           Event of Abandonment.  An Event of Abandonment occurs.

(o)           Taking or Total Loss.  An Event of Taking with respect to all or a material portion of any Plant or any Equity Interests comprising the Collateral occurs, or an Event of Total Loss occurs.

(p)           Reorganization Matters.  Any of the following occurs in any Chapter 11 Case:

(i)
the bringing of a motion or taking of any action by a Debtor:  (w) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (x) to grant any Lien other than Permitted Lien upon or affecting any Collateral; (y) except as provided in the Interim Order, Final Order or DIP Budget, as the case may be, to use cash collateral under Section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent and the Lenders; or

(ii)
the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that does not contain a provision for termination of the DIP Facility and repayment in full in cash of all the Obligations on or before the effective date of such plan or plans; or

(iii)
the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Financing Documents or the Interim Order or the Final Order without the written consent of the Administrative Agent and the Lenders or the filing by a Debtor of a motion for reconsideration with respect to the Interim Order or the Final Order; or

(iv)	the Interim Order is not entered on or before the date that is 10 days after the Petition Date; or

(v)	the Final Order is not entered on or before the date that is 45 days after the date of entry of the Interim Order; or

(vi)
the payment of any Pre-Petition claim unless (i) reflected in the DIP Budget or (ii) authorized pursuant to an order approved by the Bankruptcy Court and made with the written consent of the Administrative Agent and the Lenders; or

(vii)	the allowance of any claim or claims under Sections 506(c) or 552(b) of the Bankruptcy Code or otherwise against the Collateral; or

(viii)
the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of a receiver or an examiner in any Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of a Debtor; or

(ix)
the sale, without the written consent of the Administrative Agent and the Lenders, of all or substantially all of a Debtor’s assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases, or otherwise that does not provide for payment in full in cash of the Obligations; or

(x)
the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or a Debtor shall file a motion or other pleading seeking the dismissal of any Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise; or

(xi)
the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code to allow any creditor other than a Senior Secured Party to proceed against any material asset of a Debtor; or

(xii)	the entry of an order in any Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations; or

(xiii)	the failure of a Debtor to perform any of its obligations under the Interim Order or the Final Order; or

(xiv)
the entry of an order in any of the Chapter 11 Cases granting any other super-priority claim or Lien equal or superior to the Lien of the Collateral Agent other than adequate protection Liens approved by the Bankruptcy Court in the Interim Order or the Final Order; or

(xv)
a Debtor engages in or supports any challenge to the validity, perfection, priority, extent or enforceability of the DIP Facility or the Pre-Petition Obligations or the liens on or security interests in the assets of such Debtor securing the DIP Facility or the Pre-Petition Obligations, including seeking to equitably subordinate or avoid the liens securing the Pre-Petition Obligations; or

(xvi)
a Debtor engages in or supports any investigation or asserts any claim or cause of action (or supports the assertion of the same) against the Administrative Agent, the  Lenders, the Pre-Petition Administrative Agent or the Pre-Petition Senior Secured Parties; provided, however, it shall not constitute an Event of Default if a Debtor provides basic loan information with respect to the Pre-Petition Obligations to a party in interest or pursuant to an order of the Bankruptcy Court and provides prior written notice to the Administrative Agent and the Lenders of its intention or obligation to do so; or

(xvii)
any Person shall seek a Section 506(a) Determination with respect to the Pre-Petition Obligations that is unacceptable to the Pre-Petition Administrative Agent and the Pre-Petition Senior Secured Parties; or

(xviii)
the entry of an order extending any exclusive right that any Debtor may have to propose a plan more than 120 days after the Petition Date, or to solicit votes or to seek confirmation of plan on a date more than 180 days after the Petition Date, in either case without the written consent of the Administrative Agent and the Lenders; or

(xix)
Lyles United, LLC (or any Affiliate thereof) or Pacific Ethanol (or any Affiliate thereof) shall assert any claim (actual or contingent) (except any claim asserted by Pacific Ethanol arising out of the Asset Management Agreement) in any Case or shall challenge, contest or interfere, directly or indirectly, with any claim of any Senior Secured Party or any Pre-Petition Senior Secured Party in any Case; or

(xx)	any Project Document is rejected in any of the Cases without the prior consent of the Required Lenders.

(q)           Asset Management Agreement.  The Asset Management Agreement shall be terminated as a result of a breach thereunder by Pacific Ethanol or Pacific Ethanol or any Affiliate of Pacific Ethanol shall challenge the validity or enforceability of any performance guaranty of the obligations of Pacific Ethanol under the Asset Management Agreement.

(r)           Change of Control.  A Change of Control occurs.

Section 9.02  Action Upon Event of Default.

(a)           If any Event of Default has occurred and is continuing, the Administrative Agent shall, upon the direction of the Required Lenders, notwithstanding the provisions of Section 362 of the Bankruptcy Code (the automatic stay of Section 362 of the Bankruptcy Code shall be deemed modified and vacated to permit the Senior Secured Parties to exercise their remedies under this Agreement and the Financing Documents), without any application, motion or notice to, hearing before, or order from, the Bankruptcy Court: (i) terminate the DIP Facility; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations due and payable; (iv) increase the rate of interest applicable to the Obligations to the Default Rate; (v) direct any or all of the Borrowers to sell or otherwise dispose of any or all of the Collateral on terms and conditions acceptable to the Administrative Agent and the Lenders pursuant to Sections 363, 365 and other applicable provisions of the Bankruptcy Code (and, without limiting the foregoing, direct any Borrower to assume and assign any lease or executory contract included in the Collateral to the Collateral Agent’s designees in accordance with and subject to Section 365 of the Bankruptcy Code), (vi) enter onto the premises of any Borrower in connection with an orderly liquidation of the Collateral, and (vii) exercise any rights and remedies provided to the Senior Secured Parties under the Financing Documents or at law or equity, including all remedies provided under the UCC and pursuant to the Interim Order and the Final Order.

(b)           Notwithstanding anything to the contrary contained herein, the Senior Secured Parties shall not be permitted to exercise any remedy (other than those described in clauses (i), (ii), (iii) and (iv) of Section 9.02(a) (Action Upon Event of Default))  unless the Administrative Agent shall have given three (3) Business Days written notice (the “Notice Period”) to the Debtors, counsel to the Committee and the Office of the U.S. Trustee during which Notice Period the Debtors and the Committee may seek relief from the Bankruptcy Court to re-impose or continue the automatic stay with respect to any remedy other than those described in clauses (i), (ii), (iii) and (iv) of Section 9.02(a) (Action Upon Event of Default); provided, that in any hearing after the giving of the aforementioned notice, the only issue that may be raised by the Debtors and the Committee being whether, in fact, an Event of Default has occurred and is continuing.

Section 9.03  Remedies.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, but not the obligation, subject to the Orders, to do any of the following:

(a)           vote or exercise any and all of any Borrower's rights or powers incident to its ownership of Equity Interests in any Borrower, including any rights or powers to manage or control such Borrower;

(b)           demand, sue for, collect or receive any money or property at any time payable to or receivable by any Borrower on account of or in exchange for all or part of the Equity Interests pledged by it pursuant to the Orders;

(c)           amend, terminate, supplement or modify all or any of the Organic Documents of the Borrowers;

(d)           proceed to protect and enforce the rights vested in it hereunder and under the UCC;

(e)           cause all revenues and all other moneys and other property forming part of the Collateral to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

(f)           cause any action at law or in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Obligations, or rights hereunder or included in the Collateral, or for specific enforcement of any covenant or agreement contained herein or in any Project Documents or other agreements forming part of the Collateral, or in aid of the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by Law;

(g)           foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations are issued or secured;

(h)           incur expenses, including attorneys' fees, consultants' fees, and other costs in connection with the exercise of any right or power under this Agreement or any other Financing Document;

(i)           perform any obligation of any Borrower hereunder or under any other Financing Document or any Project Document or other agreement forming part of the Collateral, submit renewal notices or exercise any purchase options under leases, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(j)           take possession of the Collateral and of any and all books of account and records of the Borrowers relating to any of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon, or authorize its designated agent to enter upon, any location where the same may be located for that purpose (including the right of the Collateral Agent to exclude the Borrowers and all Persons claiming access through any of the Borrowers from any access to the Collateral or to any part thereof) and the Collateral Agent and its representatives are hereby granted an irrevocable license to enter upon such premises for such purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the Project, collect all rents and income from the Collateral and apply the same to reimburse the Senior Secured Parties for any reasonable cost or expenses incurred hereunder or under any of the Financing Documents and to the payment or performance of any of the Obligations, and apply the balance to the Obligations as provided herein and any remaining excess balance to whomsoever is legally entitled thereto;

(k)           make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any Collateral;

(1)           secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by the DIP Liens and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;

(m)           enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(n)           transfer the Collateral or any part thereof to the name of the Collateral Agent or to the name of a Collateral Agent's nominee;

(o)           take possession of and endorse in the name of any Borrower or in the name of the Collateral Agent, for the account of any Borrower, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting all or any part of the Collateral or received as interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(p)           appoint another Person (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent;

(q)           execute (in the name, place and stead of any Borrower) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(r)           take any other action which the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof;

(s)           require each Borrower to assemble the Collateral or any part thereof and to make the same (to the extent the same is reasonably moveable) available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to the Borrowers and the Collateral Agent;

(t)           make formal application for the transfer of all or any Governmental Approvals of any Borrower to the Collateral Agent or to any assignee of the Collateral Agent or to any purchaser of any of the Collateral to the extent the same are assignable in accordance with their terms and applicable Laws;

(u)           bring an action or proceeding to foreclose or proceed to sell any real property pursuant to a power of sale; and/or

(v)           exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Law and without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with the UCC.

Section 9.04  Minimum Notice Period.  If, pursuant to applicable Laws, prior notice of any action described in Section 9.03 (Remedies) is required to be given to any Borrower, each Borrower hereby acknowledges that the minimum time required by such applicable Laws, or, if no minimum time is specified, ten (10) days shall be deemed a reasonable notice period.

Section 9.05  Sale of Collateral.  In addition to exercising the foregoing rights, the Collateral Agent may, to the extent permitted by applicable Laws and subject to the Orders, arrange for and conduct the sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner.  The Collateral Agent may release, temporarily or otherwise, to the applicable Borrower any item of Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the other Financing Documents or any other agreement related hereto or thereto.  Each Borrower, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order.  Each successor of any Borrower under the Financing Documents agrees that it shall be bound by the above waiver, to the same extent as if such successor gave the waiver itself.  Each Borrower also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay, extension or redemption after foreclosure now or hereafter in force.  If the Collateral Agent sells any of the Collateral upon credit, the Borrower in respect of such Collateral will be credited only with payments actually made by the purchaser and received by the Collateral Agent.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the relevant Borrower shall be credited with the proceeds of the sale in excess of the amounts required to pay the Obligations in full.  In the event the Collateral Agent bids at any foreclosure or trustee's sale or at any private sale permitted by Law and this Agreement or any other Financing Document, the Collateral Agent may bid all or less than the amount of the Obligations.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of whether or not notice of sale has been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Borrower further acknowledges and agrees that any offer to sell any part of the Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (ii) made privately in the manner described herein to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610(c) of the UCC.

Section 9.06  Actions Taken by Collateral Agent.  Any action or proceeding to enforce this Agreement or any Project Document or other agreement forming part of the Collateral may be taken by the Collateral Agent either in the name of the applicable Borrower or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

Section 9.07  Private Sales.  The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by Collateral Agent pursuant to Section 9.03 (Remedies) or Section 9.05 (Sale of Collateral) conducted in a commercially reasonable manner and in accordance with the requirements of applicable Laws.  Each Borrower hereby waives any claims against the Collateral Agent and the other Senior Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Laws.

Section 9.08  Access to Land.  In exercising its right to take possession of the Collateral upon the occurrence and during the continuation of an Event of Default hereunder, the Collateral Agent, personally or by its agents or attorneys, and subject to the rights of any tenant under any lease or sublease of the Collateral and subject to the Orders, to the fullest extent permitted by Law, may enter upon any land owned or leased by any Borrower without being guilty of trespass or any wrongdoing, and without liability to such Borrower for damages thereby occasioned.

Section 9.09  Compliance With Limitations and Restrictions.  Each Borrower hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to such Borrower for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 9.10  No Impairment of Remedies.  If, in the exercise of any of its rights and remedies hereunder, the Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Law pertaining to "election of remedies" or otherwise, each Borrower hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by the Collateral Agent would result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which such Borrower might otherwise have had but for such action by the Collateral Agent or the terms herein.  Any election of remedies which results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Laws, impair any Borrower's obligations hereunder.

Section 9.11  Attorney-In-Fact.  (a) Each Borrower hereby constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the other Senior Secured Parties and each successor or permitted assign of the Collateral Agent and the other Senior Secured Parties, the true and lawful attorney-in-fact of such Borrower, with full power and authority in the place and stead of such Borrower and in the name of such Borrower, Collateral Agent or otherwise to enforce all rights, interests and remedies of such Borrower with respect to the Collateral or enforce all rights, interests and remedies of the Collateral Agent under this Agreement (including the rights set forth in this Article IX); provided, however, that Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived or cured in accordance with this Agreement and the other Financing Documents and delivery of notice as set forth in Section 9.02(b) and the Orders.  This power of attorney is a power coupled with an interest and shall be irrevocable; provided further, however, that nothing in this Agreement shall prevent any Borrower from, prior to the exercise by Collateral Agent of any of the aforementioned rights, undertaking such Borrower's operations in the ordinary course of business in accordance with the Collateral and the Financing Documents.

(b)           If any Borrower fails to perform any agreement or obligation contained herein, and such failure continues for ten (10) days following delivery of written notice by the Collateral Agent to such Borrower, and subject to the Orders, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Borrower and shall be secured by the Collateral.

Section 9.12  Application of Proceeds.  Any moneys received by the Collateral Agent after the occurrence and during the continuance of an Event of Default may be held by the Collateral Agent on account of the Obligations without prejudice to any claim by any Senior Secured Party for any deficiency after such moneys are received by the Senior Secured Parties, and each Debtor shall remain liable for any such deficiency.  All such moneys may be applied to such part of the Obligations as the Senior Secured Parties may direct.  The Senior Secured Parties may at any time change any such appropriation of any such moneys received by the Senior Secured Parties and may reapply the same to any other part of the Obligations as the Senior Secured Parties may from time to time see fit, notwithstanding any previous application.

ARTICLE X

THE AGENTS

Section 10.01  Appointment and Authority.  xxiv)  Each of the Lenders hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Financing Document, together with such actions as are reasonably incidental thereto.  The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any other Person shall have rights as a third party beneficiary of any of such provisions.

(b)           Each Lender hereby appoints WestLB as its Administrative Agent under and for purposes of each Financing Document to which it is a party.  WestLB hereby accepts this appointment and agrees to act as the Administrative Agent for the Lenders in accordance with the terms of this Agreement.  Each Lender appoints and authorizes the Administrative Agent to act on behalf of such Lender under each Financing Document to which it is a party and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.01 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)           Each Lender hereby appoints WestLB as its Collateral Agent under and for purposes of each Financing Document to which it is a party.  WestLB hereby accepts this appointment and agrees to act as the Collateral Agent for the Lenders in accordance with the terms of this Agreement.  Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Borrower to the Collateral Agent in order to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent, as the case may be, pursuant to Section 10.05 (Delegation of Duties) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof), or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, as the case may be, shall be entitled to the benefits of all provisions of this Article X and Article XI (Miscellaneous Provisions) (including Section 11.09 (Indemnification by the Borrowers), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Financing Documents) as if set forth in full herein with respect thereto.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Financing Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)           Each Lender hereby appoints and authorizes the Accounts Bank to act as depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, with such powers as are expressly delegated to the Accounts Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  The Accounts Bank hereby accepts this appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts, for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, in accordance with the terms of this Agreement.  The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Agreement, for the Collateral Agent, on behalf of the Senior Secured Parties, the Project Accounts and the Accounts Property.  Each Lender also appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a first priority security interest in favor of the Collateral Agent, on behalf of the Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property that is deemed under applicable Law not to constitute a Financial Asset.  The Accounts Bank accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Accounts Property on behalf of the Collateral Agent, acting on behalf of the Senior Secured Parties.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Accounts Bank have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Accounts Bank.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.02  Rights as a Lender.  Each Person serving as Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent.  Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or any other Agent.

Section 10.03  Exculpatory Provisions.  xxv)  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents.  Without limiting the generality of the foregoing, no Agent shall:

(i)	be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable Law; or

(iii)
except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall any Agent be liable for any failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b)           No Agent shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as such Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Appointment and Authority)), (ii) in connection with any amendment, consent, approval or waiver which it is permitted under the Financing Documents to enter into, agree to or grant or (iii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by a Borrower or a Lender.

(c)           No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest, or (v) the satisfaction of any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to any such Agent.

Section 10.04  Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub agents appointed by such Agent.  Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article X shall apply to any such sub agent and to the Related Parties of such Agent and any such sub agent, and shall apply to their respective activities in connection with their acting as Agent.

Section 10.06  Resignation or Removal of Agent.  xxvi)  Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrowers and the Lenders.  Any Agent may be removed at any time by the Required Lenders.  Such resignation or removal shall take effect upon the appointment of a successor Agent, in accordance with this Section 10.06.

(b)           Upon any notice of resignation by any Agent or upon the removal of any Agent by the Required Lenders, the Required Lenders shall appoint a successor Agent hereunder and under each other Financing Document who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000).

(c)           If no successor Agent has been appointed within thirty (30) days after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Agent.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Agent, as applicable, who shall serve as Agent, hereunder and under each other Financing Document until such time, if any, as the Required Lenders appoint a successor Agent, as provided above.

(d)           Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent, and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents.  After the retirement or removal of any Agent hereunder and under the other Financing Documents, the provisions of this Article X shall continue in effect for the benefit of such retiring (or removed) Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(e)           If a retiring or removed Agent is the Accounts Bank, such Accounts Bank will promptly transfer all of the Project Accounts and the Accounts Property to the possession or control of the successor Accounts Bank and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank with respect to the Project Accounts and the Accounts Property to the successor Accounts Bank.

(f)           If a retiring or removed Agent is the Collateral Agent, such Collateral Agent will promptly transfer any Collateral in the possession or control of such Collateral Agent to the successor Collateral Agent and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to such Collateral property to the successor Collateral Agent.

Section 10.07  No Amendment to Duties of Agent Without Consent.  No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Agent shall have given its prior written consent, in its capacity as Agent, thereto.

Section 10.08  Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Loans.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.09  Collateral Agent May File Proofs of Claim.  xxvii)  In case of the pendency of any bankruptcy or insolvency proceeding relative to any Borrower, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent or any other Senior Secured Party shall have made any demand on any Borrower) shall be entitled and empowered, but shall not be obligated to, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and their respective agents and counsel and all other amounts due the Senior Secured Parties under Sections 3.11 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers)) allowed in such judicial proceeding; and

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent may consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 3.11 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers).

(b)           Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.10  Collateral Matters.  xxviii)  The Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Financing Document (i) upon the occurrence of the Discharge Date, (ii) if approved, authorized or ratified in writing in accordance with Section 11.01 (Amendments, Etc.) or (iii) as permitted pursuant to the terms of the Financing Documents (including as contemplated by Sections 7.02(f) (Negative Covenants-Asset Dispositions).

(b)           Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property pursuant to this Section 10.10.  In each case as specified in this Section 10.10, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Borrower such documents as such Person may reasonably request to evidence the release of such item of Collateral in accordance with the terms of the Financing Documents and this Section 10.10.

Section 10.11  Copies.  Each Agent shall give prompt notice to each Lender of each material notice or request required or permitted to be given to such Agent by the Borrowers pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Lenders by the Borrowers).  Each Agent will distribute to each Lender each document or instrument (including each document or instrument delivered by any Borrower to such Agent pursuant to Article V (Representations and Warranties), Article VI (Conditions Precedent) and Article VII (Covenants)) received for its account and copies of all other communications received by such Agent from the Borrowers for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other Financing Document.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by any Borrower or Borrower Agent therefrom, shall be effective unless in writing signed by the Required Lenders (or, if expressly contemplated hereby, the Administrative Agent) and, in the case of an amendment, the Borrowers and Borrower Agent, and in each such case acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 6.01 (Conditions to Closing) without the prior consent of all the Lenders (other than the Non-Voting Lenders);

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02 (Action Upon Event of Default) without the prior written consent of such Lender (other than any Non-Voting Lender);

(c)           postpone any date scheduled for any payment of principal or interest under Section 3.01 (Repayment of Loans) or 3.02 (Interest Payment Dates), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including any mandatory prepayments under Section 3.08 (Mandatory Prepayment) payable hereunder or under any other Financing Document to any Lender without the prior written consent of each Lender directly affected thereby (other than any Non-Voting Lender); provided that only the prior written consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(e)           change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.06 (Termination or Reduction of Commitment), Section 3.07 (Optional Prepayment) or 3.08 (Mandatory Prepayment), respectively, in any manner without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(f)           change any provision of this Section 11.01, the definition of Required Lenders or any other provision of any Financing Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights under any Financing Document (including any such provision specifying the number or percentage of Lenders required to waive any Event of Default or forbear from taking any action or pursuing any remedy with respect to any Event of Default), or make any determination or grant any consent under any Financing Document, without the prior written consent of each Lender (other than any Non-Voting Lender); or

(g)           release (i) any Borrower from all or substantially all of its obligations under any Financing Document, or (ii) all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written consent of each Lender (other than any Non-Voting Lender);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Financing Document; and (ii) Section 11.03(h) (Assignments) may not be amended, waived or otherwise modified without the prior written consent of each Granting Lender all or any part of whose Loan is being funded by an SPV at the time of such amendment, waiver or other modification.

Notwithstanding the other provisions of this Section 11.01, the Borrowers, the Borrower Agent, the Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Financing Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders; or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any release of any Collateral that is otherwise permitted under the terms of this Agreement or the Orders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 11.02  Applicable Law; Jurisdiction; Etc.  xxix)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)           All judicial proceedings brought against any Borrower or Borrower Agent arising out of or relating to this Agreement or any other Financing Document, or nay Obligations hereunder or thereunder, must be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from)jurisdiction, such proceeding may be brought in the courts of the State of New York, the courts of the Unites States of America for the Southern District of New York and appellate court of any thereof.

(c)           SUBMISSION TO JURISDICTION.  EACH BORROWER AND THE BORROWER AGENT IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN EACH BORROWER AND THE BORROWER AGENT, ON THE ONE HAND, AND EACH LENDER AND EACH AGENT, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS; PROVIDED, THAT EACH BORROWER AND THE BORROWER AGENT ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED, FURTHER, THAT, SUBJECT TO RECEIVING PRIOR APPROVAL FROM THE BANKRUPTCY COURT AUTHORIZING SUCH ACTION, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE EACH LENDER AND EACH AGENT BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER.

(d)           WAIVER OF VENUE.  EACH BORROWER AND THE BORROWER AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.02(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(e)           Immunity.  To the extent that any Borrower or the Borrower Agent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Borrower and the Borrower Agent hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.02.

Section 11.03  Assignments.  xxx)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor the Borrower Agent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.03(b), (ii) by way of participation in accordance with Section 11.03(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.03(f), or (iv) to an SPV in accordance with the provisions of Section 11.03(h) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.03 and, to the extent expressly contemplated hereby, the Related Parties of each Agent and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than one million Dollars ($1,000,000) and such assigning Lender’s entire Commitment, unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of two thousand five hundred Dollars ($2,500); provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Funds managed by the same investment advisor (which Funds are not then Lenders hereunder), only a single such two thousand five hundred Dollars ($2,500) fee shall be payable for all such contemporaneous assignments; (iv) the Eligible Assignee, if it is not a Lender prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire and (v) the assignor shall provide notice of such assignment to the Borrower Agent.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.03(c), on and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), 4.05 (Funding Losses), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.03(d).

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Financing Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Borrower Agent or any Agent, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Borrower Agent, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant.  Subject to Section 11.03(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs) and 4.05 (Funding Losses), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.03(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 (Right of Setoff) as though it were a Lender; provided such Participant agrees to be subject to Section 3.13 (Sharing of Payments) as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 4.01 (Eurodollar Rate Lending Unlawful) or 4.03 (Increased Eurodollar Loan Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrower Agent.

(f)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPV”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 3.13 (Sharing of Payments).  Each party hereto hereby agrees that (A) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 4.03 (Increased Eurodollar Loan Costs), (B) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Document, remain the lender of record hereunder.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPV may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of any Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.

Section 11.04  Benefits of Agreement.  Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.

Section 11.05  Borrower Agent.  Each Borrower hereby appoints and authorizes Pacific Holding, and Pacific Holding hereby accepts such appointment, as such Borrower’s Borrower Agent to act as agent on such Borrower’s behalf and to make any representations or certifications, deliver and receive any notices or other communications, and otherwise represent and act on behalf of such Borrower under the Financing Documents, and to comply with all covenants, conditions and other provisions of the Financing Documents required to be satisfied by the Borrower Agent.  Each Borrower hereby acknowledges and agrees that it will be bound by any action or inaction taken by the Borrower Agent as if such action or inaction had been taken by such Borrower.

Section 11.06  Consultants.  xxxi)  The Required Lenders or the Administrative Agent may, in their sole discretion, appoint any Consultant for the purposes specified herein.  If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Required Lenders or the Administrative Agent, as the case may be, shall designate a Consultant in replacement.

(b)           The Borrowers shall reimburse each Consultant appointed hereunder for the reasonable fees and reasonable and documented out-of-pocket expenses of such Consultant retained on behalf of the Lenders pursuant to this Section 11.06.

(c)           In all cases in which this Agreement provides for any Consultant to “agree,” “approve,” “certify” or “confirm” any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrowers, the Borrower Agent or other sources reasonably believed by such Consultant to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.

Section 11.07  Costs and Expenses.  Each Borrower shall pay (a) all reasonable and documented out of pocket expenses incurred by the Agents or any Lender (including all reasonable fees, costs and expenses of counsel for any Senior Secured Party and a financial advisor for the Administrative Agent), in connection with (i) the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated), (ii) the negotiation, preparation and filing and recordation of the Financing Documents, the Interim Order and the Final Order, (iii) any amendments, modifications or waivers of the provisions of this Agreement, the other Financing Documents, the Interim Order and the Final Order, (iv) the administration of this Agreement, the other Financing Documents, the Interim Order and the Final Order, (v) the obtaining of approval of the Financing Documents by the Bankruptcy Court, (vi) the preparation and review of pleadings, documents and reports related to any Chapter 11 Case or any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to any Chapter 11 Case or any subsequent case under Chapter 7 of the Bankruptcy Code and (vii) general monitoring of any Chapter 11 Case or any subsequent case under Chapter 7 of the Bankruptcy Code and (b) all out-of-pocket expenses incurred by the Agents or any Lender (including all fees, costs and expenses of counsel for any Senior Secured Party), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 11.07, including in connection with any workout, restructuring or negotiations in respect of the Obligations.

Section 11.08  Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.09  Indemnification by the Borrowers.  xxxii)  Each Borrower hereby agrees to indemnify each Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable and documented fees, costs and out-of-pocket expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of:

(i)
the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)
any actual or alleged presence, release or threatened release of Materials of Environmental Concern on or from any Plant or any property owned, leased or operated by any Borrower, or any liability pursuant to an Environmental Law related in any way to any Plant, any Site or the Borrowers;

(iv)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of its shareholders, members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or

(v)
any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by a Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lenders or the Agents without the knowledge of the Borrowers;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 11.09(a) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity.  The obligations of the Lenders under this Section 11.09(b) are subject to the provisions of Section 2.04(d) (Funding of Loans).  The obligations of the Lenders to make payments pursuant to this Section 11.09(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement.  The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so.

(c)           Except as otherwise provided in Article VI (Conditions Precedent), all amounts due under this Section 11.09 shall be payable not later than ten (10) Business Days after demand therefor.

Section 11.10  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by any Senior Secured Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11  No Waiver; Cumulative Remedies.  No failure by any Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.12  Notices and Other Communications.  xxxiii)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.12(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to a Borrower, the Borrower Agent or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.12; and

(ii)	if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.

(b)           Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.12(d) shall be effective as provided in Section 11.12(d).  Any notice sent to the Borrower Agent shall be deemed to have been given to each Borrower.

(c)           Notices and other communications to the Senior Secured Parties hereunder may be delivered or furnished by electronic communication (including e mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II (Commitments and Funding) if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II (Commitments and Funding) by electronic communication.  Each of the Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 11.12(d)(i) of notification that such notice or communication is available and identifying the website address therefor.

(e)           Each Borrower, the Borrower Agent and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Borrower Agent and each Agent.

(f)           The Senior Secured Parties shall be entitled to rely and act upon any written notices purportedly given by or on behalf of a Borrower or the Borrower Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify each Senior Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower or the Borrower Agent.  All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

(g)           So long as WestLB is the Administrative Agent, each Borrower and the Borrower Agent hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to ny_agency services@westlb.com.  In addition, each Borrower and the Borrower Agent agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(h)           So long as WestLB is the Administrative Agent, each Borrower and the Borrower Agent further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on http: www.intralinks.com (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the “Platform”).

(i)            THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, THE BORROWER AGENT, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S, THE BORROWER AGENT’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j)           The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 11.12 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(k)           Notwithstanding clauses (g) to (j) above, nothing herein shall prejudice the right of any Senior Secured Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

Section 11.13  Patriot Act Notice.  Each Senior Secured Party (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Senior Secured Party to identify the Borrowers in accordance with the Patriot Act.

Section 11.14  Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all the Obligations. To the extent that any payment by or on behalf of any Borrower is made to any Agent or Lender, or any Agent or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under Section 11.14(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.15  Right of Setoff.  Each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of each Borrower now or hereafter existing under this Agreement or any other Financing Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section 11.15 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.16  Severability.  If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.17  Survival.  Notwithstanding anything in this Agreement to the contrary, Section 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) shall survive any termination of this Agreement.  In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Senior Secured Party, regardless of any investigation made by any Senior Secured Party or on their behalf and notwithstanding that any Senior Secured Party may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 11.18  Treatment of Certain Information; Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to the Obligations or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with such Agent or Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Financing Document (including any rating agency); (g) with the consent of any Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.18 or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to a Borrower received by it from such Lender).  In addition, any Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Funding.  For the purposes of this Section 11.18, “Information” means written information that any Borrower furnishes to any Agent or Lender after the date hereof (and designated at the time of delivery thereof in writing as confidential) pursuant to or in connection with any Financing Document, relating to the assets and business of such Borrower, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by such Agent or Lender of its obligations hereunder, (ii) is or becomes available to such Agent or Lender from a source other than a Borrower that is not, to the knowledge of such Agent or Lender, acting in violation of a confidentiality obligation with such Borrower or (iii) is independently compiled by any Agent or Lender, as evidenced by their records, without the use of the Information.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.19  Waiver of Consequential Damages, Etc.  Except as otherwise provided in Section 11.09 (Indemnification by the Borrowers) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.20  Waiver of Litigation Payments.  To the extent that any Borrower or the Borrower Agent may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.02(b) (Applicable Law; Jurisdiction) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 11.21  Section 552(b).  The Lenders and the Agents shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Lenders or the Agents with respect to proceeds, products, offspring or profits of any of the Collateral.

[Remainder of page intentionally blank.  Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Debtor-In-Possession Credit Agreement to be executed by their respective officers as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

PACIFIC ETHANOL MADERA LLC, as Borrower

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

PACIFIC ETHANOL COLUMBIA, LLC, as Borrower

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

PACIFIC ETHANOL STOCKTON, LLC, as Borrower

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

PACIFIC ETHANOL MAGIC VALLEY, LLC, as Borrower

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower Agent

By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: COO

WESTLB AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ RONALD SPITZER
Name: Ronald Spitzer
Title: Executive Director

By:	/s/ DOMINICK D’ASCOLI
Name: Dominick D’Ascoli
Title: Director

WESTLB AG, NEW YORK BRANCH, as Lender

By:	/s/ RONALD SPITZER
Name: Ronald Spitzer
Title: Executive Director

By:	/s/ DOMINICK D’ASCOLI
Name: Dominick D’Ascoli
Title: Director

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:	/s/ RONALD SPITZER
Name: Ronald Spitzer
Title: Executive Director

By:	/s/ DOMINICK D’ASCOLI
Name: Dominick D’Ascoli
Title: Director

AMARILLO NATIONAL BANK, as Accounts Bank

By:	/s/ CRAIG L. SANDERS
Name: Craig L. Sanders
Title: Executive Vice President

AMARILLO NATIONAL BANK, as Senior Secured Party

By:	/s/ CRAIG L. SANDERS
Name: Craig L. Sanders
Title: Executive Vice President

CIFC FUNDING 2007-III LTD., as Senior Secured Party

By:	Signature Illegible
Name
Title

CIFC FUNDING 2007-IV LTD., as Senior Secured Party

By:	Signature Illegible
Name
Title

CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent Senior Secured Party

By:	/s/ DREW CARLETON
Name: Drew Carleton
Title: Vice President

CIT CAPITAL USA INC., as Senior Secured Party

By:	/s/ JASON B. STEWART
Name: Jason B. Stewart
Title: Managing Director

CREDIT SUISSE CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD. By: Credit Suisse Alternative Capital, Inc. as investment manager

By:	/s/ DAVID KOENIG
Name: David Koenig
Title: Authorized Signatory

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Senior Secured Party

By:	/s/ ALFRED S. COMPTON, JR.
Name: Alfred S. Compton, Jr.
Title: Sr. Vice President/Managing Director

METROPOLITAN LIFE INSURANCE COMPANY, as Senior Secured Party

By:	/s/ DAVID YU
Name: David Yu
Title:

NORDKAP BANK AG, as Senior Secured Party

By:	/s/ ERIC W. SIEVERS
Name: Eric W. Sievers
Title: SVP

By:	/s/ STEFAN GERIG
Name: Stefan GERIG
Title: CIO

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH, as Senior Secured Party

By:	/s/ JOSEF HAAS
Name: Josef Haas
Title: Senior Director

By:	/s/ STEFANIE SCHOLZ
Name: Stefanie Scholz
Title: Managing Director

NORTHWEST FARM CREDIT SERVICES, FLCA, as Senior Secured Party

By:	/s/ CASEY KINZER
Name: Casey Kinzer
Title: Account Manager

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Senior Secured Party

By:	/s/ ANDREW SHERMAN
Name: Andrew Sherman
Title: Executive Director

By:	/s/ JOHN MCMAHON
Name: John McMahon
Title: Managing Director

SHOREBANK PACIFIC, as Senior Secured Party

By:	/s/ MATTHEW MYLET
Name: Matthew Mylet
Title: Assistant Vice President

SCHEDULE 1.01
to DIP Credit Agreement

LENDERS, LOAN COMMITMENTS AND OFFICES

I. REVOLVING AND ROLL UP LOANS

REVOLVING LENDER	REVOLVING LOAN COMMITMENT	ROLL UP LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
WestLB AG, New York Branch	$1,485,606.38	$2,228,409.53	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946
Amarillo National Bank	$805,589.60	$1,208,384.41	Amarillo National Bank 410 South Taylor Street Amarillo, TX 79101 Attention: Nelda Fox Telephone: 806-378-8185 Facsimile: 806-345-1663	Amarillo National Bank 410 South Taylor Street Amarillo, TX 79101 Attention: Nelda Fox Telephone: 806-378-8185 Facsimile: 806-345-1663
CIFC Funding 2007-III Ltd.	$391,677.47	$587,516.21	CIFC Funding 2007-III, Ltd. 250 Park Avenue, 5th Floor New York, NY 10177 Attention: Maxum Tomaszewski Telephone: 312-992-5351 Facsimile: 312-276-8816 Email: cifc.funding.clo5@abnamro.com

1.01 - 1

REVOLVING LENDER	REVOLVING LOAN COMMITMENT	ROLL UP LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
CIFC Funding 2007-IV, Ltd.	$652,795.68	$979,193.52	CIFC Funding 2007-IV, Ltd. 250 Park Avenue, 5th Floor New York, NY 10177 Attention: Marcum Tomaszewski Telephone: 312-992-5351 Facsimile: 312-276-8816 Email: cifc.funding.clo5@abnamro.com
CIT Capital USA Inc.	$3,300,137.73	$4,950,206.60	CIT Capital USA Inc. 1 CIT Drive Livingston NJ 07039 Attention: Gary Conza Telephone: 212-461-7829 Facsimile: 212-461-7825	CIT Capital USA Inc. 1 CIT Drive Livingston NJ 07039 Attention: Gary Conza Telephone: 212-461-7829 Facsimile: 212-461-7825
Credit Suisse Candlewood Special Situations Master Fund, Ltd.	$4,864,148.59	$7,296,222.89
Credit Suisse Candlewood
Special Situations Master Fund, Ltd.
C/o Credit Suisse Alternative Capital, Inc.
Eleven Madison Avenue,
New York, NY 10010

Attention: Peter Dowling
Telephone: 212-538-5198
Facsimile: 646-935-8749

1.01 - 2

REVOLVING LENDER	REVOLVING LOAN COMMITMENT	ROLL UP LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A., “Rabobank Nederland,” New York Branch	$1,989,529.19	$2,984,293.78	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” 245 Park Avenue New York, NY 10167 Attention: Siu Chu Telephone: 201-499-5496 Facsimile: 888-506-1179	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” 245 Park Avenue New York, NY 10167 Attention: Siu Chu Telephone: 201-499-5496 Facsimile: 888-506-1179
Metropolitan Life Insurance Company	$1,701,944.26	$2,552,916.40	Metropolitan Life Insurance Company 10 Park Avenue Morristown, NJ 07962 Attention: Neil Fredricks Telephone: 813-983-4455 Facsimile: 212-251-1604	n/a
Norddeutsche Landesbank Girozentrale New York Branch	$1,871,279.73	$2,806,919.60
Nord/LB New York Branch
1114 Avenue of the Americas, 37th Floor
New York, NY 10036

Credit Issues
Attention: Josef Haas
Telephone: 212-812-6805
Facsimile: 212-812-6860

Funding Notices
Attention: Arcadio Diaz
Telephone: 212-812-6809
Facsimile: 212-812-6860

Nord/LB Cayman Island Branch
1114 Ave. of the Americas, 37th Floor
New York, NY 10036

Credit Issues
Attention: Josef Haas
Telephone: 212-812-6805
Facsimile: 212-812-6860

Funding Notices
Attention: Arcadio Diaz
Telephone: 212-812-6809
Facsimile: 212-812-6860

1.01 - 3

REVOLVING LENDER	REVOLVING LOAN COMMITMENT	ROLL UP LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
GreenStone Farm Credit Services, ACA/FLCA	$547,061.33	$820,591.99
GreenStone Farm Credit Services,
ACA/FLCA
1760 Abbey Road, Ste. 320
East Lansing, MI 48823

Attention: Nichole Ross
Telephone: 517-324-0273
Facsimile: 517-324-0211

Attention: Amber Selle
Telephone: 517-324-0211
Facsimile: 517-318-1240

GreenStone Farm Credit Services, ACA/FLCA
1760 Abbey Road, Ste. 320
East Lansing, MI 48823

Attention: Nichole Ross
Telephone: 517-324-0273
Facsimile: 517-324-0211

Attention: Amber Selle
Telephone: 517-324-0211
Facsimile: 517-318-1240

Nordkap Bank AG	$1,588,972.09	$2,383,458.14	n/a	Nordkap Bank AG Thurgauerstrasse 54 8050 Zurich, Switzerland-CH Attention: Isabelle Scherer Telephone: 011-41-1-3 06-4922 Facsimile: 011-41-44-306-4911 Email: isabelle.scherer@nordkapbank.com
Northwest Farm Credit Services, FLCA	$547,061.33	$820,591.99	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Sophia Conley Telephone: 800-216-4535 Facsimile 509-340-5508 Email: tech_acctg@farm- credit.com	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Sophia Conley Telephone: 800-216-4535 Facsimile 509-340-5508 Email: tech_acctg@farmcredit.com

1.01 - 4

REVOLVING LENDER	REVOLVING LOAN COMMITMENT	ROLL UP LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
ShoreBank Pacific	$254,196.62	$381,294.94
ShoreBank Pacific
203 Howerton Way SE,
PO Box 400
Ilwaco, WA 98624

Attention: Susan Day
Telephone: 503-916-1552
Facsimile: 503-827-5003

Attention: Rebecca Tuccio
Telephone: 503-916-1552
Facsimile: 503-827-5003
				n/a

1.01 - 5

SCHEDULE 2.01
to DIP Credit Agreement

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: PACIFIC ETHANOL HOLDING CO. LLC, et al.,1 Debtors.	Chapter 11 Case No. 09- (_____) Joint Administration Requested

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO (A) OBTAIN
POSTPETITION FINANCING PURSUANT TO 11 U.S.C. §§ 105, 361, 362, 363(c),
363(e), 364(c), 364(d)(1) AND 364(e) AND (B) UTILIZE CASH COLLATERAL
OF PREPETITION SECURED ENTITIES, (II) GRANTING
ADEQUATE PROTECTION TO PREPETITION SECURED ENTITIES,
(III) SCHEDULING A FINAL HEARING PURSUANT TO BANKRUPTCY
RULES 4001(b) AND 4001(c), AND (IV) GRANTING RELATED RELIEF

This matter is before the Court on the motion dated May __, 2009 (the “Motion”)2 of Pacific Ethanol Holding Co. LLC (“Holding”) and its affiliated debtors, as debtors-inpossession (collectively, the “Debtors”) in the above-referenced chapter 11 cases (collectively, the “Chapter 11 Cases”), for entry of an interim order (this “Interim Order”) and a final order (“Final Order”), under sections 105, 361, 362, 363(c), 363(e), 364(c), 364(d)(1) and 364(e) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”) and Rule 4001-2 of the Local Rules of Bankruptcy Practice and Procedure

1
The Debtors are: Pacific Ethanol Holding Co. LLC (Tax ID No. XX-XXX6981), Pacific Ethanol Stockton, LLC (Tax ID No. XX-XXX8349), Pacific Ethanol Columbia, LLC (Tax ID No. XX-XXX9392), Pacific Ethanol Madera, LLC (Tax ID. No. XX-XXX3339), Pacific Ethanol Magic Valley, LLC (Tax ID. No. XXXXX7391),. The mailing address for Pacific Ethanol Holding Co., LLC. is 400 Capitol Mall, Suite 2060, Sacramento, CA 95814.

2	All defined terms shall have the meaning ascribed to them in the Motion or DIP Documents (as defined below) unless otherwise defined herein.

2.01 - 1

of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), seeking, among other things:
(1)            authorization for Holding, Pacific Ethanol Stockton, LLC (“Stockton”), Pacific Ethanol Columbia, LLC (“Columbia”), Pacific Ethanol Madera, LLC (“Madera”), and Pacific Ethanol Magic Valley, LLC (“Magic Valley” and together with Holding, Stockton, Columbia and Madera, each as a Debtor, the “Borrowers”) to obtain post-petition financing (the “DIP Facility”) consisting of: (a) a super priority non- amortizing revolving credit facility (the “DIP Revolving Loans”) in an aggregate principal amount not to exceed $20 million (the “DIP Revolving Commitment”), of which up to $10 million shall be available upon entry of this Interim Order (“DIP Revolving Interim Commitment”), and (b) a 1.50:1.00 dollar conversion (calculated on the basis of a one and one-half dollar of DIP Roll-Up Loans (as defined below) for each dollar of DIP Revolving Loans provided by the DIP Lenders) in respect of the outstanding term loans under the Prepetition Credit Facility beneficially owned by each applicable DIP Lender (as defined below) (or an affiliate) at 5 p.m. (prevailing Eastern time) on May 15, 2009 (the “DIP Roll-Up Loans”) in an aggregate principal amount not to exceed $30 million (the “DIP Roll-Up Amount”) of which up to $15 million shall convert concurrently with the funding of the DIP Revolving Interim Commitment upon entry of this Interim Order, each subject to the terms and conditions of the DIP Facility Documents (as defined below), with WestLB AG, New York Branch (“WestLB”), as administrative agent and collateral agent (collectively, the “DIP Agent”) for itself and a syndicate of financial institutions (together with WestLB, the “DIP Lenders”) and Amarillo National Bank (“DIP Accounts Bank”), pursuant to the terms of this Interim

2.01 - 2

Order and that certain Debtor-in-Possession Credit Agreement, by and among the Borrowers, DIP Agent and DIP Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “DIP Agreement,” and together with any related documents and instruments delivered pursuant to or in connection therewith (including the “Financing Documents” referenced therein), the “DIP Documents”), as generally summarized by the Debtor-In-Possession Credit Facility Term Sheet, attached hereto as Exhibit A (the “DIP Term Sheet”);
(2)            authorization for the Debtors to execute and enter into the DIP Documents (which shall be in form and substance acceptable to the DIP Agent and the DIP Lenders) and to perform such other and further acts as may be required in connection with the DIP Documents;
(3)            authorization for the Debtors to grant (i) security interests and liens (including liens pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and limited priming liens pursuant to section 364(d) of the Bankruptcy Code) to the DIP Agent, for the benefit of the DIP Agent and the DIP Lenders, to secure all obligations of the Debtors under and with respect to the DIP Facility (collectively, the “DIP Obligations”), and (ii) superpriority claims (including a superpriority administrative claim pursuant to section 364(c)(1) of the Bankruptcy Code) to the DIP Agent and the DIP Lenders, with respect to the DIP Obligations, as more fully set forth in this Interim Order;
(4)            authorization for the Debtors’ use of cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code (as so defined, “Cash Collateral”), on the terms and conditions set forth in this Interim Order;

2.01 - 3

(5)            authorization to provide adequate protection of the liens and security interests (such liens and security interests, the “Prepetition Liens”) granted for the benefit of the prepetition senior secured lenders (such lenders in such capacities, the “Prepetition Lenders”) under that certain Credit Agreement, dated as of February 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Prepetition Credit Agreement”), among the Borrowers, the Prepetition Lenders, WestLB, as Administrative Agent (in such capacity and in the capacity of Collateral Agent under the security documents for the Prepetition Obligations (as defined herein) on behalf of the Prepetition Lenders, the “Prepetition Agent”) and as a Prepetition Lender, and Amarillo National Bank, as accounts bank (the “Prepetition Accounts Bank”), securing the Borrowers’ obligations (the “Prepetition Obligations”) under the Prepetition Credit Agreement, the Prepetition Security Documents (as defined below) and all collateral and ancillary documents executed or delivered in connection therewith (the “Prepetition Facility Documents”), as more fully set forth in this Interim Order;
(6)            an emergency interim hearing (the “Interim Hearing”) on the
Motion for this Court to consider entry of this Interim Order, which, among other things, (i) authorizes the Debtors, on an interim basis, to obtain from the DIP Lenders under the DIP Facility up to an aggregate principal amount not to exceed $20 million (of which $10 million shall be available upon the entry of this Interim Order) in DIP Revolving Commitments and convert up to an aggregate principal amount of $30 million in DIP Roll-Up Amounts (of which $15 million shall convert upon entry of this Interim Order), pursuant to the terms of, and on the conditions contained in, the DIP Agreement and this

2.01 - 4

Interim Order; (ii) authorizes each Borrower to guarantee the DIP Obligations of each other Borrower; (iii) authorizes the Debtors’ use of the Cash Collateral; and (iv) grants the adequate protection described herein;
(7)            the scheduling of a final hearing (the “Final Hearing”) on the Motion no later than July 1, 2009 to consider entry of a Final Order authorizing the borrowings under the DIP Documents on a final basis and approve the form of notice procedures with respect thereto; and
(8)            modification of the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to permit the (a) Debtors, (b) DIP Agent and DIP Lenders, and (c) Prepetition Lenders and Prepetition Agent (together, the “Prepetition Secured Entities,” and collectively with the DIP Agent and the DIP Lenders, the “Secured Lending Entities”) to implement the terms of this Interim Order.
This Court having found that, under the circumstances, due and sufficient notice of the Motion and Interim Hearing was provided by the Debtors as set forth in Paragraph K below, and having held the Interim Hearing on May __, 2009 after considering all the pleadings filed with this Court; and having overruled all unresolved objections to the relief requested in the Motion; and upon the record made by the Debtors at the Interim Hearing and the Affidavit of Christopher W. Wright, Vice President of Pacific Ethanol Holding Co. LLC, in Support of First Day Motions, and after due deliberation and consideration and good and sufficient cause appearing therefore:
THE COURT HEREBY FINDS AND CONCLUDES AS FOLLOWS:
A. Filing of Petition. On May 17, 2009 (the “Petition Date”), each Debtor filed a voluntary petition (collectively, the “Petitions”) with this Court commencing a case under

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chapter 11 of the Bankruptcy Code. The Debtors are continuing to operate their respective businesses and manage their respective properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.            Jurisdiction; Venue. This Court has subject matter jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). The statutory predicates for the relief sought herein are sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001(b) and 9014. Venue of the Chapter 11 Cases and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C.            Debtors’ Stipulations. Subject to the limitations thereon described below in Paragraph 15, the Debtors hereby agree and stipulate that:

(i)            as of the Petition Date, Holding, Stockton, Columbia, Madera and Magic Valley (collectively, the “Prepetition Credit Parties”) were truly and justly indebted to the Prepetition Lenders pursuant to the Prepetition Facility Documents in the aggregate principal amount of $247,307,091, plus accrued and unpaid interest with respect thereto and any additional fees, costs and expenses as provided under the Prepetition Facility Documents (the “Prepetition Indebtedness”) 3;

(ii)            pursuant to certain security agreements, blocked account, lockbox and pledged account control agreements, mortgages, deeds of trust, assignments, and other collateral documents and agreements (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, collectively, the

3 Pacific Ethanol California, Inc. (“PECA”), the intermediate holding company for Holding, is not included as a Borrower or Guarantor under the Prepetition Credit Agreement but has provided a secured accommodation pledge of its ownership interest in Holding pursuant to the terms of the Prepetition Credit Agreement. PECA is not a debtor in these proceedings.

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“Prepetition Security Documents”), and the other Prepetition Facility Documents, the Prepetition Credit Parties granted to and/or for the benefit of the Prepetition Secured Entities a first priority valid, perfected and enforceable security interest in certain real and personal property of the Prepetition Credit Parties (the “Prepetition Collateral”); and
(iii) (a) the Prepetition Obligations constitute legal, valid and binding Obligations (as defined in the Prepetition Credit Agreement) of each of the Prepetition Credit Parties; (b) no offsets, defenses or counterclaims to the Prepetition Obligations exist; (c) no portion of the Prepetition Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to the Bankruptcy Code or applicable non- bankruptcy law; (d) the Prepetition Facility Documents are valid and enforceable by the Prepetition Secured Entities against each of the applicable Prepetition Credit Parties; (e) the Prepetition Liens constitute valid, binding, enforceable and perfected liens in and to the Prepetition Collateral, having the priority set forth in the Prepetition Facility Documents and subject only to the liens described in the Prepetition Facility Documents, and are not subject to avoidance, reduction, disallowance, disgorgement, counterclaim, surcharge or subordination pursuant to the Bankruptcy Code or applicable non- bankruptcy law; (f) the Prepetition Obligations constitute allowed secured claims against the applicable Debtors’ estates; and (g) no claim of or cause of action held by the Debtors exists against the Prepetition Agent, Prepetition Lenders or their agents, whether arising under applicable state or federal law (including, without limitation, any recharacterization, subordination, avoidance or other claims arising under or pursuant to sections 105, 510 or 542 through 553 of the Bankruptcy Code), or whether arising under or in connection with any of the Prepetition Facility Documents (or the transactions

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contemplated thereunder), Prepetition Obligations or Prepetition Liens, including without limitation, any right to assert any disgorgement or recovery.

D.      Budget for DIP Facility. Attached hereto as Exhibit B is a rolling 13-week cashflow budget setting forth all projected cash receipts and cash disbursements (by line item) on a weekly basis for the time period from May 17, 2009 through and including July 1, 2009 (the “Initial Approved Budget”). The Initial Approved Budget may be modified or supplemented from time to time by additional budgets (covering any time period covered by a prior budget or covering additional time periods) prepared by the Debtors, without subsequent notice to or order of the Court (each such additional budget, a “Supplemental Approved Budget” and together with the Initial Approved Budget, the “Approved Budget”). The Initial Approved Budget is an integral part of this Interim Order and has been relied upon by the DIP Agent and the DIP Lenders in deciding to agree to this Interim Order, to provide the DIP Facility and to permit the use of the Cash Collateral. The Debtors represent and warrant to the DIP Agent, the DIP Lenders and this Court that the Approved Budget includes and contains the Debtors’ best estimate of all operational receipts and all operational disbursements, fees, costs and other expenses that will be payable, incurred and/or accrued by any of the Debtors during the period covered by the Approved Budget and that such operational disbursements, fees, costs and other expenses will be timely paid in the ordinary course of business pursuant to and in accordance with the Approved Budget unless such operational disbursements, fees, costs and other expenses are not incurred or otherwise payable. The Debtors shall be permitted a variance between the aggregate actual cash receipts and disbursements on a consolidated basis and the amounts projected in the Approved Budget of 10% in the aggregate, measured on a rolling four-week basis.

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E.            Immediate Need for Funding. Based upon the pleadings and proceedings of record in the Chapter 11 Cases, the Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their businesses without the DIP Facility. As a result of the Debtors’ financial condition, the use of Cash Collateral alone would be insufficient to meet the Debtors’ immediate postpetition liquidity needs. The Debtors’ ability to maintain business relationships with their vendors, suppliers and customers, pay their employees, purchase and supply new inventory and otherwise finance their operations is essential to the Debtors’ continued viability. In addition, (i) the Debtors’ critical need for financing is immediate; (ii) in the absence of the DIP Facility, the continued maintenance and limited operation of the Debtors’ businesses would not be possible and serious and irreparable harm to the Debtors and their estates would occur; and (iii) the preservation, maintenance and enhancement of the going concern value of the Debtors are of the utmost significance and importance to a successful reorganization of the Debtors.
F.            No Alternate Financing. The Debtors are unable to obtain sufficient interim and long-term financing from sources other than the DIP Lenders on terms more favorable than under the DIP Facility and the DIP Documents, and are not able to obtain unsecured credit allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code. The Debtors are also unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code for the purposes set forth in the DIP Agreement without the Debtors (i) granting to the DIP Agent and the DIP Lenders, subject to the Carve-Out as provided herein, (x) the DIP Superpriority Claims (as defined below) and (y) the DIP Liens (as defined below) in the DIP Collateral (as defined below), as provided herein and in the DIP Documents and (ii) allowing any DIP Lender to convert its respective pro rata share of

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outstanding Prepetition Indebtedness into DIP Roll-Up Loans on a basis of one and one-half dollar of DIP Roll-Up Loans for each dollar of DIP Revolving Loans provided by such DIP Lender.
G.            Reasonable; Good Faith. Based upon the pleadings and proceedings of record in the Chapter 11 Cases, (i) the terms and conditions of the DIP Facility are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration, (ii) the DIP Facility has been negotiated in good faith and at arm’s length among the Debtors, the DIP Agent and the DIP Lenders and (iii) any credit extended, loans made and other financial accommodations extended to the Debtors by the DIP Lenders have been extended, issued or made, as the case may be, in “good faith” within the meaning of section 364(e) of the Bankruptcy Code.
H.            Use of Cash Collateral. An immediate and critical need exists for the Debtors to use the Cash Collateral (in addition to the DIP Facility) to continue to operate their businesses in the ordinary course, pay wages, maintain business relationship with vendors, suppliers and customers, make capital expenditures, make adequate protection payments, generally conduct their business affairs so as to avoid immediate and irreparable harm to their estates and the value of their assets, and afford the Debtors adequate time to finalize and execute documents under the DIP Facility (subject to and within the limits imposed by the terms of this Interim Order).
I.     Consent by Prepetition Lenders. The Prepetition Lenders have consented to (i) the financing arrangements contemplated by this Interim Order and the DIP Documents and (ii) Debtors’ proposed use of their Cash Collateral, on the terms and conditions set forth in this

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Interim Order. The consent of the Prepetition Lenders is expressly limited to the postpetition financing being provided by the DIP Lenders (as contemplated by this Interim Order and the DIP Documents) and the provision of adequate protection herein, and shall not extend to any other postpetition financing or to any modified version of the DIP Facility.
J.            Adequate Protection. The adequate protection provided to the Prepetition Agent and the Prepetition Lenders for any diminution in the value of such parties’ respective interest in the Prepetition Collateral from and after the Petition Date, including, without limitation, from the DIP Facility and use of the Cash Collateral, pursuant to the provisions of this Interim Order, is consistent with and authorized by the Bankruptcy Code and is offered by the Debtors to protect such parties’ interests in the Prepetition Collateral in accordance with sections 361, 362 and 363 of the Bankruptcy Code. The consent of the Prepetition Agent and the Prepetition Lenders to the priming of their liens by the DIP Liens does not constitute, and shall not be construed as constituting, an acknowledgment or stipulation by the Prepetition Agent or the Prepetition Lenders that their respective interests in the Prepetition Collateral are adequately protected pursuant to this Interim Order or otherwise. The adequate protection provided herein and other benefits and privileges contained herein are necessary in order to obtain the foregoing consents and agreements and the non-objection of such parties.
K.            Notice. Notice of the Interim Hearing and the entry of this Interim Order has been provided to: (i) the largest unsecured creditors on a consolidated basis, as listed and filed with the Petition; (ii) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (iii) the Securities and Exchange Commission; (iv) counsel to the DIP Agent; (v) counsel to the Prepetition Agent; (vi) the Internal Revenue Service; (vii) the Prepetition Lenders; and (x) any other parties requesting such notice (collectively, the “Notice

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Parties”). Requisite notice of the Motion and the relief requested thereby and this Interim Order has been provided in accordance with Bankruptcy Rule 4001, and no other notice need be provided for entry of this Interim Order.
L.            Good Cause Shown; Best Interest. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Interim Order, the Debtors’ businesses, properties and estates will be immediately and irreparably harmed. This Court concludes that good cause has been shown and that entry of this Interim Order is in the best interest of the Debtors’ respective estates and creditors as its implementation will, among other things, allow for the continued operation of the Debtors’ existing businesses and enhance the Debtors’ prospects for successful reorganization.
M.            No Liability to Third Parties. The Debtors stipulate and the Court finds that in making decisions to advance loans to the Debtors, in administering any loans, in permitting the Debtors to use Cash Collateral, in accepting the Interim Approved Budget or any future Supplemental Approved Budget or in taking any other actions permitted by this Interim Order or the DIP Documents, none of the DIP Agent nor DIP Lenders shall be deemed to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors.
Based on the foregoing, and upon the record made before this Court at the Interim Hearing, and good and sufficient cause appearing therefore,
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.            Approval of Interim Order. The Motion is approved on the terms and conditions set forth in this Interim Order. Any objections that have not previously been

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withdrawn are hereby overruled. This Interim Order shall become effective immediately upon its entry.
2.            Approval of DIP Documents; Authority Thereunder. The Debtors are hereby authorized to enter into the DIP Documents, including the DIP Agreement, and such additional documents, instruments and agreements as may be required or requested by the DIP Agent and the DIP Lenders to implement the terms or effectuate the purposes of this Interim Order. The terms and conditions of the DIP Documents are hereby approved and (i) the Borrowers are authorized to comply with and perform all of the terms and conditions contained therein, and (ii) each Borrower is directed to repay amounts borrowed, together with interest and premiums (as applicable) thereon and any other outstanding DIP Obligations to the DIP Lenders in accordance with and subject to the terms and conditions set forth in the DIP Documents and this Interim Order.
3.            Authorization to Borrow/Use of Cash Collateral. Upon finalizing and executing the DIP Agreement and the other DIP Documents, the Debtors are immediately authorized (a) to borrow from the DIP Lenders under the DIP Facility up to an aggregate principal amount not to exceed $20 million (with up to $10 million available upon the entry of this Interim Order) under the DIP Revolving Loans and (b) to effectuate a 1.50:1.00 dollar conversion (calculated on the basis of a one and one-half dollars of DIP Roll-Up Loans for each dollar of DIP Revolving Loans provided by the DIP Lenders) in respect of the outstanding term loans under the Prepetition Credit Facility beneficially owned by the applicable DIP Lender (or an affiliate) at 5 p.m. (prevailing Eastern time) on May 15, 2009, in an aggregate principal amount not to exceed $30 million (of which up to $15 million shall convert concurrently with the funding of the DIP Revolving Interim Commitment upon entry of this Interim Order), each

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subject to the terms and conditions of the DIP Documents, provided, however, that if any DIP Agent and/or DIP Lender in its sole discretion advances funds in excess of these limitations or any other limitations or restrictions set forth herein, such advances shall constitute DIP Obligations and shall be entitled to the benefits of the DIP Documents and this Interim Order. The Debtors are authorized to use the proceeds of the DIP Revolving Loans and the Cash Collateral in the operation of the Debtors’ businesses, provided, that any proposed DIP Revolving Loan or use of Cash Collateral is consistent with the terms of the DIP Documents, the Approved Budget and this Interim Order.
4.            Payment of Adequate Protection. Upon finalizing and executing the DIP Agreement and the other DIP Documents, the Debtors are authorized to use the proceeds of the DIP Revolving Loans, in part, to make certain limited adequate protection payments to the Prepetition Lenders in accordance with the terms and conditions of the DIP Agreement, the Approved Budget and this Interim Order (including Paragraph 12 of this Interim Order).
5.            Interest on DIP Loans. The rate of interest to be charged for the DIP Revolving Loans, the DIP Roll-Up Loans and other extensions of credit to the Debtors pursuant to the DIP Agreement shall be the rates set forth in the DIP Agreement and shall be payable at the times set forth in the DIP Agreement.
6.            Payment of DIP Fees and Expenses. Subject to and in accordance with the Approved Budget, the Debtors are hereby authorized and directed to pay upon demand all reasonable fees, costs, expenses and other amounts payable under the terms of the DIP Documents and all other reasonable, out-of-pocket costs and expenses of the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders in accordance with the terms of the DIP Documents (including, without limitation, the reasonable, out-of-pocket prepetition and

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postpetition fees, costs and expenses of legal counsel, financial advisors and third-party appraisers, advisors and consultants advising the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Lenders); provided, however, the Debtors shall only be required to pay to the Prepetition Agent and the Prepetition Lenders such amounts that have accrued and are outstanding on or prior to the Petition Date, except as otherwise permitted in Paragraph 12(i). None of such fees, costs and expenses shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court. In addition, the Debtors are hereby authorized and directed to indemnify the DIP Agent and DIP Lenders (and each of their respective directors, officers, employees, agents, representatives, attorneys, consultants, advisors and controlling persons) against any liability arising in connection with the DIP Documents, to the extent set forth in the DIP Documents. All such unpaid fees, costs and expenses and indemnities of the DIP Agent and DIP Lenders shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Interim Order and the DIP Documents.
7.            Validity of DIP Documents. Upon execution and delivery of the DIP Documents, the DIP Documents shall constitute, and are hereby deemed to be the legal, valid and binding obligations of the Debtors party thereto, enforceable against each such Debtor in accordance with the terms of the DIP Documents. Any DIP Revolving Loans advanced under the DIP Agreement until the Final Hearing will be made only to fund the Debtors’ working capital and general corporate needs, in each case in the ordinary course of business to the extent permitted under the DIP Agreement, and to pay such other amounts as are required or permitted to be paid pursuant to the DIP Agreement, this Interim Order and any other orders of this Court,

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all subject to and in accordance with the Approved Budget. No obligation, payment, transfer or grant of security under the DIP Documents or this Interim Order shall be stayed, restrained, voided, voidable or recoverable under the Bankruptcy Code or under any applicable non- bankruptcy law, or subject to any defense, reduction, setoff, recoupment or counterclaim.
8.            Perfection in Debtors’ Cash. From the Petition Date until the DIP Obligations have been paid in full in cash, all cash receipts, Cash Collateral and all proceeds from the sale or other disposition of the DIP Collateral or Prepetition Collateral and all other proceeds of such collateral of any kind which is now or shall come into the possession or control of any of the Debtors, or to which any of the Debtors is now or shall become entitled, shall be promptly deposited only into accounts upon which the Prepetition Agent has perfected Prepetition Liens and such collections and proceeds shall remain subject to all of the security interests and liens of the DIP Agent and DIP Lenders (subject to any further orders of the Court) and shall be treated in accordance with this Interim Order. Subject to the Carve-Out and other provisions of this Interim Order, all financial institutions in which the Debtors’ accounts are located are authorized and directed to comply with any request of the DIP Agent to turn over to the DIP Agent all funds therein without offset or deduction of any kind to the extent necessary to pay the outstanding indebtedness in full under the DIP Facility, and the Debtors are authorized and directed to enter into such blocked account agreements with cash dominion with the DIP Agent and such financial institutions as the DIP Agent may require.
9.            DIP Superpriority Claims. In accordance with Bankruptcy Code sections 364(c)(1) and 364(d), the DIP Obligations shall constitute superpriority administrative expense claims (the “DIP Superpriority Claims”) against each of the Debtors with priority in payment over any and all administrative expenses, adequate protection claims, diminution claims and all

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other claims of against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546, 726, 1113 and 1114 or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment; provided, however, that the DIP Superpriority Claims shall be subject to the Carve-Out (as defined below).
10.           DIP Liens. As security for the DIP Obligations, the DIP Agent and the DIP Lenders are hereby granted (effective upon the date of this Interim Order, without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, lock box or control agreements, financing statements, or any other instruments or otherwise) valid, binding and fully perfected, security interests in, and liens upon (the “DIP Liens”), all present and after-acquired property of the Debtors of any nature whatsoever, including, without limitation, all cash and cash equivalents contained in any account maintained by any of the Debtors, and all Avoidance Actions (as defined below) of the Debtors or their estates (collectively with all proceeds and products of any or all of the foregoing, the “DIP Collateral”), subject only to the payment of the Carve-Out, which shall consist of:
(a)           First Lien on Cash Balances and Unencumbered Property.  Pursuant to section 364(c)(2) of the Bankruptcy Code, a continuing, enforceable, first priority, fully-perfected lien and security interest upon all of the Debtors’ right, title and

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interest in, to and under all DIP Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Petition Date as permitted by the Prepetition Credit Agreement (collectively, the “Unencumbered Property”). Subject only to and effective upon entry of the Final Order, Unencumbered Property shall also include the Debtors’ claims and causes of action under sections 502(d), 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement or otherwise, whether pursuant to federal law or applicable state law (collectively, “Avoidance Actions”).
(b)           Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a junior, perfected lien and security interest (other than as set forth in clause (c) below) upon all of the Debtors’ right, title and interest in, to and under all DIP Collateral which is subject to (A) any validly perfected security interest or lien in existence as of the Petition Date that is not subject to section 552(a) of the Bankruptcy Code, or (B) any valid security interest or lien perfected (but not granted) after the Petition Date (to the extent such perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code) that is not subject to section 552(a) of the Bankruptcy Code.
(c)           Liens Priming Prepetition Secured Entities’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority, senior, priming, perfected lien and security interest upon all of the Debtors’ right, title and interest in, to and under the DIP Collateral, subject only to a valid perfected lien that is a “Permitted Lien” (as defined in the DIP Agreement) and expressly permitted in the DIP Agreement to be senior to the

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DIP Liens granted to the DIP Agent and the DIP Lenders in this Interim Order to secure the DIP Obligations. Such security interest shall be senior to and prime the Prepetition Liens and the Adequate Protection Liens (as defined below), but shall be junior to any valid, perfected, enforceable and unavoidable security interests and liens of other parties, if any, on such property existing immediately prior to the Petition Date otherwise permitted by the Prepetition Credit Agreement.
(d)          Liens Senior to Certain Other Liens. The DIP Liens and the Adequate Protection Liens shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code, (ii) any liens arising after the Petition Date including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors, or (iii) any intercompany or affiliate liens of the Debtors.
11.            Priority of DIP Liens. Notwithstanding anything to the contrary herein, the DIP Liens granted hereunder to the DIP Lenders under the DIP Roll-Up Loans shall be pari passu to the DIP Liens granted hereunder to the DIP Lenders under the DIP Revolving Loans in respect of the DIP Collateral.
12.            Prepetition Credit Facility Adequate Protection. As adequate protection for the interests of the Prepetition Agent and the Prepetition Lenders on account of the Prepetition Liens as a result of (a) the provisions of this Interim Order granting first priority and/or priming liens on such Prepetition Collateral to the DIP Agent and DIP Lenders; (b) authorizing the use of Cash Collateral; (c) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code; or (d) otherwise, pursuant to sections 361(a), 363(c) and

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364(d)(1) of the Bankruptcy Code, the Prepetition Agent and Prepetition Lenders are hereby granted, solely to the extent of the diminution in value of the Prepetition Liens in the Prepetition Collateral from and after the Petition Date, the following (collectively, the “Adequate Protection Obligations”):
(i)            Fees and Expenses. Subject to and in accordance with the Approved Budget, the Prepetition Agent, on behalf of the Prepetition Lenders, is hereby granted payments in cash from the Debtors on a current basis of all fees, costs and expenses of payable to the Prepetition Agent under the Prepetition Credit Agreement as in effect on the Petition Date, including but not limited to, the reasonable fees and disbursements of counsel, financial and other third party advisors, appraisers and consultants for the Prepetition Agent promptly upon receipt of invoices therefor (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing motions or fee applications, including such amounts arising (A) before the Petition Date and (B) after the Petition Date to the extent such amounts arise in connection with the enforcement of the protections granted to the Prepetition Lenders pursuant to this Order; provided, however, if and to the extent that any payment(s) is challenged by a party in interest under section 506(b) of the Bankruptcy Code and ultimately not allowed under such provision, such payment(s) may be recharacterized as a payment of principal on the Prepetition Obligations.;
(ii)           Adequate Protection Liens. The Prepetition Agent, on behalf of the Prepetition Lenders, is hereby granted valid, enforceable, unavoidable and fully perfected replacement liens and security interests, subject to the Carve-Out, in the collateral of the same nature and type as the Prepetition Collateral, on the same basis and

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in the same relative priority as the Prepetition Liens, which, with respect to the Prepetition Collateral and the DIP Collateral, shall be junior in all respects to the DIP Liens (the “Adequate Protection Liens”). The Adequate Protection Liens shall be deemed to be legal, valid, binding, enforceable, perfected liens, not subject to subordination or avoidance, for all purposes in the Chapter 11 Cases. Except as otherwise set forth in this Paragraph 12 or otherwise in this Interim Order, the Adequate Protection Liens shall not be subordinated or be made pari passu with any other lien under section 364(d) of the Bankruptcy Code or otherwise. The Adequate Protection Liens shall be deemed to be perfected automatically upon the entry of this Interim Order, without the necessity of filing of any UCC-1 financing statement, state or federal notice, mortgage or other similar instrument or document in any state or public record or office and without the necessity of taking possession or control of any DIP Collateral.
(iii)         503 and 507 Claims. The Prepetition Agent, on behalf of the Prepetition Lenders, is hereby granted, subject to the payment of the Carve-Out, superpriority administrative expense claims (the “Prepetition Superpriority Claims”) under sections 503 and 507 of the Bankruptcy Code against the Debtors’ estates to the extent that the Adequate Protection Liens do not adequately protect against the diminution in value of the Prepetition Liens, which Prepetition Superpriority Claims, if any, shall have priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 and 1114, or otherwise and including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy

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Code; provided that at all times while such claim is in full force and effect pursuant to this Interim Order, the Prepetition Superpriority Claims shall be junior in all respects to the DIP Superpriority Claims;
(iv)          Monitoring of Collateral. The Prepetition Agent shall be permitted to retain expert consultants and financial advisors at the expense of the Debtors, which consultants and advisors shall be given reasonable access for purposes of monitoring the business of the Debtors and the value of the DIP Collateral; and
(v)           Financial Reporting. The Debtors shall provide the Prepetition Agent with financial and other reporting as described in the Prepetition Credit Agreement; provided, however, that this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of the Prepetition Agent or the Prepetition Lenders to seek additional forms of adequate protection at any time.
13.          No Waiver of Prepetition Credit Agreement Provisions; Reservation of Rights. Except as otherwise specifically provided in this Interim Order, nothing contained in this Interim Order shall be deemed a waiver or constitute a consent to the modification of any provision contained in the Prepetition Credit Agreement by the Prepetition Agent or the Prepetition Lenders, including, but not limited to, the incurrence or issuance of any indebtedness by the Debtors, the incurrence of any lien in connection therewith or the making of any payment by the Debtors. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, including section 506(b) thereof, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Agent and Prepetition Lenders.

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14.          Carve-Out. Upon the occurrence of the earlier of (the “Carve-Out Event”) (i) an Event of Default (as such term is defined in the DIP Agreement) and continuance thereof and (ii) the Maturity Date (as defined in the Credit Agreement), to the extent unencumbered funds are not available to pay administrative expenses in full, the DIP Liens, DIP Superpriority Claims, Prepetition Superpriority Claims, Adequate Protection Liens, and Prepetition Liens, shall be subject to the payment of (x) the aggregate amount of any budgeted and unpaid fees, costs and expenses that were accrued or incurred prior to the Carve-Out Event by the professionals retained by the Debtors or any professionals retained by any official unsecured creditors’ committee (the “Committee”) (collectively, the “Professionals”) to the extent allowed by an order of this Court, plus (y) those fees, costs and expenses incurred by Professionals after the Carve-Out Event and subsequently allowed by order of this Court and in compliance with the DIP Budget in an amount not to exceed $250,000 in the aggregate, plus (z) fees required to be paid to the Clerk of the Court and to the U.S. Trustee pursuant to 28 U.S.C. § 1930 (collectively, the “Carve-Out”); providedfurther that following a Carve-Out Event any amounts paid to Professionals by any means will reduce the Carve-Out on a dollar-for-dollar basis; and provided, further, that no portion of the Carve-Out, DIP Facility, DIP Collateral, Prepetition Collateral or Cash Collateral shall include, apply to, or be available for any fees, costs or expenses incurred by any party, including the Debtors or the Committee, in connection with (i) the initiation or prosecution of any claims, causes of action, adversary proceedings, or other litigation against any of the Secured Lending Entities, including, without limitation, (a) challenging the amount, validity, extent, perfection, priority, or enforceability of, or asserting any defense, counterclaim, or offset to the DIP Obligations, DIP Superpriority Claims or security interests and liens of the DIP Agent or DIP Lenders in respect thereof, (b) challenging the amount, validity, extent,

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perfection, priority, or enforceability of, or asserting any defense, counterclaim, or offset to the Prepetition Obligations, Prepetition Superpriority Claims or security interests and liens of the Prepetition Agent or Prepetition Lenders in respect thereof or (ii) asserting any claims or causes of action, including, without limitation, claims or actions to hinder or delay the DIP Agent’s or DIP Lenders’ assertion, enforcement or realization on the DIP Collateral in accordance with the DIP Facility Documents or this Interim Order; provided, further, however, that no more than $15,000 of the proceeds of the DIP Facility or any proceeds of the DIP Collateral may be used to fund a reasonable investigation by the Committee into the existence of any causes of action or other type of litigation against the Prepetition Secured Entities with respect to the Prepetition Obligations. Notwithstanding the foregoing, so long as a Carve-Out Event has not occurred: (i) the Debtors shall be permitted to pay, subject to and in accordance with the Approved Budget, administrative expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may become due and payable; and (ii) such payments shall not be applied to reduce the Carve-Out (to the extent such payments are ultimately permitted by the Court). Nothing contained herein is intended to constitute, nor should be construed as consent to, the allowance of any Professional’s fees, costs or expenses by any party and shall not affect the right of the Debtors, DIP Agent, DIP Lenders, Prepetition Agent, Prepetition Lenders, Committee, U.S. Trustee, or any other party-in-interest to object to the allowance and payment or any amounts incurred or requested.
15.   Investigation Rights. The Committee shall have a maximum of sixty (60) days from the date of its appointment, but in no event later than seventy-five (75) days from the Petition Date, and in the event no Committee is appointed, all non-debtor parties-in-interest (including a trustee, if appointed or elected prior to the Investigation Termination Date, as

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defined herein) shall have seventy-five (75) days from the Petition Date (the “Investigation  Termination Date”) to investigate the validity, perfection and enforceability of the Prepetition Liens and the Prepetition Obligations, or to assert any other claims or causes of action against the Prepetition Secured Entities. If any Committee, or any non-debtor party-in-interest hereafter vested with authority by this Court, determines that there may be a challenge to the Prepetition Secured Entities by the Investigation Termination Date, then upon three (3) days’ written notice to the Debtors and the Prepetition Secured Entities, such Committee or other non-debtor partyin-interest hereafter vested with authority by this Court shall be permitted to file and prosecute an objection or claim related thereto (each, a “Challenge”), and shall have only until the Investigation Termination Date to file such objection or otherwise initiate an appropriate action on behalf of the Debtors’ estates setting forth the basis of any such challenge, claim or cause of action. If a Challenge is not filed on or before the Investigation Termination Date: (a) the agreements, acknowledgements and stipulations contained in Paragraph C of this Interim Order, shall be irrevocably binding on the Debtors, the Committee and all parties-in-interest and any and all successors-in-interest as to any of the foregoing, without further action by any party or this Court, and any Committee and any other party-in-interest and any and all successors-ininterest as to any of the foregoing, shall thereafter be forever barred from bringing any Challenge; (b) the liens and security interests of the Prepetition Agent and Prepetition Lenders shall be deemed to constitute valid, binding, enforceable and perfected liens and security interests not subject to avoidance or disallowance pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (c) the Prepetition Indebtedness shall be deemed to be finally allowed claims for all purposes in the Chapter 11 Cases and any subsequent chapter 7 cases, in the amounts set forth in Paragraph C and shall not be subject to challenge by any party-in-interest as

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to validity, priority or otherwise; and (d) the Debtors shall be deemed to have released, waived and discharged the Prepetition Secured Entities (whether in their prepetition or postpetition capacity), together with their respective officers, directors, employees, agents, attorneys, professionals, affiliates, subsidiaries, assigns and/or successors, from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Obligations. The Prepetition Agent shall cooperate in all reasonable requests for information in order to assist the Committee in its investigation under this Paragraph 15. Notwithstanding anything to the contrary herein: (a) if any such Challenge is timely commenced, the stipulations contained in Paragraph C of this Interim Order shall nonetheless remain binding on all parties-ininterest and preclusive except to the extent that such stipulations are expressly and successfully challenged in such Challenge; and (b) the Prepetition Secured Entities reserve all of their rights to contest on any grounds any Challenge.
16.          Protection of DIP Lenders’ Rights. So long as there are any DIP Revolving Loans, DIP Roll-Up Loans or other amounts outstanding, the DIP Lenders have any Commitment (as defined in the DIP Agreement) under the DIP Agreement or any other DIP Obligations are outstanding, the Prepetition Secured Entities (i) shall not take any action to foreclose upon or recover in connection with their respective liens and security interests, other agreements, or operation of law of this Interim Order, or otherwise exercise remedies against any DIP Collateral, except to the extent authorized by an order of this Court, (ii) shall be deemed to have consented to any release of DIP Collateral authorized under the DIP Facility Documents, (iii) shall not file any further financing statements, trademark filings, copyright filings, patent filings, mortgages, notices of lien or similar instruments, enter into any control agreement, or otherwise take any action to perfect their security interests in the DIP Collateral unless, solely as

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to this clause (iii), the DIP Agent files financing statements or other documents to perfect the liens granted pursuant to this Interim Order, or as may be required by applicable state law to continue the perfection of valid and unavoidable liens or security interests as of the Petition Date and (iv) not seek to terminate or modify the use of Cash Collateral.
17.           Asset Dispositions. The Debtors shall immediately pay, or cause to be paid to, the DIP Agent for application to the DIP Obligations, to the extent required by and in the order set forth in the DIP Agreement, all of the proceeds of any sale, lease or other disposition of any DIP Collateral outside of the ordinary course of business (an “Asset Disposition”) and shall comply with all other provisions in the DIP Facility Documents and this Interim Order in connection with any such Asset Disposition. Except to the extent otherwise expressly provided in the DIP Facility Documents, the Debtors shall not sell or otherwise dispose of any DIP Collateral outside the ordinary course of business without the prior written consent of the DIP Agent and the number and/or percentage of DIP Lenders required pursuant to the DIP Agreement and order of the Court after notice and a hearing. The rights of the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders to credit bid all or any portion of their Indebtedness in connection with any proposed Asset Disposition of DIP Collateral (other than the sale of the Debtors’ inventory in the ordinary course of Debtors’ business) shall be preserved through the closing of such sale. All proceeds of any Asset Disposition shall be applied in accordance with the terms and conditions of the DIP Agreement.
18.           Further Assurances. The Debtors shall execute and deliver to the DIP Agent, DIP Lenders, Prepetition Agent and the Prepetition Lenders all such agreements, financing statements, instruments and other documents as the DIP Agent, DIP Lenders Prepetition Agent or the Prepetition Lenders may reasonably request to evidence, confirm,

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validate or perfect the DIP Liens or the Adequate Protection Liens granted pursuant hereto. Further, the Debtors are authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of additional security agreements, pledge agreements, control agreements, mortgages and financing statements), and shall pay fees and expenses that may be required or necessary for the Debtors’ performance under the DIP Facility Documents, including, without limitation, (i) the execution of the DIP Facility Documents and (ii) the payment of the fees, costs and other expenses described in the DIP Facility Documents as such become due. None of the reasonable attorneys’, financial advisers’ and accountants’ fees and disbursements incurred by the DIP Agent or DIP Lenders and reimbursable by the Debtors shall be subject to the approval of this Court or the U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court. Notwithstanding the foregoing, the Debtors shall, promptly after payment of invoices for any such fees and disbursements, provide copies of same to counsel for the Prepetition Agent. In addition, the Debtors are hereby authorized and directed to indemnify the DIP Agent and DIP Lenders against any liability arising in connection with the DIP Facility Documents to the extent provided in the DIP Facility Documents. All such fees, expenses and indemnities of the DIP Agent and DIP Lenders shall constitute DIP Obligations and shall be secured by the DIP Liens and afforded all of the priorities and protections afforded to the DIP Obligations under this Interim Order and the other DIP Facility Documents.
19.           506(c) Waiver. Upon the entry of the Final Order, the Debtors shall irrevocably waive and shall be prohibited from asserting any surcharge claim, under section 506(c) of the Bankruptcy Code or otherwise, for any costs and expenses incurred in connection

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with the preservation, protection or enhancement of, or realization by the Secured Lending Entities upon the DIP Collateral or the Prepetition Collateral (as applicable). In no event shall the Secured Lending Entities be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to the DIP Collateral or the Prepetition Collateral (as applicable).
20.           Restrictions on Granting Post-Petition Liens. Other than the Carve-Out, or as otherwise provided in this Interim Order, no claim having a priority superior or pari passu with those granted by this Interim Order to the Secured Lending Entities shall be granted or permitted by any order of this Court heretofore or hereafter entered in the Chapter 11 Cases, while (i) any portion of the DIP Facility (or refinancing thereof), any DIP Revolving Loan, any DIP Roll-Up Loan or any other DIP Facility Obligations are outstanding or (ii) the DIP Lenders have any Commitment (as defined in the DIP Agreement) under the DIP Agreement. Except as expressly permitted by the DIP Facility Documents, the Debtors will not, at any time during the Chapter 11 Cases, grant mortgages, security interests or liens in the DIP Collateral (or any portion thereof) to any other parties pursuant to section 364(d) of the Bankruptcy Code or otherwise.
21.           Return of Inventory. The Debtors shall not, without the consent of the DIP Agent, DIP Lenders, Prepetition Agent and Prepetition Lenders: (i) enter into any agreement to return any inventory to any of their creditors for application against any prepetition indebtedness under section 546(h) of the Bankruptcy Code; or (ii) consent to any creditor taking any set-off against any of its prepetition indebtedness based upon any such return pursuant to section 553(b)(1) of the Bankruptcy Code or otherwise.
22.           Automatic Effectiveness of Liens. The DIP Liens and Adequate Protection Liens shall not be subject to challenge and shall attach and become valid, perfected,

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enforceable, non-avoidable and effective by operation of law as of the Petition Date without any further action by the Debtors, the Secured Lending Entities and without the necessity of execution by the Debtors, or the filing or recordation, of any financing statements, security agreements, vehicle lien applications, mortgages, filings with the U.S. Patent and Trademark Office or the Library of Congress, or other documents or the taking of any other actions. All DIP Collateral shall be free and clear of other liens, claims and encumbrances, except as provided in the DIP Facility Documents and this Interim Order. If the DIP Agent or the Prepetition Agent hereafter requests that the Debtors execute and deliver to the DIP Agent or the Prepetition Agent financing statements, security agreements, collateral assignments, mortgages, or other instruments and documents considered by such agent to be reasonably necessary or desirable to further evidence the perfection of the DIP Liens or the Adequate Protection Liens, as applicable, the Debtors are hereby authorized and directed to execute and deliver such financing statements, security agreements, mortgages, collateral assignments, instruments, and documents, and the DIP Agent or the Prepetition Agent is hereby authorized to file or record such documents in its discretion without seeking modification of the automatic stay under section 362 of the Bankruptcy Code, in which event all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Interim Order.
23.          Automatic Stay. As provided herein, subject only to the provisions of the DIP Agreement and without further order from this Court, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the DIP Agent and DIP Lenders to exercise, upon the occurrence and during the continuance of any Event of Default, all rights and remedies provided for in the DIP Facility Documents, and to take any or all of the following actions, so long as the DIP Agent has provided three (3) business

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days prior written notice to the Debtors, their bankruptcy counsel, counsel to the Committee, counsel to the respective Secured Lender Entities and the U.S. Trustee as provided for in Section 11.12 of the DIP Agreement: (a) immediately terminate the Debtors’ use of Cash Collateral and cease making any advances under the DIP Revolving Loans to the Debtors; (b) declare all DIP Obligations to be immediately due and payable; (c) charge the default rate of interest provided for under the DIP Agreement; (d) freeze monies or balances in the Debtors’ accounts; (e) immediately set off any and all amounts in accounts maintained by the Debtors with the DIP Agent or any of the DIP Lenders against the DIP Obligations, or otherwise enforce rights against the DIP Collateral in the possession of any of the DIP Lenders for application towards the DIP Obligations; and (f) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the DIP Facility Documents or applicable law to effect the repayment of the DIP Obligations. Following the giving of written notice by the DIP Agents of the occurrence of an Event of Default, the Debtors and any Committee in the Cases shall be entitled to an emergency hearing before this court solely for the purpose of contesting whether an Event of Default has occurred. Upon entry of this Interim Order, no party-in-interest shall have the right to contest the enforcement of the remedies set forth in this Interim Order and the DIP Facility Documents on any basis other than an assertion that no Event of Default has occurred, and, except with respect to such an assertion, no party-in-interest shall have the right to enjoin any such enforcement under section 105 of the Bankruptcy Code or otherwise, or to seek any injunctive relief inconsistent with the provisions of this Interim Order or the DIP Facility Documents. The rights and remedies of the DIP Agent and DIP Lenders specified herein are cumulative and not exclusive of any rights or remedies that the DIP Agent and DIP Lenders may have under the DIP Facility Documents or otherwise. The Debtors shall cooperate fully with the

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DIP Agent and DIP Lenders in their exercise of rights and remedies, whether against the DIP Collateral or otherwise. This Court shall retain exclusive jurisdiction to hear and resolve any disputes and enter any orders required by the provisions of this paragraph and relating to the application, re-imposition or continuance of the automatic stay as provided hereunder.
24.            Limitations in Respect of the DIP Roll-Up Loans. The DIP Roll-Up Loans may not be required to be repaid in cash on the Maturity Date (as defined in the DIP Agreement), provided that the Debtors shall use reasonable endeavors to procure the same. Any repayment of a DIP Revolving Loan will not reduce the amount of the outstanding DIP Roll-Up Loans. Upon the vote of the DIP Roll-Up Loan class to accept a chapter 11 plan in accordance with section 1126 of the Bankruptcy Code or, failing to obtain same, pursuant to section 1 129(b) of the Bankruptcy Code, the Debtors’ chapter 11 plan of reorganization may require that the DIP Roll-Up Loans be refinanced or otherwise replaced with other securities or financial instruments with a present value equal to the accrued principal and interest due in respect of the DIP Roll-Up Loans as of the effective date of the plan; provided that the relative lien position of the DIP Lenders under the DIP Revolving Loans in respect of the DIP Roll-Up Loans is maintained; and provided further, the relative position of the DIP Lenders under the DIP Roll-Up Loans in respect of the Prepetition Obligations is maintained. Upon conversion of the DIP Roll-Up Loans in connection with the funding of the Revolving Loans, the DIP Roll-Up Loans shall cease to be Prepetition Indebtedness and shall be deemed DIP Obligations in all respects including for purposes of having the benefit of Section 364(e) of the Bankruptcy Code.
25.            Binding Effect. The provisions of this Interim Order shall be binding upon and inure to the benefit of the Secured Lending Entities, the Debtors, any Committee appointed in these Cases, and their respective successors and assigns (including any chapter 7 or

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chapter 11 trustee hereinafter appointed or elected for the estate of the Debtors, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors). To the extent permitted by applicable law, this Interim Order shall bind any trustee hereafter appointed for the estate of any of the Debtors, whether in these Chapter 11 Cases or in the event of the conversion of any of the Chapter 11 Cases to a liquidation under chapter 7 of the Bankruptcy Code. Such binding effect is an integral part of this Interim Order.
26.            Survival. The provisions of this Interim Order and any actions taken pursuant hereto shall survive the entry of any order: (i) confirming any plan of reorganization in any of the Chapter 11 Cases (and, to the extent not satisfied in full in cash, the DIP Obligations shall not be discharged by the entry of any such order, pursuant to section 1141(d)(4) of the Bankruptcy Code, each of the Debtors having hereby waived such discharge); (ii) converting any of the Chapter 11 Cases to a chapter 7 case; or (iii) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Interim Order as well as the DIP Superpriority Claims and the DIP Liens in the DIP Collateral granted pursuant to this Interim Order and the DIP Facility Documents (and with respect to the entry of any order as set forth in (ii) or (iii) herein, the Adequate Protection Liens and Prepetition Superpriority Claims) shall continue in full force and effect notwithstanding the entry of any such order. Such claims and liens shall maintain their priority as provided by this Interim Order and the DIP Facility Documents, and to the maximum extent permitted by law, until all of the DIP Obligations are indefeasibly paid in full and discharged. In no event shall any plan of reorganization be allowed to alter the terms of repayment of any of the DIP Obligations from those set forth in the DIP Facility Documents.

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27.            Modifications of DIP Facility Documents. The Debtors, DIP Agent and DIP Lenders are hereby authorized to implement, in accordance with the terms of the DIP Facility Documents, any non-material modifications (including without limitation, any change in the number or composition of the DIP Lenders) of the DIP Facility Documents without further Order of this Court, or any other modifications to the DIP Facility Documents; provided, however, that notice of any material modification or amendment to the DIP Facility Documents shall be provided to counsel to any Committee, to the U.S. Trustee, Prepetition Agent, each of whom shall have three (3) days from the date of such notice within which to object in writing to such modification or amendment. If any Committee or the U.S. Trustee timely objects to any material modification or amendment to the DIP Facility Documents, such modification or amendment shall only be permitted pursuant to an order of this Court.
28.            Insurance Policies. Upon entry of this Interim Order, the DIP Agent and DIP Lenders shall be, and shall be deemed to be, without any further action or notice, named as additional insureds and loss payees, as applicable, on each insurance policy maintained by the Debtors which in any way relates to the DIP Collateral. The Debtors are authorized and directed to take any actions necessary to have the DIP Agent, on behalf of the DIP Lenders, be added as an additional insured and loss payee on each insurance policy.
29.           Restriction on Use of DIP Lenders’ Funds. None of the Debtors shall be permitted to use the proceeds of the DIP Revolving Loans: (a) for the payment of interest and principal with respect to any indebtedness that is subordinated to the DIP Facility except as expressly set forth herein, (b) to finance in any way any adversary action, suit, arbitration, proceeding, application, motion, other litigation, examination or investigation of any type relating to or in connection with the DIP Facility Documents, including, without limitation, any

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challenges to the Prepetition Obligations, or the validity, perfection, priority, or enforceability of any Prepetition Lien securing such claims or any payment made thereunder, (c) to finance in any way any action, suit, arbitration, proceeding, application, motion, other litigation, examination or investigation of any type adverse to the interests of the DIP Agents and the DIP Lenders or their rights and remedies under the DIP Agreement, the other DIP Facility Documents, this Interim Order or the Final Order without the prior written consent of the DIP Agent, (d) to make any distribution under a plan of reorganization in any Chapter 11 Case, and (e) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the DIP Agent. Notwithstanding anything herein to the contrary, for so long as the Debtors are authorized to use the Prepetition Lenders’ Cash Collateral with the consent of the Prepetition Lenders, no Cash Collateral of the Prepetition Lenders may be used directly or indirectly by any of the Debtors, any Committee or any other person or entity to object to or contest in any manner the Prepetition Obligations or Prepetition Liens, or to assert or prosecute any actions, claims or causes of action against any of the Prepetition Agents or Prepetition Lenders without the consent of the applicable Prepetition Agents and Prepetition Lenders.
30.           Release of Claims and Defenses. Each Debtor hereby releases and discharges the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders, together with their respective affiliates, agents, attorneys, officers, directors and employees (collectively, the “Released Parties”), from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, any of the Prepetition Facility Documents or the DIP Facility Documents, any aspect of the prepetition relationship between the Debtors, on the one hand, and any or all of the Released Parties, on the other hand, relating to any of the

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Prepetition Facility Documents or the DIP Facility Documents or any transaction contemplated thereby or any other acts or omissions by any or all of the Released Parties in connection with any of the Prepetition Facility Documents or the DIP Facility Documents or their pre-petition relationship with such Debtor or any Affiliate thereof relating to any of the Prepetition Facility Documents or the Postpetition Facility or any transaction contemplated thereby, including, without limitation, any claims or defenses as to the extent, validity, priority, or enforceability of the Prepetition Liens or the Prepetition Obligations, any claims or defenses under chapter 5 of the Bankruptcy Code or any other causes of action (collectively, the “Claims and Defenses”).
31.           Protection Under Section 364(e). If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacation or stay shall not affect the (i) validity of any DIP Obligations, or Adequate Protection Obligations owing to the Prepetition Secured Entities incurred prior to the actual receipt by the DIP Agent or Prepetition Agent, as applicable, of written notice of the effective date of such reversal, modification, vacation or stay, or (ii) validity or enforceability of any claim, lien, security interest or priority authorized or created hereby or pursuant to the DIP Facility Documents with respect to any DIP Obligations, or Adequate Protection Obligations owing to the Prepetition Secured Entities. Notwithstanding any such reversal, modification, vacation or stay, any use of Cash Collateral or the incurrence of DIP Obligations, or Adequate Protection Obligations owing to the Prepetition Secured Entities by the Debtors prior to the actual receipt by the DIP Agent or Prepetition Agent, as applicable, of written notice of the effective date of such reversal, modification, vacation or stay, shall be governed in all respects by the provisions of this Interim Order, and the Secured Lending Entities shall be entitled to all of the rights, remedies, protections and benefits granted under section 364(e) of the Bankruptcy Code, this

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Interim Order, and the DIP Facility Documents with respect to all uses of Cash Collateral and the incurrence of DIP Obligations, and Adequate Protection Obligations owing to the Prepetition Secured Entities.
32.           Effect of Dismissal of Chapter 11 Cases. If the Chapter 11 Cases are dismissed, converted or substantively consolidated, then neither the entry of this Interim Order nor the dismissal, conversion or substantive consolidation of these Chapter 11 Cases shall affect the rights of the Secured Lending Entities under their respective DIP Facility Documents, Prepetition Facility Documents or this Interim Order, and all of the respective rights and remedies thereunder of the Secured Lending Entities shall remain in full force and effect as if the Chapter 11 Cases had not been dismissed, converted, or substantively consolidated. If an order dismissing any of the Chapter 11 Cases is at any time entered, such order shall provide (in accordance with Sections 105 and 349 of the Bankruptcy Code) that: (i) the DIP Liens and DIP Superpriority Claims granted to and conferred upon the DIP Agent and DIP Lenders and the protections afforded to the DIP Agent and/or the DIP Lenders pursuant to this Interim Order and the DIP Facility Documents shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all DIP Obligations shall have been paid and satisfied in full (and that such DIP Liens, DIP Superpriority Claims and other protections shall, notwithstanding such dismissal, remain binding on all interested parties); (ii) those primed or unprimed (as the case may be) Prepetition Liens, Adequate Protection Liens and Prepetition Superpriority Claims granted to and conferred upon the Prepetition Agent and Prepetition Lenders shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all Prepetition Indebtedness shall have been paid and satisfied in full (and that such Prepetition Superpriority Claims shall, notwithstanding such dismissal, remain

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binding on all interested parties); (iii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purpose of enforcing the DIP Liens, Prepetition Liens, DIP Superpriority Claims and Prepetition Superpriority Claims referred to herein; and (iv) the effectiveness of any order dismissing the Chapter 11 Cases shall not occur until sixty (60) days after it is entered in order to give the Secured Lending Entities the opportunity to perfect their respective security interests and liens in the collateral under non-bankruptcy law, including, without limitation, the filing or recording of financing statements, mortgages, deeds of trust, security deeds, leasehold mortgages, notices of lien or similar instruments in any jurisdiction (including trademark, copyright, tradename or patent assignment filings with the United States Patent and Trademark Office, Copyright Office or any similar United States entity) and the procurement of waivers from any landlord, tenant, mortgagee, bailee or warehouseman and consents from any licensor or similar party-in-interest.
33.            Findings of Fact and Conclusions of Law. This Interim Order constitutes, where applicable, findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon the execution thereof.
34.            Choice of Law; Jurisdiction. The DIP Facility and the DIP Facility Documents (and the rights and obligations of the parties thereto) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law, and, to the extent applicable, the Bankruptcy Code. The Bankruptcy Court shall have exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, either the DIP Facility or the DIP Facility Documents.

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35.            Authorized Signatories. The signature of any Authorized Officer (as defined in the Debtor’s corporate resolutions filed with the Petition) or Debtors’ attorneys, appearing on any one or more of the DIP Facility Documents shall be sufficient to bind the Debtors. No board of directors or other approval shall be necessary.
36.            Order Effective. This Interim Order shall be effective as of the date of the signature by the Court.
37.            No Requirement to Accept Title to Collateral. The Prepetition Agent, the Prepetition Lenders, the DIP Agent and the DIP Lenders shall not be obligated to accept title to any portion of the Prepetition Collateral or DIP Collateral in payment of the indebtedness owed to such party by the Debtors, in lieu of payment in cash or cash equivalents, nor shall any of the Prepetition Agent, Prepetition Lenders, DIP Agent or DIP Lenders be obligated to accept payment in cash or cash equivalents that is encumbered by any interest of any person or entity other than the Prepetition Agent, Prepetition Lenders, DIP Agent or DIP Lenders.
38.            Controlling Effect of Interim Order. To the extent any provision of this Interim Order conflicts with any provision of the Motion, any prepetition agreement or any DIP Facility Document, the provisions of this Interim Order shall control.
39.            Final Hearing. A final hearing on the Motion shall be heard before this Court on July __, 2009 at a.m. in Courtroom ____ at the United States Bankruptcy Court, 824 Market Street, Wilmington, DE 19801.

Dated: May ___, 2009.

United States Bankruptcy Judge

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SCHEDULE 5.07
to DIP Credit Agreement

PROJECT COMPLIANCE EXCEPTION SCHEDULE

Pacific Ethanol Stockton, LLC has not completed the following permits:

#07-352: Wet Cake Building
#08-545: Fire Alarm System
#08-546: Fire Sprinklers
#08-547: Foam Fire System for Truck Load Out
#08-215: Ammonia Detection System

These permits will be required prior to restarting the facility.

SCHEDULE 5.08
to DIP Credit Agreement

LITIGATION

Claimant	Defendants	Date of Complaint	Nature of Claim	$ amount sought (if applicable)
Barry Spiegel	Former directors of PEI's predecessor company	12/23/2005	Breach of fiduciary duty, fraud, securities violations	Unspecified
Shaw Group	PEIMP, PEI	5/9/2008	Collection	$ 426,215
OneSource Distributors, LLC	PEIMP, PEI	5/9/2008	Collection	$ 131,486
Delta-T Corp.	PEI, PES, PEIMP, PECOL, PEMV, and PEM	8/18/2008	Breach of contract	$6.5 million of claims in total; $2,163,504 against PES; $4,174,247 against PEIMP.
Delta-T Corp.	PEIMP, PEI		Cross-Complaint (G EAWestphalia)
Delta-T Corp.	PEIMP, PEI		Cross-Complaint (One Source)
Campbell Sevey, Inc.	PEIMP, PEI	12/8/2008	Collection	$ 1,638,478
Western Ethanol Company LLC	Kinergy	1/9/2009	Breach of contract, anticipatory repudiation	$ 3,684,750
Creditors Bureau USA (Assignee of Basic Chemical Solutions claim)	PECA	4/24/2009	Breach of Contract	$ 83,517

5.08 - 1

HR Related claims

Claimant	Defendants	Case #	Agency
Chris Chase	Pacific Ethanol, Inc.	113000444	California JAMS
Lee Penn	Pacific Ethanol, Inc.	State Case No. 8691-SJRCI	California Labor Commission
Lee Penn	Pacific Ethanol, Inc.	485-2008-00230	EEOC
Ron Vick	Pacific Ethanol, Inc. and Liberty Mutual Ins. Co.	Currently Unassigned	Workers Compensation Appeals Board

5.08 - 2

SCHEDULE 5.10
to DIP Credit Agreement

CONTRACTS

Counterparty(ies)	PE Contracting Entity	Document Type	Title	Subject Matter / Notes	Date of Execution	Date Effective
Pacific Ethanol, Inc.	Pacific Ethanol Holding Co. LLC; Pacific Ethanol Madera LLC; Pacific Ethanol Columbia LLC; Pacific Ethanol Stockton LLC; Pacific Ethnaol Magic Valley LLC	Asset Management Agreement	Asset Management Agreement	Subsidiaries engage PEI to provide certain management services.	5/14/2009	5/14/2009
Pacific Ethanol, Inc.	Pacific Ethanol Holding Co. LLC; Pacific Ethanol Madera LLC; Pacific Ethanol Columbia LLC; Pacific Ethanol Stockton LLC; Pacific Ethnaol Magic Valley LLC	Reimbursement Agreement	PEI entitled to reimbursement	Reimbursement of Professional Fees Paid by Pacific Ethanol, Inc.	5/14/2009	5/14/2009
Stewart Management Company	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Corporate Agreement	Indemnity and Fee Agreement	Agreement for independent Director services for Michael C. Doyle	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Amendment	Amendment to Corn Procurement and Handling Agreement	Amendment to Corn Procurement & Handling Agmt. adding Grain Handling Fee definition	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Commodity Agreement	Corn Procurement and Handling Agreement	Provides grain services for denatured fuel ethanol production	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Services Agreement	Distillers Grains Marketing Agreement (Boardman Project)	Provide marketing services for Distillers Grain	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Services Agreement	Distillers Grains Marketing Agreement (Brawley Project)	Provide marketing services for Distillers Grain	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Services Agreement	Distillers Grains Marketing Agreement (Burley Project)	Provide marketing services for Distillers Grain	2/27/2007	2/27/2007
Pacific Ag. Products, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Services Agreement	Distillers Grains Marketing Agreement (Stockton Project)	Provide Distillers Grain marketing services	2/27/2007	2/27/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Letter Request for Administrative Agent Approval of Amendment to Corn Procurement and Handling Agreement	Request for creditors' approval of Administrative Agent to enter into Amendment to Corn Procurement & Handling Agreement	3/20/2007	3/20/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Assignment and Security Agreement	Assignment and security agreement to Credit Agreement	2/27/2007	2/27/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Closing Certificate for Pacific Ethanol Holding Co., LLC	Closing Certificate in relation to Credit Agreement	2/27/2007	2/27/2007

5.10 - 1

SCHEDULE 5.10
to DIP Credit Agreement

CONTRACTS

West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	ISDA Master Agreement	Master agreement for transactions entered into concerning Credit Agreement	2/26/2007	2/26/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Pledge and Security Agreement	Pledge and Security Agreement re Credit Agreement	2/27/2007	2/27/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Schedule to the Master Agreement	Schedule to Master Agreement re Credit Agreement	2/26/2007	2/26/2007
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Pledge and Security Agreement	Pledge and Security Agreement	8/7/2008	8/7/2008
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Proxy Agreement	Irrevocable Proxy	Irrevocable Proxy		8/31/2008
West LB	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Proxy Agreement	Irrevocable Proxy	Irrevocable Proxy appointing WestLB as Proxy for PE Stockton for continuance of an Event of Default under the Pledge and Security Agreement		8/1/2008
Air Liquide	PEM = Pacific Ethanol Madera LLC (DE)	Commodity Agreement	Carbon Dioxide Sales Agreement	Sale of crude gaseous carbon dioxide to Air Liquide	4/4/2007	4/4/2007
Counterparty(ies)	PE Contracting Entity	Document Type	Title	Subject Matter / Notes	Date of Execution	Date Effective
Air Liquide	PEM = Pacific Ethanol Madera LLC (DE)	Services Agreement	License Agreement	PEM grants license to use and occupy the property described on Ex. A	4/4/2007	4/4/2007
Comerica Bank	PEM = Pacific Ethanol Madera LLC (DE)	Letter Agreement	Letter Agreement	Interest rate cap 5.50 percent	5/22/2006	5/31/2006
Comerica Bank	PEM = Pacific Ethanol Madera LLC (DE)	Letter Agreement	Letter Agreement	Interest rate cap 6.00 percent	5/22/2006	5/31/2006
Brand Energy Services of CA, Inc.	PEM = Pacific Ethanol Madera LLC (DE)	Operations Contract	Brand Scaffolding	Provide supervision, labor and materials to build and dismantle scaffolding for three evaporators	3/25/2009	3/17/2009
Inergy Propane LLC	PEM = Pacific Ethanol Madera LLC (DE)	Guarantee Agreement	Guarantee	PEI guarantees liability of PE Madera for up to $190,000.	6/11/2008	6/11/2008
Delta-T	PEM = Pacific Ethanol Madera LLC (DE)	Construction Contract	License of Technology Between Delta-T Corporation and Pacific Ethanol Madera LLC
Provide engineering and related services related to construction of the Plant based on Delta-T's proprietary technology under sub. w/Lyles, but only on condition that PEM enter into a license agreement w/Delta T for use of technology embodied therein.
					9/1/2005	9/1/2005
U.S. Department of Agriculture	PEM = Pacific Ethanol Madera LLC (DE)	Indemnity Agreement	Agreement to Indemnify	Agreement to Indemnify	6/3/2008	6/3/2008

5.10 - 2

Novozymes North America, Inc.	PEM = Pacific Ethanol Madera LLC (DE)	Operations Contract	Enzyme Supply Agreement	Enzyme Supply Agreement		5/1/2008
Envent Corporation	PEM = Pacific Ethanol Madera LLC (DE)	Operations Contract	Envent MPSA	Degassing Ethanol Storage Tanks	3/3/2009	3/2/2009
Atlas Copco	PEM = Pacific Ethanol Madera LLC (DE)	Operations Contract	Compressor Maintenance	Compressor maintenance contract	5/1/2008	5/1/2008
Pacific Ethanol Imperial, LLC	PEM = Pacific Ethanol Madera LLC (DE)	Lease Agreement: Equipment	Intercompany equipment lease agreement. PE Madera leasing certain PE Imperial equipment.	Equipment Lease Agreement	11/4/2008	2/1/2008
Kinergy Marketing, LLC	PEM = Pacific Ethanol Madera LLC (DE)	Services Agreement	Ethanol Marketing Agreement (Madera Project)	Provide marketing services for Distillers Grain	11/4/2005	11/4/2005
Pacific Ag. Products, LLC	PEM = Pacific Ethanol Madera LLC (DE)	Commodity Agreement	Corn Procurement and Processing Agreement (Madera Project)	PAP to solicit, negotiate, enter into and administer in the name of PEM corn supply arrangements necessary and sufficient to allow PEM to procure corn necessary to operate the Facility.	11/7/2005	11/7/2005
Kinergy Marketing, LLC	PEM = Pacific Ethanol Madera LLC (DE)	Commodity Agreement	Second Amended and Restated Ethanol Marketing Agreement (Madera Project)	Amends and restates in its entirety that certain Amended and Restated Ethanol Marketing Agreement, dated March 16, 2006.	2/27/2007
Port of Morrow	PECOL = Pacific Ethanol Columbia, LLC (DE)	Lease Agreement: Ground	Lease	Lease of land consisting of 25 acres	4/20/2006	5/1/2006
Umatilla Electric Cooperative	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	Agreement for Electric Service and Purchase of Power	Agreement to deliver electric power and energy to Boardman Plant	3/29/2007	3/29/2007
Tidewater Barge Lines, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Transportation and Dock Services Agreement	Barging and transporting ethanol on Columbia river	2/15/2007	2/15/2007
City of Boardman Oregon	PECOL = Pacific Ethanol Columbia, LLC (DE)	Governmental/Permitting	Oregon Enterprise Zone Authorization Application	Application for property tax exemption for years 2007-2011	5/15/2006	5/15/2006
City of Boardman Oregon	PECOL = Pacific Ethanol Columbia, LLC (DE)	Governmental/Permitting	Enterprise Zone Abatement Agreement	Property tax exemption agreement	4/26/2006	4/19/2006
Northstar Chemical Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	Sodium Hypochlorite Product and Tank	Product and Equipment Agreement for 12.5% Sodium Hypochlorite and tank	11/17/2008	11/17/2008
PPI Technology Services L.P.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	PPI Technology Agreement	Control System Technical Support	12/10/2008	11/3/2008
Port of Morrow	PECOL = Pacific Ethanol Columbia, LLC (DE)	Easement Agreement	Easement for Roadway Purposes	Grants Port of Morrow an easement onto PEI leased property.	12/21/2007	12/21/2007

5.10 - 3

SCHEDULE 5.10
to DIP Credit Agreement

CONTRACTS

Port of Morrow	PECOL = Pacific Ethanol Columbia, LLC (DE)	Finance Agreement	Estoppel Certificate	Estoppel Certificate for appeasement of lenders West LB AG, NY Branch	12/21/2007	12/21/2007
U.S. Department of Agriculture	PECOL = Pacific Ethanol Columbia, LLC (DE)	Indemnity Agreement	Agreement to Indemnify	Agreement to Indemnify	6/3/2008	6/3/2008
Port of Morrow	PECOL = Pacific Ethanol Columbia, LLC (DE)	Lease Agreement: Ground	Pipeline Easement Agreement	Port of Morrow Pipeline Easement Agreement	2/1/2007	2/1/2007
Port of Morrow	PECOL = Pacific Ethanol Columbia, LLC (DE)	Lease Agreement: Ground	Easement for Roadway Purposes	PEI grants to Port a 10 foot easement across the Leased Property.		12/21/2007
Tidewater Barge Lines, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Letter Agreement	Deposit Escrow Agreement	Deposit Escrow Agreement	2/15/2007	2/15/2007
PPM Energy Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	Base Contract for Sale and Purchase of Natural Gas	Base Contract for Sale and Purchase of Natural Gas	6/7/2007	6/7/2007
Novozymes North America, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	Enzyme Supply Agreement	Enzyme Supply Agreement		5/1/2008
Cascade Natural Gas Corporation	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Agreement for ServicePlus Program Services	gas piping and installation at Boardman	4/13/2007	3/27/2007
Tidewater Barge Lines, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Environmental Services Agreement	Agreement that covers emergency spill services.	7/20/2007	7/20/2007
US Energy	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Energy Management Agreement	Provision of Energy Management Services	4/4/2006	4/1/2006
Union Pacific Railroad	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Agreement and Consent to Joint Use of Track	UP consents to grant rail service on the track to PECOL and Port of Morrow	2/22/2006	2/22/2006
Pacific Ethanol Imperial, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Lease Agreement: Equipment	Intercompany equipment lease agreement. PE Columbia leasing certain PE Imperial equipment.	Equipment Lease Agreement	11/4/2008	7/22/2008
Pacific Ethanol California, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Construction Contract	Provide construction management services	Construction Management Agreement (Boardman Project)	2/27/2007	2/27/2007
Kinergy Marketing, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Ethanol Marketing Agreement (Boardman Project)	Provide denatured fuel ethanol production	2/27/2007	2/27/2007
Pacific Ethanol California, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Operations Contract	Operation and Maintenance Agreement (Boardman Project)	Perform all tasks to operate and maintain facility	2/27/2007	2/27/2007
City of Burley	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Services Agreement	Municipal Water and Sewer Services Contract	City to sell and deliver all water required to project site and provide sole source of water supply; in addition City will provide all wastewater service.	2/5/2008	2/5/2008
Intermountain Gas	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Commodity Agreement	Intermountain Gas Company T-4 Natural Gas Service Contract	Transportation (T-4) Firm Distribution Only Transportation Service for a Maximum Daily Firm Quantity (MDFQ) of 50,000 therms per day during the Agreement period.	10/1/2007	10/1/2007
Basic Chemical Solutions LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Operations Contract	BCS - Sulfuric Acid Sales Agreement	Sulfuric Acid, Technical Grade 93% solution	3/31/2008	3/15/2008

5.10 - 4

SCHEDULE 5.10
to DIP Credit Agreement

CONTRACTS

Basic Chemical Solutions LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Operations Contract	BCS - Sodium Hypochlorite Product Agreement	Sodium HypoChlorite, Technical Grade 12.5% solution	3/17/2008	3/17/2008
PPI Technology Services L.P.	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Operations Contract	PPI Technology Agreement	Control System Technical Support	12/10/2008	11/3/2008
Basic Chemical Solutions LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE	Operations Contract	BCS - Phosphoric Acid Product Agreement	Phosphoric Acid, Technical Grade 75% solution	3/17/2008	3/17/2008
Counterparty(ies)	PE Contracting Entity	Document Type	Title	Subject Matter / Notes	Date of Execution	Date Effective
PPM Energy Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Commodity Agreement	Base Contract for Sale and Purchase of Natural Gas	Base Contract for Sale and Purchase of Natural Gas	3/31/2008	3/31/2008
PPM Energy Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Commodity Agreement	Special Provisions to the Base Contract	Special Provisions to the PEMV Base Contract	3/31/2008	3/31/2008
US Water Services	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Construction Contract	Engineered Equipment Purchase Order	Agreement covering the design, manufacture, supply, and installation of Water Treatment Equipment and Supplies for Burley Plant.	9/19/2007	9/19/2007
Burley Development Authority	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Construction Contract	Development Agreement For The Use of Tax Increment Financing	agreement sets forth the terms concerning the installation of certain infrastructure for the Burley project and to agree upon other matters with regards to the Project	6/21/2007	6/11/2007
U.S. Department of Agriculture	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Indemnity Agreement	Agreement to Indemnify	Agreement to Indemnify	6/3/2008	6/3/2008
United Electric Co-Op, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Lease Agreement: Ground	Right of Way and Access Easement
PEMV grants to UEC a non-exclusive perpetual right of way and easement to property located in Burley, ID (see Ex. A and B) for the purpose of vehicle access from UEC's substation and the erection of utility lines.
					10/2/2007	10/2/2007
Novozymes North America, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Operations Contract	Enzyme Supply Agreement	Enzyme Supply Agreement		5/1/2008
United Electric Co-Op, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Substation Agreement	Agreement for construction of electrical substation at Burley plant by UEC. Substation to be paid by Burley Development Authority but PEMV is primary obligor backed by payment Guarantee by PEI.	3/21/2008	3/21/2008
United Electric Co-Op, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Revised Memorandum	Intended to replace and supersede version executed on Feb 27, 2008. This version lays out the 8 year payment plan for Substation costs.	3/28/2008	3/28/2008
Pacific Ethanol California, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Construction Contract	Construction Management Agreement (Burley Project)	Provide construction management services	2/27/2007	2/27/2007
Kinergy Marketing, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Ethanol Marketing Agreement (Burley Project)	Provide marketing services for Distillers Grain	2/27/2007	2/27/2007

5.10 - 5

SCHEDULE 5.10
to DIP Credit Agreement

CONTRACTS

Pacific Ethanol California, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Operations Contract	Operation and Maintenance Agreement (Burley Project)	Perform all tasks to operate and maintain facility	2/27/2007	2/27/2007
Pacific Ethanol Imperial, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Lease Agreement: Equipment	Intercompany equipment lease agreement. PE Magic Valley leasing certain PE Imperial equipment.	Equipment Lease Agreement	11/4/2008	10/1/2007
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Lease Agreement: Ground	Memorandum of Lease	Memorandum of Lease		8/1/2008
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Lease Agreement: Ground	Lease by the Stockton Port District	Approx. 30 acres for the use of construction, operation and maintenance of the Facility.		2/6/2007
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Easement Agreement	Rail and Access Easement Agreement	Port grants to PES easement for construction, maintenance and operation of Rail Improvements.	8/1/2008	8/1/2008
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Easement Agreement	Pipeline Easement Agreement	Port grants to PES easement for construction, maintenance and operation of the Pipeline Improvements.	8/1/2008	8/1/2008
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Guarantee Agreement	Guaranty of Lease	PEI guaranty of PES liability related to lease of Port of Stockton	2/5/2007	2/5/2007
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Lease Agreement: Ground	Lease by the Stockton Port District to Pacific Ethanol Stockton, LLC	Lease Agreement	2/5/2007	2/5/2007
North American Bioproducts Corporation	PES = Pacific Ethanol Stockton, LLC (DE)	Operations Contract	NABC Product Supply Agreement	Yeast and antimicrobial product purchase	7/16/2008	8/5/2008
PPI Technology Services L.P.	PES = Pacific Ethanol Stockton, LLC (DE)	Operations Contract	PPI Technology Agreement	Control System Technical Support	12/10/2008	11/3/2008
Iberdrola Renewables, Inc.	PES = Pacific Ethanol Stockton, LLC (DE)	Commodity Agreement	Base Contract for Sale and Purchase of Natural Gas	Base Contract for Sale and Purchase of Natural Gas for Stockton plant	9/18/2008	9/18/2008
Stockton Port District	PES = Pacific Ethanol Stockton, LLC (DE)	Lease Agreement: Ground	Right of Entry	Right of Entry Agreement	1/16/2007	1/16/2007
Port of Stockton	PES = Pacific Ethanol Stockton, LLC (DE)	Lease Agreement: Ground	First Addendum to Lease (Ordinance No. 218)	First Addendum to Lease (Ordinance No. 218)	8/1/2008	8/1/2008
Novozymes North America, Inc.	PES = Pacific Ethanol Stockton, LLC (DE)	Operations Contract	Enzyme Supply Agreement	Enzyme Supply Agreement		5/1/2008
HJ Heinz Company, L.P.	PES = Pacific Ethanol Stockton, LLC (DE)	Sewer Capacity Credits Purchase Agreement	Sewer Capacity Credits Purchase Agreement	Purchase of 4.5 million gallons per month of Sewer Capacity and 1,130 / Pounds of B.O.D. and 1,130 / Pounds of T.S.S. from Heinz to the City of Stockton.	7/31/2008	8/11/2008
The Ken Bratney Company	PES = Pacific Ethanol Stockton, LLC (DE)	System Design and Equipment Supply	Grain Handling System design and equipment supply	Grain Handling System Design and Grain Handling Equipment Supply		3/31/2008

5.10 - 6

SCHEDULE 5.18(a)(i)
to DIP Credit Agreement

ENVIRONMENTAL WARRANTIES

Pacific Ethanol Magic Valley, LLC (“Magic Valley”) is in the process of entering into consent order with the Idaho Department of Environmental Quality with respect to its Air Emission Permit. Specifically Magic Valley performance test report indicated combined formaldehyde emissions in excess of its air permit limits. Magic Valley is making equipment modifications and testing plans to demonstrate compliance with the air permit upon restart of the facility.

SCHEDULE 5.18(d)(ii)
to DIP Credit Agreement

UNDERGROUND STORAGE TANKS

None.

 SCHEDULE 5.26
to DIP Credit Agreement

LEGAL NAMES AND PLACE OF BUSINESS

Legal Names

Pacific Holding:	Pacific Ethanol Holding Co. LLC, a Delaware limited liability company.

Madera:	Pacific Ethanol Madera LLC, a Delaware limited liability company.

Boardman:	Pacific Ethanol Columbia, LLC, a Delaware limited liability company. This entity was known as PE Columbia Ethanol, LLC from its formation until March 2006.

Stockton:	Pacific Ethanol Stockton, LLC, a Delaware limited liability company. This entity was known as Pacific Ethanol Visalia LLC from its formation until June 2006.

Burley:	Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company.

Sole Place of Business and Chief Executive Office of Each Borrower

400 Capitol Mall, Suite 2060 Sacramento, California 95814

SCHEDULE 5.27
to DIP Credit Agreement

BROKER FEES

None.

SCHEDULE 5.29
Project Accounts and
Local Accounts

Amarillo National Bank		PEHC	Operating Account	xxx872	Active
Address:	410 S. Taylor	PEHC	Revenue Account	xxx864	Active
PO Box 1
Amarillo, TX 79105
Contacts:	Darren Jenks, VP (806) 378-8339
Sally Frierson, (806) 378-8230

US Bank		PECOL	Escrow Account	xxxx60000	Active
Address:	111 SW Fifth Avenue, Sixth Floor	Note Acct Title per statement:
	Portland, OR 97204	Pacific Ethanol Columbia LLC/Tidewater Barge Lines Inc/Tidewater Terminal Company Inc Escrow
Contacts:	Cheryl K Nelson (503) 275-5708

Pacific Ethanol Holdco Debtor In Possession Financing Budget May 18, 2009	SCHEDULE 6.01(n) to DIP Credit Agreement

			INITIAL DIP BUDGET
	MAY		JUNE					JULY
	Filing
	week 1 05/18 - 05/22	week 2 05/25 -05/29	week 3 06/01-06/05	week 4 06/08-06/12	week 5 06/15-06/19	week 6 06/22-06/26	week 7 06/29-07/03	week 8 07/06-07/10	week 9 07/13-07/17	week 10 07/20-07/24	week 11 07/27-07/31
Beginning Cash Balance	$2,235	$500,000	$500,000	$500,000	$500,000	$500,000	$1,134,664	$500,000	$500,000	$1,257,037	$500,000

Cash Inflows
Revenue - Ethanol (Kinergy)	449,709	949,709	949,709	1,202,965	1,202,965	1,202,965	1,202,965	1,202,965	1,202,965	1,202,965	1,202,965
Revenue - WDG (PAP)	324,745	324,745	392,569	392,569	392,569	392,569	392,569	392,569	392,569	392,569	392,569
Total Cash Inflows	774,454	1,274,454	1,342,278	1,595,534	1,595,534	1,595,534	1,595,534	1,595,534	1,595,534	1,595,534	1,595,534

Disbursements

Operating Disbursements
Corn	(2,081,000)	(1,919,700)	-	(1,919,700)	(1,919,700)	-	(1,896,000)	(1,896,000)	-	(1,896,000)	(1,896,000)
Natural Gas	-	(183,144)	-	-	-	(145,145)	-	-	-	(163,660)	(15,730)
Lease Payments	-	(106,470)	-	-	-	-	(17,745)	-	-	-	(17,745)
Insurance	-	-	(190,000)	-	-	-	-	-	-	-	-
Property Tax	-	-	(658,329)	-	-	-	-	-	-	-	-
Electricity	(18,000)	(127,294)	-	-	(18,000)	(12,000)	(89,706)	-	-	(27,000)	(112,294)
Ethanol freight	(24,528)	(24,528)	(31,068)	(31,068)	(31,068)	(31,068)	(31,068)	(31,068)	(31,068)	(31,068)	(31,068)
Co-product freight	(49,639)	(49,639)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)
Grain procurement and handling w/ PAP	-	(47,972)	-	-	-	-	(60,765)	-	-	-	(60,765)
One time shutdown costs	(59,325)	(59,325)	(59,325)	(59,325)	(59,325)	(59,325)	(59,325)	(20,663)	-	-	-
Plant Supplies & Maintenance	(216,653)	(223,881)	(215,041)	(215,041)	(215,241)	(218,719)	(218,791)	(209,997)	(210,865)	(214,743)	(214,615)
Total Operating Disbursements	(2,449,145)	(2,741,953)	(1,216,641)	(2,288,011)	(2,306,211)	(529,135)	(2,436,277)	(2,220,605)	(304,810)	(2,395,347)	(2,411,094)

Asset Management Agreement
Direct Reimbursement
Payroll & Benefits - Plants & Plant Operations	(186,133)	-	(199,243)	-	(173,082)	-	(131,351)	(26,160)	(173,861)	-	(173,861)
Leases	-	-	(101,990)	-	-	-	-	(101,990)	-	-	-
Other Direct Expenses	(8,300)		(31,300)					(31,300)
Bankrupcy Preparation Fees		(1,020,000)
Asset Management Fee	(97,500)	-	(195,000)	-	-	-	-	(195,000)	-	-	-
Total Asset Management Agreement	(291,933)	(1,020,000)	(527,533)	-	(173,082)	-	(131,351)	(354,451)	(173,861)	-	(173,861)

Disbursements Related to Prepetition Debts - First Day Motions
Goods Sold in Last 20 Days	(118,569)	-	-	-	-	-	-	-	-	-	-
Shippers & Warehouseman	(98,500)	-	-	-	-	-	-	-	-	-	-
Prepetition Priority Taxes	(382,147)	-	-	-	-	-	-	-	-	-	-
Utility Deposit	-	(692,644)	-	-	-	-	-	-	-	-	-
Total Disbursements Related to Prepetition Debts	(599,216)	(692,644)	-	-	-	-	-	-	-	-	-

Professional Fees & Administrative Expenses
Legal Advisors - Debtor	(93,750)	(93,750)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(107,500)	(107,500)	(107,500)	(107,500)
Legal Advisors - DIP Lenders	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Financial Advisor Debtor	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(100,000)	(100,000)	(100,000)	(100,000)
Financial Advisors - DIP Lenders	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Creditors Committee Legal & Financial Advisors	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)
Claims Agent	(50,000)	-	(50,000)	-	-	-	-	-	-	-	(50,000)
Trustee Fees	-	-	-	-	-	-	-	-	-	-	(30,000)
Total Professional Fees & Administrative Expenses	(371,076)	(321,076)	(359,826)	(309,826)	(309,826)	(309,826)	(309,826)	(359,826)	(359,826)	(359,826)	(439,826)

DIP Interest & Fees	(600,000)	(52,490)	-	-	-	(121,909)	-	-	-	-	(151,796)
Total Disbursements	(4,311,369)	(4,828,162)	(2,103,999)	(2,597,837)	(2,789,119)	(960,869)	(2,877,453)	(2,934,881)	(838,497)	(2,755,173)	(3,176,576)

DIP Funding	4,034,680	3,553,709	761,721	1,002,303	1,193,586	-	647,255	1,339,348	-	402,603	1,581,043
Ending Cash Balance	$500,000	$500,000	$500,000	$500,000	$500,000	$1,134,664	$500,000	$500,000	$1,257,037	$500,000	$500,000

Draft - Subject to Review 6.01(n) - 1
6.01(n) - 1

Pacific Ethanol Holdco Debtor In Possession Financing Budget May 18, 2009	SCHEDULE 6.01(n) to DIP Credit Agreement

INITIAL DIP BUDGET
	AUGUST				SEPTEMBER					OCTOBER

	week 12 08/03-08/07	week 13 08/10- 08/14	week 14 08/17- 08/21	week 15 08/24- 08/28	week 16 08/31- 09/04	week 17 09/07- 09/11	week 18 09/14- 09/18	week 19 09/21- 09/25	week 20 09/28- 10/02	week 21 10/05- 10/09	week 22 10/12- 10/16	week 23 10/19- 10/23	week 24 10/26- 10/30
Beginning Cash Balance	$500,000	$1,131,503	$500,000	$500,000	$829,038	$500,000	$500,000	$758,233	$1,312,623	$1,934,069	$1,504,772	$1,034,428	$500,000

Cash Inflows
Revenue - Ethanol (Kinergy)	1,202,965	1,202,965	1,293,188	1,293,188	1,293,188	1,202,965	1,202,965	1,202,965	1,202,965	2,248,405	-	-	-
Revenue - WDG (PAP)	392,569	392,569	392,569	392,569	392,569	392,569	392,569	392,569	392,569	-	-	-	-
Total Cash Inflows	1,595,534	1,595,534	1,685,756	1,685,756	1,685,756	1,595,534	1,595,534	1,595,534	1,595,534	2,248,405	-	-	-

Disbursements

Operating Disburse-ments
Corn	-	(1,896,000)	(1,919,700)	-	(1,919,700)	(1,919,700)	(729,000)	-	-	-	-	-	-
Natural Gas	-	-	-	(179,390)	-	-	-	(179,390)	-	-	-	-	(179,390)
Lease Payments	-	-	-	(17,745)	-	-	-	(1,494)	(16,251)	-	-	-	(17,745)
Insurance	-	-	-	-	-	-	-	-	-	-	-	-	-
Property Tax	-	-	-	-	-	-	-	-	-	(1,600,000)	-	-	(370,000)
Electricity	-	-	(15,000)	(124,294)	-	-	-	(25,000)	(112,294)	-	-	(15,000)	(124,794)
Ethanol freight	(31,068)	(33,398)	(33,398)	(33,398)	(31,068)	(31,068)	(31,068)	(31,068)	(58,068)	-	-	-	-
Co-product freight	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	(62,877)	-	-	-	-
Grain procure-ment and handling w/ PAP	-	-	-	(60,765)	-	-	-	-	(60,765)	-	-	-	-
One time shutdown costs	-	-	-	-	-	-	-	-	-	(17,442)	(17,442)	(17,442)	(17,442)
Plant Supplies & Main-tenance	(205,810)	(206,010)	(206,210)	(213,438)	(204,530)	(204,530)	(204,530)	(208,408)	(208,280)	(143,077)	(143,077)	(143,277)	(150,505)
Total Operating Disburse-ments	(299,755)	(2,198,285)	(2,237,185)	(691,907)	(2,218,175)	(2,218,175)	(1,027,475)	(508,236)	(518,534)	(1,760,519)	(160,519)	(175,719)	(859,875)

Asset Management Agreement
Direct Reimburse-ment
Payroll & Benefits - Plants & Plant Operat-ions	(26,160)	(173,082)	-	(173,082)	(26,160)	(173,082)	-	(173,082)	78,481	(279,067)	-	(252,907)	-
Leases	(101,990)	-	-	-	(101,990)	-	-	-	-	(101,990)	-	-	-
Other Direct Expenses	(31,300)	-	-	-	(31,300)					(31,300)
Bankrupcy Prepara-tion Fees
Asset Manage-ment Fee	(195,000)	-	-	-	(195,000)	-	-	-	-	(195,000)	-	-	-
Total Asset Management Agreement	(354,451)	(173,082)	-	(173,082)	(354,451)	(173,082)	-	(173,082)	78,481	(607,358)	-	(252,907)	-

Disbursements Related to Prepetition Debts - First Day M
Goods Sold in Last 20 Days	-	-	-	-	-	-	-	-	-	-	-	-	-
Shippers & Ware-house-man	-	-	-	-	-	-	-	-	-	-	-	-	-
Prepetition Priority Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-
Utility Deposit
Total Disburse-ments Related to Prepetition Debts	-	-	-	-	-	-	-	-	-	-	-	-	-

Professional Fees & Adminis-trative Expenses
Legal Advisors - Debtor	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)	(82,500)
Legal Advisors - DIP Lenders	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Financial Advisor Debtor	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)	(75,000)
Financial Advisors - DIP Lenders	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Creditors Comm-ittee Legal & Financial Advisors	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)	(52,326)
Claims Agent	-	-	-	-	-	-	-	(50,000)	-	-	-	-	-
Trustee Fees	-	-	-	-	-	-	-	-	(20,000)	-	-	-	-
Total Profession-al Fees & Admini-strative Expenses	(309,826)	(309,826)	(309,826)	(309,826)	(309,826)	(309,826)	(309,826)	(359,826)	(329,826)	(309,826)	(309,826)	(309,826)	(309,826)

DIP Interest & Fees	-	-	-	(181,903)	-	-	-	-	(204,208)	-	-	-	(210,875)
Total Disburse-ments	(964,031)	(2,681,193)	(2,547,011)	(1,356,718)	(2,882,451)	(2,701,083)	(1,337,300)	(1,041,144)	(974,087)	(2,677,702)	(470,345)	(738,452)	(1,380,576)

DIP Funding	-	454,157	861,255	-	867,656	1,105,549	-	-	-	-	-	204,024	1,380,576

Ending Cash Balance	$1,131,503	$500,000	$500,000	$829,038	$500,000	$500,000	$758,233	$1,312,623	$1,934,069	$1,504,772	$1,034,428	$500,000	$500,000

Draft - Subject to Review

6.01(n) - 2

SCHEDULE 7.01(h)
to DIP Credit Agreement

INSURANCE

Note: the requirements of this Insurance Schedule apply to each Plant (and the Borrower that owns such Plant) from and after the date of the initial Funding Notice with respect to such Plant, and apply to Pacific Holding from and after the date of the initial Funding Notice. Notwithstanding the above, the report of the Insurance Consultant delivered on the Closing Date shall address these requirements of this Insurance Schedule as they apply to each Plant and each Borrower.

1.             GENERAL PROVISIONS

1.1           The Borrowers shall at all times carry and maintain or cause to be carried and maintained, at their own expense, the minimum insurance coverage set forth in this Schedule 7.01(h). The terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) in all respects as of the date of the initial Funding. After the date of the initial Funding and until the Discharge Date, the terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be acceptable in all respects in the reasonable judgment of the Administrative Agent (acting in consultation with the Insurance Consultant), and the Administrative Agent (acting in consultation with the Insurance Consultant) may require that such terms be modified if (i) a state of facts or circumstances exists with respect to any Plant or the Project that was not foreseen by the Administrative Agent on the date of this Agreement and which, in the reasonable judgment of the Administrative Agent (acting in consultation with the Insurance Consultant), renders such coverage inadequate, and (ii) the requested coverage is available on commercially reasonable terms taking into account the DIP Budget. All insurance carried pursuant to this Schedule 7.01(h) shall conform to the relevant provisions of the respective Project Documents and be with insurance companies that are rated “A-, X” or better by Best’s Insurance Guide and Key Ratings, or other insurance companies of recognized responsibility satisfactory to the Administrative Agent (acting in consultation with the Insurance Consultant). None of the Agents or the other Senior Secured Parties shall have any obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required under this Schedule 7.01 (h).

Capitalized terms used in this Schedule 7.01(h) not otherwise defined herein shall have the meanings set forth in this Agreement, or if not defined therein, as such terms are used in the common practice of the insurance industry.

The insurance carried in accordance with this Schedule 7.01(h) shall be endorsed as follows: The Collateral Agent shall be sole loss payee with respect to all First Party policies using a Standard Lenders Loss Payable Clause reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant). The Administrative Agent, in its capacity and on behalf of the Lenders, and the Collateral Agent, on behalf of the Senior Secured

Parties, shall be additional insureds with respect to all of the Borrowers’ insurance (where legally allowed);

(a)            The insurance polices provided by the Borrowers shall allow that theinterest of the Administrative Agent, Collateral Agent and the other Senior Secured Parties shall not be invalidated by any action or inaction of any of the Borrowers or the Insureds and shall insure the Administrative Agent, Collateral Agent and the other Senior Secured Parties regardless of any breach or violation by the any of the Borrowers or the Insured of any warranties, declarations or conditions in such policies or any foreclosure or change in ownership of any Plant or the Project;

(b)            The insurer thereunder shall waive all rights or subrogation against the Administrative Agent, Collateral Agent and the other Senior Secured Parties and their respective officers, employees, agents, successors and assigns and shall waive any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;

(c)            Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any of Administrative Agent, Collateral Agent and the other Senior Secured Parties with respect to its interest as such in the Project and each policy insuring against liability to third parties shall contain a severability of interests or cross liability provision; and

(d)            Any insurance carried under this Schedule 7.01(h) that is written to cover more than one insured shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrowers), shall operate in the same manner as if there were a separate policy covering such insured.

1.2            Adjustment of Losses.

(a)            The loss, if any, under any insurance required to be carried hereunder shall be adjusted with the insurance companies or otherwise collected, including the filing in a timely manner of appropriate proceedings, by the Borrowers, subject to the reasonable approval of the Administrative Agent (acting in consultation with the Insurance Consultant) as it pertains to losses under the party policies only. In addition, the Borrowers shall take all other steps necessary or reasonably requested by the Administrative Agent to collect from insurers any loss covered by any of the insurance policies herein. All such policies shall provide that the loss, if any, and coverage afforded under such insurance shall be adjusted and paid as provided in this Schedule 7.01(h).

(b)            The Borrowers shall promptly notify the Administrative Agent of any property damage loss covered by any insurance. The Borrowers shall cooperate and consult with the Administrative Agent in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of any Plant or the Project or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of any Plant or the Project or any portion thereof. Without the prior written consent of the Administrative Agent (acting in consultation with the Insurance

7.01(h) - 2

Consultant), no Borrower will settle, or consent to the settlement of, any proceeding arising out of any damage, destruction or condemnation of any Plant or the Project or any portion thereof.

1.3            Application of Payments. All payments with respect to the insurance policies required by this Schedule 7.01(h) shall promptly be deposited in the Revenue Account for application in accordance with the provisions of this Agreement.

1.4            Evidence of Insurance. On the Closing Date, on an annual basis no more than ten (10) days following each policy anniversary, and otherwise as required under the Credit Agreement, the Borrowers shall furnish to the Administrative Agent with approved certification of all required insurance. An authorized representative of each insurer shall execute such certificates. Such certificates shall identify underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term, and the insurance broker or insurance carrier providing such certificates shall specifically state (either in such certificate or otherwise) that the special provisions enumerated for such insurance herein are provided by such insurance. The Borrowers shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due. Upon request, the Borrowers will promptly furnish to the Administrative Agent copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Project.

1.5            No Duty to Verify. No provision of this Schedule 7.01(h) or any provision of any Transaction Document shall impose on the Administrative Agent, Collateral Agent or any Senior Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrowers, nor shall the Administrative Agent, Collateral Agent or any Senior Secured Party be responsible for any representations or warranties made by or on behalf of any Borrower to any insurance company or underwriter.

2. OPERATING PERIOD INSURANCE

2.1            Coverage. The following coverages shall be placed into effect for the benefit of each Plant, including grain elevators and shall be maintained in effect at all times until the Discharge Date.

(a) Commercial General Liability.

Commercial general liability insurance for such Plant, written on “occurrence” policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, blanket contractual liability, and personal injury, with no exclusions for explosion, collapse and underground perils, and fire with primary coverage limits of no less than one million Dollars ($1,000,000) per occurrence and two million Dollars ($2,000,000) in the annual aggregate for injuries or death to one or more persons or damage to property resulting from any one occurrence, and a products and completed operations liability aggregate limit of not less than one million Dollars ($1,000,000). The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is “named insured” under the liability policy. Deductibles in excess of two hundred fifty thousand Dollars ($250,000) shall be subject to review and reasonable approval by the Administrative Agent (in consultation with the Insurance Consultant).

7.01(h) - 3

(b)            Automobile Liability.

Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than one million Dollars ($1,000,000) per accident with respect to bodily injury, property damage or death. Automobile insurance shall include the Motor Carrier Act Endorsement encompassing Hazardous Materials Cleanup (MCS90), if applicable.

(c)            Workers Compensation.

Workers compensation insurance to statutory limits and employer’s liability with a limit of not less than one million Dollars ($1,000,000) per occurrence and in the aggregate such other forms of insurance required by law with respect to any Plant or the Project, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of employees (if any) of any Borrower. To the extent applicable, insurance shall cover Jones Act, Longshore and Harbor Workers Act and Continental Shelf Land Act.

(d)            Property / Machinery Breakdown.

Property “all risk” insurance, as such term is used in the common practice of the insurance industry on the date of this Agreement, including machinery breakdown, the perils of flood and earthquake, strike, vandalism and malicious mischief subject to terms that are consistent with current industry practice insuring all real and personal property of the Project at each Plant for an amount of not less than full replacement cost of such Plant. Sub limits are permitted as respects to the following perils: (i) debris removal (the greater of $5,000,000 or 25% of loss), (ii) expediting or extra expense ($5,000,000), (iii) increased costs due to orders by law and demolition costs of undamaged portion due to enforcement of by law ($2,000,000), flood (25% of replacement cost) and earthquake (25% of replacement cost) and (iv) such other coverages customarily sub-limited in reasonable amounts consistent with current industry practice with respect to similar risks and reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant).

Such policy shall include: (i) an automatic reinstatement of limits following each loss (except for the perils of earthquake and flood) and (ii) a replacement cost endorsement with no deduction for depreciation. Unless provided under the all risk policy, boiler and machinery coverage (including consequence of design, workmanship or material defect) on a “comprehensive” basis including breakdown and repair on a replacement cost basis with limits not less than the full replacement cost of the insured objects. In the event all risk property cover and the boiler and machinery cover is not written in the same policy, each policy shall contain a joint loss agreement.

All such policies may have deductibles of not greater than two hundred fifty thousand Dollars ($250,000) and two percent (2%) of values at risk, five percent (5%) for California Earthquake for natural hazard perils (such as flood and earthquake).

(e)            Business Interruption.

7.01(h) - 4

Borrowers shall also maintain or caused to be maintained, with respect to each Plant, business interruption insurance on all “all risk” basis (as such term is used in common practice of the insurance industry on the date of this Agreement), including machinery breakage, in an amount necessary to satisfy policy coinsurance conditions, but with limits not less than the equivalent of twelve (12) months projected scheduled debt service, continuing expenses and an amount equivalent to the principal payments necessary for the Borrowers to reach the Target Balance Amount at the end of the twelve (12)-month period as indicated in this Agreement or in other amounts reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant). The deductible or waiting period shall not exceed thirty (30) days. Borrowers shall also maintain or cause to be maintained contingent business interruption as respects the suppliers and vendors in an amount of not less than six (6) months projected scheduled Debt Service, continuing expenses and replacement ethanol extra expense in amounts acceptable to the Lenders, where the exposure exists.

(f)            Umbrella or Excess.

Umbrella or excess liability insurance of not less than twenty million Dollars ($20,000,000) per occurrence and annual aggregate during operations. Such coverages shall be on a per occurrence or claims made basis and over and above coverage provided by the policies described in Sections 3.1(a), (b) and, with respect to employer’s liability, (c) of this Schedule  7.01(h), whose limits shall apply toward the twenty million Dollars ($20,000,000) limit set forth in this Section 2.1(f). If the policy or policies provided under this Section 2.1(f) contain(s) aggregate limits applying to other operations other than the Project, and such limits are diminished below fifteen million Dollars ($15,000,000) by any incident, occurrence, claim, settlement or judgment against such insurance that has caused the insurer to establish a reserve, Borrowers, within five (5) Business Days after obtaining knowledge of such event shall inform the Administrative Agent, and within thirty (30) Business Days after the occurrence of such event shall purchase an additional umbrella/excess liability insurance policy satisfying the requirements of this Section 2.1(f).

(g)            Aircraft Liability.

Aircraft liability, (to the extent exposure exists) in an amount not less than ten million Dollars ($10,000,000) for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the operation of the Project.

(h) Pollution Legal Liability.

Including Onsite Cleanup and sudden and accidental pollution legal liability insurance on a named perils basis with a limit commensurate (in the reasonable opinion of the Insurance Consultant) with industry practice for like projects, sufficient to meet contractual requirements but not less than three million Dollars ($3,000,000). Such coverage can be included in the commercial general liability and umbrella or excess liability covers or provided separately. Claims made coverage forms and deductibles of up to two hundred fifty thousand Dollars ($250,000) are acceptable.

7.01(h) - 5

3.             LEASEHOLD INTEREST INSURE

Unless otherwise covered under the operational Property All Risk Insurance described above or otherwise maintained by Pacific Ethanol, until the Discharge Date, each Borrower shall also insure, or cause to be insured its leasehold interests in the Leased Premises and provide Property Damage, Business Interruption/Extra Expense and Liability insurance in amounts reasonably satisfactory to the Administrative Agent (acting in consultation with the Insurance Consultant).

4.             DIRECTORS AND OFFICERS INSURANCE (to the extent exposure exists)

Until the Discharge Date, the Borrowers shall maintain, or cause to be maintained, Directors and Officers Insurance (including Employment Practices Liability) with limits in accordance with industry practice.

5.             GENERAL CONDITIONS APPLYING TO ALL INSURANCE

5.1            The Borrowers shall promptly notify the Administrative Agent of any loss in excess of two hundred fifty thousand Dollars ($250,000) covered by any insurance maintained pursuant to Sections 2.1(f), (g) and (h) and Sections 3.1(e) and (f) of this Schedule 7.01(h).

5.2            All policies of insurance required to be maintained pursuant to Sections 2.1(d) and (e) of this Schedule 7.01(h), shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or New York Standard Mortgage Endorsement without contribution. All policies (where allowed by law) shall insure the interests of the Senior Secured Parties regardless of any breach or violation by any Borrower of warranties, declarations or conditions contained in such policies, any action or inaction of any Borrower or any other Person, or any foreclosure relating to any Plant or any change in ownership of all or any portion of any Plant (the foregoing may be accomplished by the use of the Lender Loss Payable Endorsement 438BFU required above).

5.3            A loss under any insurance required to be carried under Sections 2.1(d) and (e) of this Schedule 7.01(h), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrowers, together with the Administrative Agent. In addition the Borrowers may, in their reasonable judgment, consent to the settlement of any loss; provided that in the event that the amount of any such loss exceeds two hundred fifty thousand Dollars ($250,000) the terms of such settlement are concurred with by the Administrative Agent (acting in consultation with the Insurance Consultant).

5.4            All policies of insurance required to be maintained pursuant to this Schedule 7.01(h) shall be endorsed so that if at any time any such policy should be cancelled, or coverage under any such policy should be reduced, such cancellation or reduction in coverage shall not be effective for thirty (30) days following delivery of written notice thereof to the Administrative Agent, except for cancellation or reduction in coverage due to non-payment of premium, which shall not be for effective for ten (10) days following delivery of written notice thereof to the Administrative Agent.

7.01(h) - 6

6.             REPORT

6.1            On the initial Funding Date and annually thereafter, the Borrowers shall furnish the Administrative Agent with a report of an independent insurance broker, signed by an officer of such broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 7.01(h). In addition the Borrowers will advise the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of any Borrower that may invalidate or render unenforceable, in whole or in part, any insurance being maintained by any Borrower pursuant to this Schedule 7.01(h).

7.            “CLAIMS MADE” POLICIES FOR CERTAIN TYPES OF INSURANCE

7.1            If any liability insurance required under the provisions of this Schedule 7.01(h) is allowed to be written on a “claims made” basis, then such insurance shall include the following:

(a)            The retroactive date (as such term is specified in each of such policies) shall be no later than the commercial operations date for the relevant Plant.

(b)            Each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrowers shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies.

8. UNAVAILABILITY OF INSURANCE

If any insurance (including the limits or deductibles thereof) hereby required to be maintained is not reasonably available and commercially feasible in the commercial insurance market, the Administrative Agent (acting in consultation with the Insurance Consultant) shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that the Borrowers shall first request any such waiver in writing to the Administrative Agent, which request shall be accompanied by a written report prepared by an insurance broker of nationally recognized standing, certifying that such insurance required is not reasonably available and commercially feasible (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions. If after reviewing such evidence with the Insurance Consultant, the Administrative Agent concurs with such report, the Borrowers shall not be required to maintain such insurance until such time as such insurance is again available on commercially reasonable terms. At any time after the granting of any such waiver, but not more often than once a year, the Administrative Agent or the Lenders may request, and the Borrowers shall furnish to the Administrative Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Administrative Agent from such independent insurance broker or the Insurance Consultant updating their prior reports and reaffirming such conclusion. It is understood that the failure of the Borrowers to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. For the purposes of this Section 8, insurance will be considered “not

7.01(h) - 7

reasonably available and commercially feasible” when it is obtainable only at excessive costs that are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the relevant Plant because of such excessive costs.

9.          EROSION OF LIMIT

In the event that the insurance program evidenced for the benefit of any Plant is being provided through an insurance policy that also insures other assets owned by the Borrowers and the limits or sub limits are eroded or exhausted due to a loss at another Plant or location the Borrowers will immediately cause limits to be reinstated (where applicable) or replaced for the benefit of such Plant.

7.01(h) - 8

SCHEDULE 11.12
 to DIP Credit Agreement

NOTICE INFORMATION

I. BORROWERS

PACIFIC ETHANOL HOLDING CO. LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq.	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275
PACIFIC ETHANOL MADERA LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275

PACIFIC ETHANOL COLUMBIA, LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

11.12 - 1

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275

PACIFIC ETHANOL STOCKTON, LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275

PACIFIC ETHANOL MAGIC VALLEY, LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275

11.12 - 2

II. BORROWER AGENT

PACIFIC ETHANOL HOLDING CO. LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel and Chief Operating Officer
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

and a copy to:

Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq	and	Attn: Lawrence C. Gottlieb, Esq.
Telephone: (212) 479-6000		Telephone: (212) 479-6000
Facsimile: (212) 479-6275		Facsimile: (212) 479-6275

III. ADMINISTRATIVE AGENT

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, NY 10036
Attention: Yolette Salnave / Andrea Bailey
Telephone: (212) 852-5994 / (212) 597-1158
Facsimile: (212) 302-7946
E-mail Address: NYC—Agency—Services@WestLB.com

IV. COLLATERAL AGENT

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, NY 10036
Attention: Richard Garbarino
Telephone: (212) 852-5994
Facsimile: (212) 597-1490

11.12 - 3

V. ACCOUNTS BANK

AMARILLO NATIONAL BANK
P.O. Box 1
Amarillo, Texas 79105
Attn: Craig Sanders, Executive Vice President
Telephone: (806) 378-8244
Facsimile: (806) 345-1663
E-mail Address: craig.sanders@anb.com

For overnight delivery:

Amarillo National Bank
410 S. Taylor
Amarillo, Texas 79101
Attn: Craig Sanders, Executive Vice President
Telephone: (806) 378-8244
Facsimile: (806) 345-1663
E-mail Address: craig.sanders@anb.com

11.12 - 4

EXHIBIT A
“Accounts” has the meaning set forth in Section 9-102 of the UCC.

“Accounts Bank” means Amarillo National Bank, not in its individual capacity, but solely as depositary bank, bank and securities intermediary hereunder, and each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to Section 10.06 (Resignation or Removal of Agent).

“Accounts Property” means any funds, instruments, securities, financial assets or other assets from time to time held in any of the Project Accounts or credited thereto or otherwise in possession or control of the Accounts Bank pursuant to this Agreement.

“Additional Project Document” means each contract, agreement, letter agreement or other instrument to which any Borrower becomes a party after the date hereof, other than (a) any document which does not extend beyond the six-month anniversary of the date hereof (i) under which any Borrower would not reasonably be expected to have obligations or liabilities in the aggregate in excess of five hundred thousand Dollars ($500,000), or be entitled to receive revenues in the aggregate in excess of one million Dollars ($1,000,000), in either case in value during such period and (ii) a termination of which would not reasonably be expected to result in a Material Adverse Effect, or (b) any agreement for the sale of all or substantially all the assets of the Borrowers entered into in connection with the sale process set forth in Section 7.02(f) (Sale of Substantially All Assets); provided, that for the purposes of this definition, (i) (A) purchase orders under existing Project Documents relating to the sale of Products or the purchase of corn and (B) purchases of natural gas, water or electricity pursuant to standard user agreements, shall not constitute Additional Project Documents and (ii) any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of corn and natural gas) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.

“Administrative Agent” means WestLB, in its capacity as administrative agent for the Lenders hereunder, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.  Notwithstanding the foregoing, Pacific Ethanol Imperial LLC shall not be an Affiliate of any Borrower.

“Affiliated Project Documents” means those Project Documents listed in Schedule 5.10 and identified as Affiliate agreements.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Accounts Bank.

Exhibit A - 1

“Aggregate Commitment” means fifty million Dollars ($50,000,000), as the same may be reduced in accordance with Section 2.06 (Termination or Reduction of Commitments).

“Aggregate Revolving Loan Commitment” means twenty million Dollars ($20,000,000), as the same may be reduced in accordance with Section 2.06 (Termination or Reduction of Commitments).

“Aggregate Roll Up Loan Commitment” means thirty million Dollars ($30,000,000), as the same may be reduced in accordance with Section 2.06 (Termination or Reduction of Commitments).

“AMA Consent” means a Consent and Agreement regarding the Asset Management Agreement entered into among Pacific Ethanol, the Borrowers, and the Pre-Petition Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:

(i)
each security instrument and agreement necessary or desirable to grant to the Collateral Agent a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by any Borrower in connection therewith;

(ii)	all recorded UCC financing statements and other filings required to perfect such Lien;

(iii)	if reasonably requested by the Administrative Agent, opinions of counsel for the Borrowers addressing such matters relating to such document, as the Administrative Agent may reasonably request;

(iv)
if reasonably requested by the Administrative Agent, the Borrowers shall use their best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party, and shall use their best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; provided, that if such Consent cannot be obtained, the relevant Additional Project Document shall be freely assignable by the applicable Borrower to the Collateral Agent and to a transferee in foreclosure, in each such case without any consent or approval of such Project Party; and

Exhibit A - 2

(v)	if reasonably requested by the Administrative Agent, certified evidence of the authorization of such Additional Project Document by each Borrower that is a party thereto.

“Applicable Margin” means ten percent (10%).

“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Plan” means a plan of reorganization of the Debtors approved by the Roll Up Lenders in accordance with section 1126 of the Bankruptcy Code providing that the Roll Up Loans be refinanced or otherwise replaced with other securities or financial instruments with a present value equal to the accrued principal and interest due in respect of the Roll Up Loans as of the effective date of such plan; provided that under such plan (i) the relative lien position of the Revolving Lenders in respect of the Roll Up Loans is maintained and (ii) the relative lien position of the Roll Up Lenders in respect of the Pre-Petition Obligations is maintained.

“Asset Management Agreement” means the Asset Management Agreement, dated on or about the date hereof, among Pacific Ethanol and the Borrowers.

“Auditors” means those nationally recognized independent auditors selected by the Borrowers (including Hein & Associates) and approved by the Administrative Agent.

“Authorized Officer” means (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer, the chief financial officer or chief restructuring officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer, the chief financial officer or chief restructuring officer of such Person, or any person who serves in such capacity in respect of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an “Authorized Officer” on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” or any successor statute, and all rules promulgated thereunder.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and local rules of the Bankruptcy Court, each as amended, and applicable to the Cases.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its “prime rate” and (iii) LIBOR plus one percent (1%). The “prime rate” is a rate set by WestLB based upon various factors including WestLB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.

Exhibit A - 3

“Base Rate Loan” means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Borrowing).

“Blocked Account Agreement” means an agreement, in substantially the form attached to the Pre-Petition Credit Agreement as Exhibit 7.02(i) (or, if requested by the Borrowers, such other form reasonably satisfactory to the Administrative Agent and the Collateral Agent), with respect to a Local Account among the Borrower in whose name such Local Account has been opened, the bank with whom such Local Account was opened and the Collateral Agent or the Pre-Petition Collateral Agent.

“Boardman” has the meaning set forth in the Preamble.

“Boardman CS Date” means the first to occur of (i) September 30, 2009 and (ii) such earlier date as may be agreed to by Boardman and the Administrative Agent.

“Boardman Deed of Trust” means the Leasehold Trust Deed, Security Agreement, Financing Agreement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by Boardman to Stewart Title Guaranty Company, as trustee, for the benefit of the Pre-Petition Collateral Agent, as beneficiary.

“Boardman Lease” means the lease dated April 20, 2006 between the Port of Morrow and Boardman.

“Boardman Plant” means the ethanol production facility located at Boardman, Oregon, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Boardman Pledge Agreement” means the Pledge and Security Agreement, dated on or about the date of the Pre-Petition Credit Agreement, among Pacific Holding, Boardman and the Pre-Petition Collateral Agent.

“Boardman Security Agreement” means the Assignment and Security Agreement,  dated on or about the date of the Pre-Petition Credit Agreement, made by Boardman in favor of the Pre-Petition Collateral Agent.

“Borrower Agent” means Pacific Holding, in its capacity as agent for the Borrowers in accordance with Section 11.05 (Borrower Party Agent).

“Borrower LLC Agreements” means, collectively, the Pacific Holding LLC Agreement, the Madera LLC Agreement, the Boardman LLC Agreement, the Stockton LLC Agreement and the Burley LLC Agreement.

“Borrowers” has the meaning set forth in the Preamble.

“Burley” has the meaning set forth in the Preamble.

Exhibit A - 4

“Burley Deed of Trust” means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A to the Pre-Petition Credit Agreement.

“Burley Plant” means the ethanol production facility located at Burley, Idaho, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Burley Pledge Agreement” means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B to the Pre-Petition Credit Agreement.

“Burley Security Agreement” means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C to the Pre-Petition Credit Agreement.

“Business Day” means:

(i)	any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in Sacramento, California or New York, New York; and

(ii)	relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project relating to business interruption or delayed start-up.

“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Carve-Out” means the sum of (i) the aggregate amount of any budgeted and unpaid fees, costs and expenses that were accrued or incurred prior to the Carve-Out Date by the professionals retained by the Debtors or any professionals retained by the Committee (collectively, the “Professionals”) to the extent allowed by an order of the Bankruptcy Court, plus (ii) those fees, costs and expenses incurred by Professionals after the Carve-Out Date and subsequently allowed by order of the Bankruptcy Court and in compliance with the DIP Budget in an amount not to exceed $250,000 in the aggregate, plus (iii) fees required to be paid to the Clerk of the Bankruptcy Court and to the U.S. Trustee pursuant to 28 U.S.C. § 1930; provided that following the Carve-Out Date any amounts paid to Professionals by any means will reduce the Carve-Out on a dollar-for-dollar basis.

“Carve-Out Date” means the earlier of (i) the date on which any Event of Default occurs and (ii) the Maturity Date.

Exhibit A - 5

“Cash Equivalents” means:

(a)           readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(b)           securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(c)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and

(f)           investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.

“Casualty Event” means an event that causes any Plant, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

“Change of Control” means any transaction or series of related transactions (including any merger or consolidation) consummated without the prior written consent of the Administrative Agent the result of which is that:

Exhibit A - 6

(A)           (i) Pacific Holding fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of any of Madera, Boardman, Stockton, or Burley, (ii) PEC fails to maintain directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of Pacific Holding (other than any Equity Interest held by an Independent Member), (iii) Pacific Ethanol fails to maintain, directly or indirectly, legally or beneficially, one hundred percent (100%) of the Equity Interests of PEC or fifty-one percent (51%) of the Equity Interests of each of the Borrowers, or (iv) twenty percent (20%) or more of the Equity Interests of any Borrower are indirectly, legally or beneficially owned by, or under common control of, any Person other than those identified in clauses (i) through (iii) above; or

(B)           any Person becomes a member of the board of directors of Pacific Ethanol.

“Chapter 11 Case” or “Case” has the meaning set forth in the Recitals.

“Chattel Paper” has the meaning set forth in Section 9-102 of the UCC.

“Closing Date” means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing)  and Section 6.02 (Conditions to All Fundings) have been satisfied or waived.

“CMSA” means each Construction Management Services Agreement between any Borrower and the Construction Manager.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cold Shutdown” means, in respect of a Plant, the maintenance of such Plant in a state in which the Plant facilities are not producing ethanol, ethanol work in process has been completed, and wherein (i) Plant systems and equipment preservation are being managed in accordance with manufacturer recommendations and (ii) Plant facilities operate with a reduced headcount.  “Cold Shutdown” contemplates minimized usage of a Plant’s utility systems but does not contemplate any cessation of compliance monitoring with respect to Necessary Project Approvals.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property (including Equity Interests in Subsidiaries), Pledged Deposits, Supporting Obligations, collateral referenced in the Interim Order, all rights, claims and other causes of action of each Debtor’s estate and any other avoidance actions under Chapter 5 of the Bankruptcy Code and the property received thereby whether by judgment, settlement or otherwise and Other Collateral, wherever located, in which a Debtor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.  Notwithstanding anything to the contrary contained in this definition, Collateral shall not include (i) rights under governmental licenses, authorizations or any other asset of a Debtor to the extent and for so long as the grant of a security interest therein is prohibited by applicable Law and (ii) any intent-to-use trademark or service mark application prior to the filing of a statement or use or amendment to allege use, or any other intellectual property, to the extent that applicable Law prohibits the creation of a security interest or would otherwise result in the loss of rights from the creation of such security interest or from the assignment of such rights upon the occurrence and continuance of an Event of Default.

Exhibit A - 7

“Commercial Tort Claims” means any currently existing commercial tort claims of a Debtor.

“Collateral Agent” means WestLB AG, New York Branch, in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time be appointed as successor Collateral Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

“Commitment Fee” has the meaning provided in Section 3.11 (Fees).

“Commitment Percentage” means, as to any Lender at any time, such Lender’s Revolving Loan Commitment Percentage or Roll Up Loan Commitment Percentage, as the context may require.

“Commitment” means, with respect to each Lender, as applicable, such Lender’s Revolving Loan Commitment or Roll Up Loan Commitment, as the context may require.

“Committee” means the statutory committee appointed in the Chapter 11 Cases.

“Commodity Hedging Arrangements” means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

“Condemnation Proceeds” means any Net Cash Proceeds payable in respect of any Event of Taking.

“Consents” means each Consent and Agreement entered into among a Project Party, the Borrowers, and the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Construction Contracts” means collectively, (i) the construction contracts identified on Schedule 5.10 and (ii) each CMSA.

“Construction Manager” means PEC or any successor pursuant to a CMSA (or any replacement thereof).

 “Consultants” means the Financial Advisor and any other consultants appointed by or on behalf of the Lenders.

“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided, that the following conditions are satisfied:  (a) such Person has posted a bond or other security (which may include funds reserved in an appropriate Project Account) reasonably acceptable to the Administrative Agent; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or could reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount does not, and would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien (other than a Permitted Lien) on, any of the Collateral.

Exhibit A - 8

“Contingent Liabilities” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person’s obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corn Supplier” means Pacific Ag Products or any other counterparty to a Grain Supply Agreement.

“DDG” means dried distillers grains (if any) produced by the Borrowers at the Project.

“Debtors” has the meaning set forth in the Recitals.

“Default” means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata share of the aggregate outstanding principal amount of all Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans pursuant to the terms hereof) and (b) such Defaulting Lender shall have delivered to the Borrowers and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which the Borrowers, the Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing.

Exhibit A - 9

“Default Rate” has the meaning set forth in Section 3.04 (Default Interest Rate).

“Defaulted Loan” has the meaning provided in Section 2.07 (Defaulting Lenders).

“Defaulting Lender” has the meaning provided in Section 2.07 (Defaulting Lenders).

“Delta-T” Delta-T Corporation, a Virginia corporation.

“Deposit Accounts” has the meaning set forth in Section 9-102 of the UCC.

“DG Offtake Agreements” means any agreement relating to the sale or Distillers Grains by any Borrower with a scheduled term in excess of six months and with payments thereunder expected to be in excess of one million Dollars ($1,000,000), including the Madera DG Agreement and each agreement between any Borrower and Pacific Ag Products relating to the sale or marketing of Distillers Grains.

“DIP Administrative Claim” means an allowed superpriority administrative expense claim under Section 364(c)(1) of the Bankruptcy Code, having priority over all administrative expenses of the kind specified in, or ordered pursuant to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113, 1114 or any other provisions of the Bankruptcy Code.

“DIP Budget” has the meaning set forth in Section 7.01 (l) (Affirmative Covenants-DIP Budget).

“DIP Facility” means the credit facility provided to the Debtors pursuant to the Financing Documents.

“DIP Liens” has the meaning set forth in Section 2.09(b) (Super-Priority Nature of Obligations) and shall include Interim DIP Liens under and as defined in the Interim Order.

“Discharge Date” means the date on which (a) all outstanding Commitments have been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).

“Disposition” means, with respect to any Property, any sale, lease (or sublease), sale and leaseback, assignment, conveyance, transfer or other dispositions thereof (other than a Recovery Event); and the terms “Dispose” and “Disposed of” shall have correlative meanings, excluding any sales or dispositions of Products or Cash Equivalents, in each case, in the ordinary course of business.

“Distillers Grains” means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by any Borrower from time to time.

“Documents” has the meaning set forth in Section 9-102 of the UCC.

Exhibit A - 10

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated on Schedule 1.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrower Agent and the Administrative Agent.

“Effect of Bankruptcy” means, with respect to any contractual obligation, contract, lease or agreement to which a Debtor is a party, any default or other legal consequences arising on account of the commencement or the filing of the Chapter 11 Cases, as applicable (including the implementation of any stay), or the rejection of any such contractual obligation, contract or agreement with the approval of the Bankruptcy Court if required under applicable Law.

“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent.

“Environmental Affiliate” means any Person, only to the extent of, and only with respect to matters or actions of such Person for which, any Borrower could reasonably be expected to have liability as a result of such Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of such Borrower’s obligation is by contract or operation of Law.

“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws.

“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which any Borrower could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) exposure to Materials of Environmental Concern.

Exhibit A - 11

“Environmental Laws” means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Equipment” has the meaning set forth in Section 9-102 of the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any Person, trade or business that, together with any Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Plan” means any Plan that is not a Multiemployer Plan.

“Ethanol Offtake Agreements” means any agreement relating to the sale of ethanol by any Borrower with a scheduled term in excess of six months and with payments thereunder expected to be in excess of one million Dollars ($1,000,000), including each agreement between any Borrower and Kinergy relating to the sale or marketing of ethanol.

“Eurodollar Loan” means any Revolving Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Borrowing) and Article III (Repayments, Prepayments, Interest and Fees).

“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such on Schedule 1.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower Agent and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.

Exhibit A - 12

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Abandonment” means with respect to any Plant any of the following shall have occurred: (i) the abandonment by the applicable Borrower of the development, operation or maintenance of such Plant for a period of more than ten (10) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of any Borrower’s activities with respect to such Plant, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than ten (10) consecutive days, or (iii) any written acknowledgement by any Borrower of a final decision to take any of the foregoing actions; provided that Cold Shutdown shall not constitute an Event of Abandonment under any of clauses (i), (ii) or (iii).

“Event of Default” means any one of the events specified in Section 9.01 (Events of Default).

“Event of Taking” means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of any Plant, the Project, any Equity Interests of any Borrower or any other assets thereof.

“Event of Total Loss” means the occurrence of a Casualty Event affecting all or substantially all of any Plant, the Project or the assets of Pacific Holding or any Borrower.

“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income levied as a result of a present or former connection between such Agent, such Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing Authority thereof or their (other than such Agent’s, such Lender’s or such other recipient’s having executed, delivered or preformed its obligations or recovered a payment under, or enforced, this Agreement), (b) any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above, or (c) any United States withholding Tax to the extent that is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement.

Exhibit A - 13

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fees” means, collectively, each of the fees payable by the Borrowers for the account of any Lender or Agent pursuant to Section 3.11 (Fees).

“Final Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court, which order shall be substantially in the form of the Interim Order or otherwise satisfactory in form and substance to the Lenders and the Administrative Agent, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal has been stayed, dismissed or denied unless the Lenders and the Administrative Agent waive such requirement, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Lenders and the Administrative Agent.  The Final Order shall authorize and approve the transactions contemplated by the Financing Documents and find that the Lenders are extending credit to the Debtors in good faith within the meaning of Bankruptcy Code section 364(e) and shall set forth provisions (i) approving in all respects the Financing Documents, and authorizing and directing the Debtors to execute and become bound by the Financing Documents; (ii) modifying the automatic stay to the extent necessary to permit or effectuate the terms of the Final Order and the Financing Documents, including to permit the creation and perfection of the Collateral Agent’s Liens on the Collateral; (iii) providing for the automatic relief of such stay to permit the enforcement of the Administrative Agent’s and the Lenders’ remedies under the DIP Facility, subject to the right of the Debtors and/or the Committee to re-impose or continue the automatic stay; and (iv) providing that the Debtors acknowledge (a) the validity and enforceability of the Pre-Petition Obligations, without defense, offset or counterclaim of any kind, (b) the validity, perfection and priority of the Liens securing the Pre-Petition Obligations, and that the Debtors waive any right to challenge or contest such claims and liens and (c) that the Debtors have no valid claims or causes of action, whether based in contract, tort or otherwise against the Pre-Petition Administrative Agent or any Pre-Petition Senior Secured Party with respect to the Pre-Petition Credit Agreement or the related documents or transactions.

“Financial Asset” has the meaning set forth in Section 8-102(9) of the UCC.

“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.

Exhibit A - 14

“Financial Advisor” means Capstone or a replacement appointed by the Required Lenders.

“Financing Documents” means:

(i)	this Agreement;

(ii)	the Notes;

(iii)	the New Mortgages;

(iv)	the PEC Pledge Agreement;

(v)	the AMA Consent;

(vi)	the Sponsor Support Agreement;

(vii)	the other financing and security agreements, documents and instruments delivered by the Borrowers or PEC in connection with this Agreement; and

(viii)	each other document entered into by a Borrower after the date hereof in accordance with the terms hereof and designated as a Financing Document by the Administrative Agent.

“First Liens” has the meaning set forth in Section 2.09 (b) (Super-Priority Nature of Obligations).

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31.

“Fixtures” has the meaning set forth in Section 9-102 of the UCC.

“Funding” means the incurrence of each Revolving Loan made by the Lenders on a single date.

“Funding Date” means, with respect to each Revolving Loan, the date on which funds are disbursed by the Administrative Agent, on behalf of the Lenders, to the Borrowers in accordance with Section 2.04 (Funding of Loans).

“Funding Default” has the meaning specified in Section 2.07 (Defaulting Lenders).

“Funding Notice” means each request for Funding in the form of Exhibit 2.03 delivered in accordance with Section 2.03 (Notice of Fundings).

Exhibit A - 15

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“General Intangibles” has the meaning set forth in Section 9-102 of the UCC.

“Goods” has the meaning set forth in Section 9-102 of the UCC.

“Governmental Approval” means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grain Supply Agreements” means any agreement relating to the purchase or supply of grain to any Borrower with a scheduled term in excess of six months and with payments thereunder expected to be in excess of five hundred thousand Dollars ($500,000), including the Corn Procurement and Handling Agreement between Pacific Holding and Pacific Ag Products, dated on or about the date of the Pre-Petition Credit Agreement.

“Granting Lender” has the meaning provided in Section 11.03(h) (Assignments).

 “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);

Exhibit A - 16

(b)           all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c)           all obligations of such Person for the deferred purchase price of property or services;

(d)           all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

(e)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(f)           all Capitalized Lease Liabilities;

(g)           net obligations of such Person under any Swap Contract;

(h)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 11.09 (Indemnification by the Borrowers).

“Information” has the meaning provided in Section 11.18 (Treatment of Certain Information; Confidentiality).

“Initial DIP Budget” means the initial budget reflecting projected cash flow , operating disbursements, payroll disbursements, non-operating disbursements and cash balances, prepared by the Borrowers and attached hereto as Schedule 6.01(n).

“Instruments” has the meaning set forth in Section 9-102 of the UCC.

Exhibit A - 17

“Insurance Consultant” means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Administrative Agent with the prior consent of the Required Lenders.

 “Insurance Proceeds” means all Net Cash Proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project that are paid or payable to or for the account of any Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

“Interest Payment Date” means, with respect to a Revolving Loan, the last day of each Interest Period applicable to such Revolving Loan.

“Interest Period” means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.04 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.03 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1) month thereafter; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different a calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) no Interest Period shall end after any Monthly Payment Date unless the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Monthly Payment Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Monthly Payment Date, and (iv) no Interest Period may end later than the Maturity Date.

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit 3.03, executed by an Authorized Officer of the Borrower Agent.

 “Interim Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing, substantially in the form attached hereto as Schedule 2.01 or such other form satisfactory to the Lenders and the Administrative Agent together with all extensions, modifications, and amendments thereto that are satisfactory to the Lenders and the Administrative Agent. The Interim Order shall authorize and approve the transactions contemplated by the Financing Documents and find that the Lenders are extending credit to the Debtors in good faith within the meaning of Bankruptcy Code section 364(e) and shall set forth provisions (i) approving in all respects the Financing Documents, and authorizing and directing the Debtors to execute and become bound by the Financing Documents; (ii) modifying the automatic stay to the extent necessary to permit or effectuate the terms of the Interim Order and the Financing Documents, including to permit the creation and perfection of the Collateral Agent’s Liens on the Collateral; (iii) providing for the automatic relief of such stay to permit the enforcement of the Administrative Agent’s and the Lenders’ remedies under the DIP Facility, subject to the right of the Debtors and/or the Committee to re-impose or continue the automatic stay; and (iv) providing that the Debtors acknowledge (a) the validity and enforceability of the Pre-Petition Obligations, without defense, offset or counterclaim of any kind, (b) the validity, perfection and priority of the Liens securing the Pre-Petition Obligations, and that the Debtors waive any right to challenge or contest such claims and liens and (c) that the Debtors have no valid claims or causes of action, whether based in contract, tort or otherwise against the Pre-Petition Administrative Agent or any Pre-Petition Senior Secured Party with respect to the Pre-Petition Credit Agreement or the related documents or transactions.

Exhibit A - 18

“Inventory” has the meaning set forth in Section 9-102 of the UCC.

“Investment Property” has the meaning set forth in Section 9-102 of the UCC.

“Kinergy” means Kinergy Marketing, LLC, an Oregon limited liability company.

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority.  Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

“Leased Premises” means, with respect to the Boardman Plant, the Premises, as defined in the Boardman Lease and, with respect to the Stockton Plant, the Premises, as defined in the Stockton Lease.

“Leases” means, collectively, the Boardman Lease and the Stockton Lease.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit 11.03.

“Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 11.03 (Assignments).

“LIBOR” means, for any Interest Period for any Eurodollar Loan:

(a)           the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(b)           if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(c)           if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by WestLB to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

Exhibit A - 19

Notwithstanding the foregoing, in no event shall LIBOR be less than a rate per annum equal to four percent (4%).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Loans” means, collectively, the Revolving Loans and the Roll Up Loans.

“Local Account” means any local bank account (other than the Project Accounts) in the name of any Borrower.

“Madera” has the meaning set forth in the Preamble.

“Madera Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated on or about the date of the Pre-Petition Credit Agreement, made by Madera to Stewart Title Guaranty Company, as trustee, for the benefit of the Pre-Petition Collateral Agent, as beneficiary.

“Madera DG Agreement” the WDG Marketing and Services Agreement, dated March 4, 2005, among Madera, Phoenix Bio Industries and Western Milling, LLC.

“Madera Plant” means the ethanol production facility located at Madera, California, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Madera Pledge Agreement” means the Pledge and Security Agreement, dated on or about the date of the Pre-Petition Credit Agreement, among, Pacific Holding, Madera and the Pre-Petition Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Madera to the Pre-Petition Collateral Agent.

“Madera Security Agreement” means the Assignment and Security Agreement, dated on or about the date of the Pre-Petition Credit Agreement, made by Madera in favor of the Pre-Petition Collateral Agent.

“Maintenance Capital Expenses” means all expenditures by the Borrowers for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

“Major Project Party” means each of Delta-T, Pacific Ethanol, the Operator, the landlord under each Lease, the guarantor guarantying the obligations of any other Major Project Party and any other Project Party designated as a Major Project Party by the Administrative Agent and the Borrower Agent.

Exhibit A - 20

“Mandatory Prepayment” means a prepayment in accordance with Section 3.08 (Mandatory Prepayment).

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect in respect of any Plant or the Project on (i) the business, assets, property, condition (financial or otherwise) or operations (as applicable) of any Debtor, (ii) the ability of Pacific Holding or any other Borrower or any Project Party to perform its material obligations under any Transaction Document to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent or (iv) the rights or remedies of any Senior Secured Party under any Financing Document; provided that clauses (i) or (ii) of this definition shall not be a Material Adverse Effect with respect to any Borrower if such event, development or circumstance is an Effect of Bankruptcy or results from the Cold Shutdown of a Plant.

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.

“Maturity Date” means the earliest of (i) six (6) months after the Closing Date; (ii) the acceleration of all or any portion of the Obligations; (iii) the first Business Day on which the Interim Order expires by its terms or is terminated, unless the Final Order shall have been entered and become effective prior thereto; (iv) the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the Administrative Agent and the Lenders; (v) the dismissal of any of the Chapter 11 Cases unless otherwise consented to in writing by the Administrative Agent and the Lenders; and (vi) the effective date of any Debtor’s plan of reorganization confirmed in the Chapter 11 Cases.

“Maximum Rate” has the meaning provided in Section 11.10 (Interest Rate Limitation).

“Monthly Budget Period” means the period of four (4) consecutive weeks starting on the first day of the period covered by the Initial DIP Budget in effect as of the date hereof, and each successive period of four (4) consecutive weeks thereafter starting on the 2nd week of the initial (4) consecutive week period.

“Monthly Date” means the last Business Day of each calendar month.

“Monthly Payment Date” means the first Business Day of each calendar month.

“Monthly Period” means each one (1) month period beginning on (and including) the day immediately following a Monthly Payment Date and ending on (and including) the next Monthly Payment Date.

“Moody’s” means Moody’s Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.

Exhibit A - 21

“Mortgaged Property” means all real property right, title and interest of each Borrower that is subject to the relevant New Mortgage in favor of the Collateral Agent.

“Mortgages” means, together, the Madera Deed of Trust, the Boardman Deed of Trust, the Stockton Deed of Trust and the Burley Deed of Trust.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Necessary Project Approvals”  means (i) all material Governmental Approvals that are required under applicable Law to be obtained by any Borrower in connection with the construction and operation of a Plant at its full nameplate capacity as contemplated by the Transaction Documents and (ii) the Governmental Approvals described in Section 5.03(a) (Governmental Approvals).

“Necessary Project Contracts”  means all material contracts, agreements, instruments, letters, understandings, or other documentation that are required under to be obtained by any Borrower in connection with the operation of the applicable Plant as contemplated by the Transaction Documents.

“Net Cash Proceeds” means with respect to any receipt of Insurance Proceeds, Condemnation Proceeds, or Project Document Termination Payments, or any Disposition of any Property or assets, or the incurrence of any Indebtedness, including pursuant to section 364(b), 364(c) or 364(d) of the Bankruptcy Code in violation of the terms of the Final Order or this Agreement, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

(a)           related expenses, including reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other fees, costs and commissions that, in each case, are actually paid or required to be paid to a Person that is not a Subsidiary or Affiliate of any of the Borrowers or any of their respective Subsidiaries or Affiliates;

(b)           the amount of taxes payable in connection with or as a result of such transaction that, in each case, are actually paid at the time of receipt of such cash to the applicable taxation authority or other Governmental Authority or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash, based upon such Person’s reasonable estimate of such taxes payable. to the applicable taxation authority or other Governmental Authority; and

Exhibit A - 22

(c)           reasonable amounts (without duplication) provided as a reserve, in accordance with GAAP, against (i) any liabilities under any indemnification obligations associated with such transaction or (ii) in the case of any Disposition of any Property or asset, any other liabilities retained by any Borrower associated with the Property or assets sold in such Disposition;

provided that, any and all amounts so deducted by any such Person pursuant to clauses (a) through (c) of this definition shall be properly attributable to such transaction or to the Property or asset that is the subject thereof; provided, further, that if, at the time any of the amounts referred to in clauses (b) or (c) are actually paid or otherwise satisfied, the reserve therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve shall constitute “Net Cash Proceeds” on and as of the date of such payment or other satisfaction for all purposes of this Agreement and, to the extent required under Section 3.08 (Mandatory Prepayment), the Borrowers shall, within three (3) Business Days of such date, prepay the Loans in accordance with the terms of Section 3.08 (Mandatory Prepayment), in an amount equal to the amount of such excess reserve.

“New Boardman Deed of Trust” means the Leasehold Trust Deed, Security Agreement, Financing Agreement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated on or about the date hereof, made by Boardman to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“New Burley Deed of Trust” means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated on or about the date hereof, made by Burley to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“New Madera Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated on or about the date hereof, made by Madera to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“New Stockton Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated on or about the date hereof, made by Stockton to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“Non-Appealable” means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.

“Non-Voting Lender” means any Lender who (a) is a Defaulting Lender, (b) is also a Borrower, a Project Party or any Affiliate or Subsidiary thereof or (c) has sold a participation in the Loan held by it to any such Person.

“Non-U.S. Lender” has the meaning set forth in Section 4.07(e) (Taxes - Foreign Lenders).

Exhibit A - 23

“Notes” means the Revolving Notes and the Roll Up Notes, including any promissory notes issued by any Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit 2.05, as they may be amended, restated, supplemented or otherwise modified from time to time.

“O&M Agreements” means each Operation and Maintenance Agreement between any Borrower and the Operator.

“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness and obligations of the Borrowers and PEC, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including the Revolving Loans and the Roll Up Loans and including interest and fees that accrue after the commencement by or against any Borrower of any insolvency proceeding naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrowers hereunder or thereunder.

“Offtaker” means each counterparty to each DG Offtake Agreement and each Ethanol Offtake Agreement.

“Operating Statement” means an operating statement with respect to each Plant  substantially in the form of Exhibit 7.03(p) to the Pre-Petition Credit Agreement.

“Operator” means PEC or any successor pursuant to an O&M Agreement (or any replacement thereof).

“Orders” means, collectively, the Final Order and the Interim Order.

“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.

“Other Collateral” means any property of a Debtor not (i) included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Pledged Deposits, including all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution and (ii) excluded from the defined term Collateral.

“Pacific Ag Products” means Pacific Ag Products, LLC, a California limited liability company.

Exhibit A - 24

“Pacific Ethanol” means Pacific Ethanol, Inc., a Delaware corporation.

“Pacific Ethanol Guarantees” means each guaranty to be made by Pacific Ethanol, guaranteeing the performance and payment of the obligations of Kinergy or Pacific Ag Products, as the case may be, under each of the Ethanol Offtake Agreements, DG Offtake Agreements, and Grain Supply Agreements to which Kinergy or Pacific Ag Products are party.

“Pacific Holding” has the meaning set forth in the Preamble.

“Pacific Holding Pledge Agreement” means the Pledge and Security Agreement, dated on or about the date of the Pre-Petition Credit Agreement, among Pacific Holding, PEC and the Pre-Petition Collateral Agent.

“Pacific Holding Security Agreement” means the Assignment and Security Agreement, dated on or about the date of the Pre-Petition Credit Agreement, made by Pacific Holding in favor of the Pre-Petition Collateral Agent.

“Participant” has the meaning provided in Section 11.03(d) (Assignments).

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“PE Leases” means, in each case as in effect on the date hereof, (i) the Equipment Lease Agreement, dated as of October 1, 2007, between Pacific Ethanol Imperial, LLC and Burley, (ii) the Equipment Lease Agreement, dated as of July 22, 2008, between Pacific Ethanol Imperial, LLC and Boardman, (iii) the Equipment Lease Agreement, dated as of February 1, 2008, between Pacific Ethanol Imperial, LLC and Madera and (iv) the Equipment Lease Agreement, dated as of April 15, 2008, between Pacific Ethanol Imperial, LLC and Stockton.

“PEC” means Pacific Ethanol California, Inc., a California corporation.

“PEC Pledge Agreement” means the Pledge and Security Agreement, dated on or about the date hereof, among PEC, Pacific Holding and the Collateral Agent.

 “Period Start Date” has the meaning set forth in Section 7.01(l) (DIP Budget).

“Permitted Indebtedness” means Indebtedness identified in Section 7.02(a) (Negative Covenants - Restrictions on Indebtedness).

“Permitted Liens” means Liens identified in Section 7.02(b) (Negative Covenants - Liens).

Exhibit A - 25

“Permitted Variance” means, for each Monthly Budget Period, the product of (x) the aggregate amount of the DIP Budget for such Monthly Budget Period and (y) 10%.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by any Borrower or any ERISA Affiliate, or in respect of which any Borrower or any ERISA Affiliate has any obligation to contribution or Liability.

“Plants” means, collectively, the Madera Plant, the Boardman Plant, the Stockton Plant and the Burley Plant.

“Pledge Agreements” means, collectively, the Madera Pledge Agreement, the Boardman Pledge Agreement, the Stockton Pledge Agreement, the Burley Pledge Agreement  and the Pacific Holding Pledge Agreement.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, pledged by any Debtor as security for any Obligations, and all rights to receive interest on such deposits.

“Post-Petition” means the time period beginning immediately upon the filing of the Chapter 11 Cases.

“Pre-Petition” means the time period ending immediately prior to the filing of the Chapter 11 Cases.

“Pre-Petition Administrative Agent” has the meaning assigned to the term “Administrative Agent” in the Pre-Petition Credit Agreement.

“Pre-Petition Collateral Agent” has the meaning assigned to the term “Collateral Agent” in the Pre-Petition Credit Agreement.

“Pre-Petition Credit Agreement” has the meaning set forth in the Recitals.

“Pre-Petition Financing Documents” has the meaning assigned to the term “Financing Documents” in the Pre-Petition Credit Agreement.

“Pre-Petition Obligations” has the meaning assigned to the term “Obligations” in the Pre-Petition Credit Agreement.

“Pre-Petition Senior Secured Parties” has the meaning assigned to the term “Senior Secured Parties” in the Pre-Petition Credit Agreement.

Exhibit A - 26

“Pre-Petition Term Loans” has the meaning assigned to the term “Term Loans” in the Pre-Petition Credit Agreement.

“Priming Liens” has the meaning set forth in Section 2.09 (b) (Super-Priority Nature of Obligations).

“Products” means ethanol, Distillers Grains, carbon dioxide, and any other co product or by-product produced in connection with the production of ethanol at the Plants.

“Project” means each Plant and all auxiliary and other facilities constructed or to be constructed by or on behalf of the applicable Borrowers pursuant to the Project Documents relating to each such Plant or otherwise, together with all fixtures and improvements thereto and each Site and all other real property, easements and rights-of-way held by or on behalf of the applicable Borrowers and all rights to use easements and rights-of-way of others.

“Project Accounts” has the meaning provided in the Pre-Petition Credit Agreement.

 “Project Document Guarantees” means each guarantee (by an Affiliate or otherwise) of the performance of any Project Party’s obligations under a Project Document, including the Pacific Ethanol Guarantees and any other such guarantee required as a condition to approval of any Project Document in accordance with this Agreement.

“Project Document Termination Payments” means all Net Cash Proceeds of payments that are required to be paid to or for the account of any Borrower as a result of the termination of any Project Document or any Additional Project Document.

“Project Documents” means:

(i)	the Construction Contracts;

(ii)	the Leases;

(iii)	the Grain Supply Agreements;

(iv)	the Asset Management Agreement;

(v)	the Ethanol Offtake Agreements;

(vi)	the DG Offtake Agreements;

(vii)	the O&M Agreements;

(viii)	the Borrower LLC Agreements;

(ix)	the Project Document Guarantees;

(x)	each Additional Project Document; and

(xi)	any replacement agreement for any of such agreements.

Exhibit A - 27

“Project Party” means each Person (other than the Borrowers) who is a party to a Project Document.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including without limitation, Equity Interests.

“Prudent Ethanol Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used in the regions where the Plants are located to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Project, the Project Documents.  Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

“Recovery Event” means (i) any settlement of or payments in respect of any insurance policies required pursuant to the Transaction Documents or otherwise obtained with respect to any Borrower, any Plant or the Project or (ii) any Event of Taking.

“Register” has the meaning set forth in Section 11.03(c) (Assignments).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.

“Reportable Event” means a “reportable event” within the meaning of Section 4043(c) of ERISA.

Exhibit A - 28

“Required Lenders” means Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Loans plus (y) the undisbursed amount of the Aggregate Revolving Loan Commitment plus (z) the undisbursed amount of the Aggregate Roll Up Loan Commitment (excluding the principal amounts of any Loans made by, and any Revolving Loan Commitments and Roll Up Loan Commitments of, any Non-Voting Lenders); provided that the undisbursed Revolving Loan Commitment and Roll Up Loan Commitment of, and the portion of the outstanding principal amount of the Loans held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of any Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, any Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment and (b) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in any Borrower, or any Affiliate of any such Person except to the extent provided in the then-current DIP Budget.

“Revenue Account” means a special, segregated, Dollar-denominated account established at the Accounts Bank entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Revenue Account”, Account No. 128864.

“Revolving Lenders” means those Lenders of Revolving Loans, as identified on Schedule 1.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, as set forth opposite the name of such  Lender in Schedule 1.01, as the same may be reduced in accordance with Section 2.06 (Termination of Commitments).

“Revolving Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Revolving Loan Commitment then constitutes of the Aggregate Revolving Loan Commitment.

“Revolving Loans” has the meaning provided in Section 2.01(a) (Revolving Loans).

“Revolving Notes” means the promissory notes of each Borrower evidencing Revolving Loans.

“Roll Up Lenders” means those Lenders of Roll Up Loans, as identified on Schedule 1.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

Exhibit A - 29

“Roll Up Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Roll Up Loans, as set forth opposite the name of such  Lender in Schedule 1.01, as the same may be reduced in accordance with Section 2.06 (Termination of Commitments).

“Roll Up Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Roll Up Loan Commitment then constitutes of the Aggregate Roll Up Loan Commitment.

“Roll Up Loans” has the meaning provided in Section 2.02(a) (Roll Up Loans).

“Roll Up Notes” means the promissory notes of each Borrower evidencing Roll Up Loans.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Section 506(a) Determination”  means a determination under Section 506(a) of the Bankruptcy Code.

“Security Agreements” means, collectively, the Madera Security Agreement, the Boardman Security Agreement, the Stockton Security Agreement, the Burley Security Agreement and the Pacific Holding Security Agreement.

“Senior Secured Parties” means the Lenders, the Agents and each of their respective successors, transferees and assigns.

“Site” means, with respect to each Plant, those certain parcels described on Schedule 5.13(a) to the Pre-Petition Credit Agreement with respect to such Plant.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated on or about the date of the Pre-Petition Credit Agreement, pursuant to which Pacific Ethanol agrees to provide support for the Project on the terms and conditions set forth therein.

“SPV” has the meaning provided in Section 11.03(h) (Assignments).

“Stock Rights” means any securities, dividends or other distributions and any other right or property which a Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which a Debtor now has or hereafter acquires any right, issued by an issuer of such securities.

“Stockton” has the meaning set forth in the Preamble.

Exhibit A - 30

“Stockton Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A to the Pre-Petition Credit Agreement.

“Stockton Lease” means the lease between the Stockton Port District and Stockton.

“Stockton Plant” means the ethanol production facility located at Stockton, California, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Stockton Pledge Agreement” means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B to the Pre-Petition Credit Agreement, entered into among Pacific Holding, Stockton and the Pre-Petition Collateral Agent.

“Stockton Security Agreement” means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C to the Pre-Petition Credit Agreement entered into by Stockton in favor of the Pre-Petition Collateral Agent.

“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Supporting Obligation” has the meaning set forth in Section 9-102 of the UCC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, excludes any contract for the physical sale or purchase of any commodity.

Exhibit A - 31

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission.

“Tax Return” means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by any Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which such Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of any Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) any Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

“Transaction Documents” means, collectively, the Financing Documents and the Project Documents.

“Unfunded Benefit Liabilities” means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan’s financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

Exhibit A - 32

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“WDG” means wet distillers grains produced by the Borrowers at the Plants.

“WestLB” means WestLB AG, New York Branch.

Exhibit A - 33

EXHIBIT 2.03
to DIP Credit Agreement

[FORM OF]
FUNDING NOTICE

This funding notice (this “Funding Notice”), dated as of [                                                                           ], 200[ ], is delivered to WESTLB AG, NEW YORK BRANCH, as administrative agent (the "Administrative Agent”), pursuant to Section 2.03 of the Debtor-In-Possession Credit Agreement, dated as of May , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrower Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and AMARILLO NATIONAL BANK, as Accounts Bank. This Funding Notice sets forth certain undertakings of the Borrowers with respect to the transactions contemplated by the DIP Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the DIP Credit Agreement.

WHEREAS, the Borrowers wish to propose a Funding under the DIP Credit Agreement in accordance with Section 2.03 of the DIP Credit Agreement and on the terms and conditions set forth therein and herein.

WHEREAS, to induce the Lenders to extend credit under the DIP Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree as follows:

Section 1. Funding Request. The Borrowers hereby irrevocably propose a Funding (the “Proposed Funding”) of [ ] Dollars ($[]) requested to be funded as [Eurodollar Loans] [and [                                             ] Dollars ($[           ]) requested to be funded as] [Base Rate Loans].

The Funding Date proposed for such Proposed Funding is [                ], 200[_] (the “Proposed Funding Date”). The Borrowers hereby certify that this Funding Notice is being delivered to the Administrative Agent not later than 12:00 Noon New York City time five (5) Business Days prior to the Proposed Funding Date, and that the Proposed Funding Date is a Business Day.

[The duration of the initial Interest Period for the Eurodollar Loans requested as [part of] the Proposed Funding is [                  ] ([          ]) months.]

2.03 - 1

The Borrowers hereby request that on the Proposed Funding Date the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Funding to the Revenue Account.

Section 2. Certifications. The Borrowers certify that as of the Proposed Funding
Date:

(i)           each of the conditions to the Proposed Funding set forth in Article VI of the DIP Credit Agreement have been satisfied;

(ii)           the Borrowers are in compliance with all applicable conditions set forth in Article VI of the DIP Credit Agreement, on and as of the Proposed Funding Date, before and after giving effect to such Proposed Funding and to the application of the proceeds therefrom;

(iii)           each of the representations and warranties made by each of the Borrowers in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Funding and to the application of the proceeds of such Proposed Funding;

(iv)           no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Funding;

(v)           after giving effect to the Loans requested hereunder, the aggregate principal amount of the Loans will not exceed the Aggregate Commitment as of the Proposed Funding Date;

(vi)           each Borrower has all Necessary Project Approvals required under the DIP Credit Agreement as of the date of this Funding Notice, and the same are (i) properly in the name of the appropriate Person, (ii) in full force and effect and (iii) final and Non-Appealable, except as a result of the Cold Shutdown of the Madera Plant, the Magic Valley Plant, the Stockton Plant and, after the Boardman CS Date, the Boardman Plant; and

(vii)         all and each of the statements contained in this Funding Notice are true and correct.

Section 3. Governing Law. This Funding Notice, and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 4. Execution in Counterparts. This Funding Notice may be executed by the parties hereto in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

The undersigned are executing this Funding Notice not in their individual capacities but in their respective capacities as Authorized Officers of the Borrowers.

[The remainder of this page is intentionally blank. The next page is the signature page.]

2.03 - 2

IN WITNESS WHEREOF, the undersigned have caused this Funding Notice to be duly executed and delivered as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO, LLC

By:	/s/ Byron McGregor
Name: Byron McGregor
Title: Vice President

PACIFIC ETHANOL MADERA LLC

By:	/s/
Name
Title

PACIFIC ETHANOL COLUMBIA, LLC

By:	/s/
Name
Title

PACIFIC ETHANOL STOCKTON, LLC

By:	/s/
Name
Title

PACIFIC ETHANOL MAGIC VALLEY, LLC

By:	/s/
Name
Title

2.03 - 3

EXHIBIT 2.05
to DIP Credit Agreement

[FORM OF NOTE]
$[__________]	[__________________]

[__________], [____]

FOR VALUE RECEIVED, PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, AND PACIFIC ETHANOL MAGIC VALLEY, LLC (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [], a [] (the “Lender”), at its offices located at [                                                ], the principal sum of [                                                    ] Dollars ($[                                    ]) or, if less, the aggregate unpaid principal amount of the [Revolving] [Roll Up] Loans made by the Lender to the Borrowers under the Debtor-In-Possession Credit Agreement, dated as of May ___, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) among the Borrowers, jointly and severally, Pacific Ethanol Holding Co. LLC, as Borrower Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and AMARILLO NATIONAL BANK, as Accounts Bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the DIP Credit Agreement.

The Borrowers also jointly and severally promise to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times provided in the DIP Credit Agreement and (ii) fees at such times and at such rates and amounts as specified in the DIP Credit Agreement.

Principal, interest and fees are payable in lawful money of the United States of America and in immediately available funds, at the times and in the amounts provided in the DIP Credit Agreement.

This [Revolving][Roll Up] Note is entitled to the benefits and is subject to the terms and conditions of the DIP Credit Agreement, and is entitled to the benefits of the security contemplated by the Financing Documents. As provided in the DIP Credit Agreement, this [Revolving] [Roll Up] Note is subject to mandatory prepayment and voluntary prepayment, in whole or in part. The Borrowers jointly and severally agree to make prepayment of principal on the dates and in the amounts specified in the DIP Credit Agreement.

2.05 - 1

The DIP Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto (or on a continuation of such schedule attached to this [Revolving] [Roll Up] Note and made a part hereof) an appropriate notation evidencing the date and amount of the [Revolving] [Roll Up] Loans evidenced hereby and the date and amount of each principal payment in respect thereof, or (ii) to record such [Revolving] [Roll Up] Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein, but in no event shall any failure by the Lender to endorse or record pursuant to clauses (i) and (ii) be deemed to relieve any Borrower from any of its obligations.

To the extent provided under the DIP Credit Agreement and to the maximum extent permitted by Law, each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this [Revolving] [Roll Up] Note. All amounts payable under this [Revolving] [Roll Up] Note are payable without relief from valuation and appraisement Laws.

The Borrowers jointly and severally agree to pay all costs and expenses, including without limitation attorneys' fees, incurred in connection with the interpretation or enforcement of this [Revolving] [Roll Up] Note, in accordance with and to the extent provided by the DIP Credit Agreement.

2.05 - 2

THIS [REVOLVING][ROLL UP] NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company

By:	/s/
Name
Title

PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company

By:	/s/
Name
Title

PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company

By:	/s/
Name
Title

PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company

By:	/s/
Name
Title

PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company

By:	/s/
Name
Title

2.05 - 3

Schedule to
[ Revolving] [Roll Up] Note

LOANS, MATURITIES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Maturity of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2.05 - 4

EXHIBIT 3.03
to DIP Credit Agreement

[FORM OF]
INTEREST PERIOD NOTICE

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
NY, New York 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agencyservices@westlb.com

Re:	PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC AND PACIFIC ETHANOL MAGIC VALLEY, LLC

Ladies and Gentlemen:

The undersigned, PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, and PACIFIC ETHANOL MAGIC VALLEY, LLC (collectively, the “Borrowers”), refer to the Debtor-In-Possession Credit Agreement, dated as of May __, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), by and among the Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrower Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and AMARILLO NATIONAL BANK, as Accounts Bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the DIP Credit Agreement.

The Borrowers hereby deliver to the Administrative Agent this irrevocable notice pursuant to Section 3.03 of the DIP Credit Agreement and irrevocably request the duration set forth below for the immediately succeeding Interest Period for the Loans identified herein.

[The Borrowers hereby elect to continue Eurodollar Loans as Eurodollar Loans for the next Interest Period applicable to such continued Eurodollar Loans] [[,] to convert Base Rate Loans to Eurodollar Loans at the end of the current Monthly Period [and] [to convert Eurodollar Loans to Base Rate Loans at the end of the current Interest Period for such Eurodollar Loans], in each case as set forth on Schedule 1 hereto.

The Borrowers hereby certify that after giving effect to the immediately succeeding Interest Periods set forth on Schedule 1, there will be no more than eight (8) separate Eurodollar Loans outstanding.

In connection herewith, the Borrowers hereby further certify that no Event of Default has occurred and is continuing. This Interest Period Notice is being delivered on or before 12:00 noon, New York City time at least four (4) Business Days prior to the end of each Interest Period set forth on Schedule 1 hereto.

The remainder of this page is intentionally blank. The next page is the signature page.]

3.03 - 1

IN WITNESS WHEREOF, the undersigned have caused this Interest Period Notice to be duly executed by an Authorized Officer as of the date first above written.

PACIFIC ETHANOL HOLDING CO, LLC

By:	/s/
Name
Title

PACIFIC ETHANOL MADERA, LLC

By:	/s/
Name
Title

PACIFIC ETHANOL COLUMBIA, LLC

By:	/s/
Name
Title

PACIFIC ETHANOL MAGIC VALLEY, LLC

By:	/s/
Name
Title

3.03 - 2

Schedule 1
to Interest Period Notice

LOAN (specify loan type, including whether loan is Base Rate Loan or Eurodollar Loan, and tranche)	PRINCIPAL AMOUNT	CURRENT INTEREST PERIOD DURATION (for Eurodollar Loans only)	CURRENT INTEREST PERIOD OR MONTHLY PERIOD ENDS ON	DURATION OF IMMEDIATELY SUCCEEDING INTEREST PERIOD1 (for Eurodollar Loans only)
$
$

1  The duration of such Interest Period shall be one (1) month.

3.03 - 3

EXHIBIT 4.07
to DIP Credit Agreement

FORM OF NON-U.S. LENDER STATEMENT

Reference is made to the Debtor-In-Possession Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the “DIP Credit Agreement”), dated as of May [  ], 2009, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrower Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and AMARILLO NATIONAL BANK, as Accounts Bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the DIP Credit Agreement.

The undersigned Non-U.S. Lender hereby certifies as follows:

1.      The Non-U.S. Lender is the beneficial owner of any and all interests in the Obligations that it holds.

2.      The Non-U.S. Lender is not a “United States person” as defined in Code Section 7701(a)(30). Code Section 7701(a)(30) defines a United States person as a citizen or resident of the United States; a domestic partnership; a domestic corporation; an estate (other than a foreign estate); and a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

3.      The Non-U.S. Lender is not a “bank” described in Section 881(c)(3)(A) of the Code.

4.      The Non-U.S. Lender undertakes to notify the Borrowers and Administrative Agent promptly upon the obsolescence or invalidity of this Non-U.S. Lender Statement if, following the execution date hereof, any statement herein ceases to be true at any time while the Non-U.S. Lender is entitled to payments of interest, principal or any other amounts payable by the Borrowers under the Financing Documents.

The undersigned Non-U.S. Lender acknowledges that this Non-U.S. Lender Statement is executed and delivered in order to substantiate its entitlement to an exemption from U.S. withholding tax under the Code. Further, the undersigned individual certifies that it has the requisite authority to execute and deliver this document for the Non-U.S. Lender.

[NAME OF NON-U.S. LENDER]

By:	/s/
Print Name:
Title:
Date:

4.07 - 1

EXHIBIT 11.03
to DIP Credit Agreement
[FORM OF]
LENDER ASSIGNMENT AGREEMENT

This LENDER ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [                  ], is by and between [                ] (the “Assignor”) and [____________] (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to the Debtor-In-Possession Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit  Agreement”), dated as of May ___, 2009, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrower Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and AMARILLO NATIONAL BANK, as Accounts Bank;

WHEREAS, Assignor desires to assign certain of its interests under the DIP Credit Agreement to Assignee in accordance with Section 11.03 thereof;

WHEREAS, as provided under the DIP Credit Agreement, Assignor is a Lender of [Revolving Loans] [Roll Up Loans] and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans as set forth in Annex A hereto;

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a [   ] percent ([      ]%) interest in all of the rights and obligations of the Assignor under the DIP Credit Agreement and the other Financing Documents (which includes the outstanding Loans disbursed by and owing to, and the undisbursed commitments of, Assignor), all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Annex A.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

11.03 - 1

Section 1.  Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the DIP Credit Agreement.

Section 2.  Assignment.

(a)       As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the DIP Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include (i) all of Assignor’s rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the DIP Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the DIP Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).

(b)       Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts that have accrued from and including the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the DIP Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.

Section 3. Payments. [(a) ] As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in the lawful currency of the United States and in immediately available funds, an amount equal to [                               ] Dollars ($[                ]), without set-off, counterclaim or deduction of any kind. [(b) As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in the lawful currency of the United States and in immediately available funds the processing and recordation fee of two thousand five hundred Dollars ($2,500), without set-off, counterclaim or deduction of any kind.]

11.03 - 2

Section 4. Representations, Warranties and Undertakings.

(a)       The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the DIP Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the DIP Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of any Borrower or the performance or observance by any Borrower or any other Person of any of its obligations under the DIP Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

(b)       The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the DIP Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the DIP Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Senior Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Borrower, or any other Senior Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the DIP Credit Agreement or the other Financing Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the DIP Credit Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Senior Secured Party.

(c)       The Assignee further agrees to furnish the tax form required by Section 4.07(e) (if so required) of the DIP Credit Agreement no later than the Effective Date.

Section 5. Effectiveness.

(a)       The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment provided for in Section 3(a) hereof, (iii) consent by the Administrative Agent to this Agreement and the assignment contemplated hereby, (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3(b) hereof, and (v) the registration of such assignment by the Administrative Agent in the Register in accordance with Section 11.03 of the DIP Credit Agreement.

11.03 - 3

(b)       Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note (if any) to the Administrative Agent and may request that new Notes be executed and delivered to [the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

“This Note is issued in replacement of [describe replaced note]  and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement.”

If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.

(c)       Except as otherwise provided in the DIP Credit Agreement, effective as of the Effective Date:

(i)      the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the DIP Credit Agreement, and shall have all the rights and obligations of a “Lender” under the DIP Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii)       the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) of the DIP Credit Agreement) and be released from its obligations under the DIP Credit Agreement and the other Financing Documents to the extent specified herein.

Section 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Section 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.03 - 4

Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrowers or the Agents that may be required in connection with the assignment contemplated hereby.

Section 9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the DIP Credit Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

Section 10. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

11.03 - 5

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The effective date for this Agreement is [the date this Agreement is acknowledged and accepted by the Administrative Agent] [ , 20[ ] (the “Trade Date”)].

[ASSIGNOR]

By:	/s/
Name
Title

[ASSIGNEE]

By:	/s/
Name
Title

Accepted and Acknowledged this ___ day of , 20___

WESTLB AG, NEW YORK BRANCH,
  as Administrative Agent

By:	/s/
Name
Title

By:	/s/
Name
Title

11.03 - 6

Annex A
to Lender Assignment Agreement

[Note: Include only those Loans that Assignor has an interest in.]

Loan	Assignor’s Undisbursed Commitment Pre-Assignment	Assignor’s Outstanding Loans Pre-Assignment	Percentage (of Assignor’s interests) Assigned	Assignor’s Undisbursed Commitment Post-Assignment	Assignor’s Outstanding Loans Post-Assignment	Assignee’s Undisbursed Commitment Post-Assignment*	Assignee’s Outstanding Loans Post-Assignment*
Revolving Loans	$	$	%	$	$	$	$
Roll Up Loans	$	$	%	$	$	$	$

* If Assignee is already a Lender, this number should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.

Annex A